As filed with the U.S. Securities and Exchange Commission on May 13, 2024

Registration No. 333-274919

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 5 to

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Docola, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7372	46-3626795
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Docola, Inc.

801 W. Bay Drive #506

Largo, FL 33770

Telephone: (888) 981-8111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eran Kabakov

Chief Executive Officer

Docola, Inc.

801 W. Bay Drive #506

Largo, FL 33770

Telephone: (888) 981-8111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura Anthony, Esq. Craig D. Linder, Esq. Anthony, Linder & Cacomanolis, PLLC 1700 Palm Beach Lakes Blvd., Suite 820 West Palm Beach, Florida 33401 Telephone: (561) 514-0936 Facsimile: (561) 514-0832	Ross D. Carmel, Esq. Barry P. Biggar, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 Telephone: (212) 930-9700 Facsimile: (212) 930-9725

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check market if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 13, 2024

1,060,870 Units

Each Unit Consisting of

One Share of Common Stock,

One Tradeable Warrant to Purchase One Share of Common Stock, and

One Non-Tradeable Warrant to Purchase One Share of Common Stock

and the 2,121,740 Shares of Common Stock underlying such Warrants

We are offering 1,060,870 units of Docola, Inc., a Delaware corporation. The initial public offering price is expected to be between $5.75 and $6.75 per unit. For purposes of this prospectus, the assumed public offering price per unit is $5.75, the low-end of the anticipated price range between $5.75 and $6.75 per unit. Each unit consists of one share of our common stock, par value $0.0001 per share, one tradeable warrant (each, a “Tradeable Warrant,” collectively, the “Tradeable Warrants”) to purchase one share of our common stock at an exercise price per share of $6.6125 (115% of the assumed public offering price of one unit in this offering), and one non-tradeable warrant (each, a “Non-tradeable Warrant,” collectively, the “Non-Tradeable Warrants”; together with the Tradeable Warrants, each, a “warrant,” collectively, the “warrants”)) to purchase one share of our common stock at an exercise price per share of $6.6125 (115% of the assumed public offering price of one unit in this offering). The warrants will expire on the five-year anniversary of the initial issuance date. The units will have no stand-alone rights and will not be issued or certificated as stand-alone securities. Purchasers will receive only shares of common stock and warrants. The shares of common stock and warrants may be transferred separately, immediately upon issuance. The offering also includes the shares of common stock issuable from time to time upon exercise of the warrants.

Prior to this offering, there has been no public market for our securities. We have applied to list our common stock and Tradeable Warrants (forming part of the units offered hereby) on the Nasdaq Capital Market (“Nasdaq Capital Market”) under the symbols “DOCO” and “DOCOW,” respectively. There is no assurance that our listing application will be approved by the Nasdaq Capital Market. The approval of our listing on the Nasdaq Capital Market is a condition of closing this offering.

We are also seeking to register the issuance of Tradeable Warrants  to purchase 79,300 shares of common stock (the “Representative’s Warrants”) to the underwriters (assuming the exercise of the over-allotment option by the underwriters in full), as well as 79,300 shares of common stock issuable upon exercise by the underwriters of the Representative’s Warrants at an exercise price of $6.325 per share (110% of public offering price).

The actual offering price per unit will be as determined WallachBeth Capital LLC (the “Representative” or the “Underwriter”) and us at the time of pricing. Factors to be considered will include our historical performance and capital structure, prevailing market conditions and overall assessment of our business.

We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 18 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

		Per Unit		Total
Public offering price (1)	$	[●]	$	[●]
Underwriting discounts and commissions (2)	$	[●]	$	[●]
Proceeds, before expenses, to us (3)	$	[●]	$	[●]

(1)	The public offering price and underwriting discount and commissions in respect of each unit correspond to a public offering price per share of common stock of $5.73 and a public offering price per accompanying Tradeable Warrant and Non-Tradeable Warrant of $0.01, respectively.

(2)	This table depicts broker-dealer discounts of 8.00% of the gross offering proceeds. The underwriters will receive compensation in addition to the underwriting discount. As additional compensation to the underwriters, upon consummation of this Offering, we will issue to the Representative or its designees a non-redeemable warrant (the “Representative’s Warrant”) to purchase an aggregate number of shares of our common stock equal to six and a half (6.5%) of the number of shares of common stock underlying the units issued in this offering, and the terms of the Representative’s Warrant will be identical to the terms of the warrants being offered in this Offering as part of the units. See “Underwriting” beginning on page 76 of this prospectus for additional information regarding underwriting compensation.

(3)	We have also agreed to reimburse the representative of the underwriters for non-accountable expenses of up to 1.5% of the gross offering proceeds. In addition, we have agreed to reimburse the representative of the underwriters for up to $145,000 for all of its agreed-upon, actual and out-of-pocket expenses, including but not limited to reasonable and documented travel, legal fees and other expenses, incurred in connection with the Offering. We estimate the total expenses of this offering will be $440,264. Assumes no exercise of the over-allotment option we have granted to the Representative as described below.

We have granted to the Representative an option for a period of 45 days from the date of this prospectus to purchase, on one or more occasions and in any combination thereof, up to an additional 159,130 shares of common stock, Tradeable Warrants to purchase 159,130 shares of common stock and/or Non-Tradeable Warrants to purchase 159,130 shares of common stock (equal to 15% of the number of shares of common stock and/or warrants underlying the units sold in this offering) at the public offering prices per share and per warrant (the “Over-Allotment Option”), less the underwriting discount and commissions solely to cover over-allotments, if any.

The underwriters expect to deliver our securities to purchasers in the offering on or about                         , 2024.

Book-Running Manager

WallachBeth Capital LLC

The date of this prospectus is                    , 2024

No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Specifically, forward-looking statements may include statements relating to:

●	Our future financial performance;

●	Changes in the market for our products and services;

●	Our expansion plans and opportunities; and

●	Other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	The level of demand for our products and services;

●	Competition in our markets;

●	Our ability to grow and manage growth profitably;

●	Our ability to access additional capital;

●	Changes in applicable laws or regulations;

●	Our ability to attract and retain qualified personnel;

●	The possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

●	Other risks and uncertainties indicated in this prospectus, including those under “Risk Factors.”

1

INDUSTRY AND MARKET DATA

We are responsible for the disclosure in this prospectus. However, this prospectus includes industry data that we obtained from internal surveys, market research, publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. The information therein represents the most recently available data from the relevant sources and publications, and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering, and selected information contained in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our units. For a more complete understanding of the Company and this offering, we encourage you to read and consider the more detailed information in this prospectus, including “Risk Factors” and the financial statements and related notes. Unless the context otherwise requires, “Docola,” “we,” “us,” “our,” or “the Company” refers to Docola, Inc., a Delaware corporation. Docola has no subsidiaries.

Unless otherwise noted, the share and per share information in this prospectus reflects a forward stock split of the outstanding common stock of the Company at a 1199.298126-for-1 ratio, which was effected on December 13, 2022.

Overview

Docola, Inc. was incorporated in the state of Delaware on September 5, 2013. Docola aims to be a social good organization offering a free care communication platform that seeks to consolidate thousands of free and low-cost patient education resources from the leading nonprofit, government, and commercial organizations in one online marketplace called Docola at the following websites: https://www.doco.la and https://www.docola.com (the “Platform”). The information contained on our websites is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our websites as part of this prospectus or in deciding whether to purchase our securities. Additionally, our Platform allows users to easily create and upload their own resources. With the use of our Platform, clinicians and patient-facing professionals can ePrescribe personalized information to an individual patient or groups of patients. Patients can review the information and ask questions in the comfort of their own homes before, between, or after in-person or virtual visits. We aim to enable healthcare providers to proactively meet people’s health informational needs, so they understand why it is important, possible, and safe to participate in their own medical care. We aim to save time both for the patient and provider and improve patient satisfaction and patient outcomes.

2

Our Platform was developed by a team of clinicians who know from experience that better communication is essential to better patient care, understanding, and outcomes. We believe that patient centricity, collaboration, and transparency are the best ways to improve patient care. In order to continuously improve the Platform, the company aims to learn from millions of digital interactions between the platform and users, conversations with clinicians and patients, and ongoing research in asynchronous education.

Digital interactions occur every time a user, whether a patient, clinician, or content provider, interact with Platform features and digital content, such as buttons, videos, images, surveys, and quizzes. These digital interactions are recorded through various means, including cookies, log files, and other tracking technologies. We believe that over time, using machine learning and AI technology, the collected data can be utilized to better understand usage patterns, improve our service offerings, identify new market needs, and increase timely patient access to needed information.

On our Platform, healthcare providers, hospitals, and clinics can find free and low-cost patient education and resources, or upload and create their own, and deliver them to patients before, between, and after visits on any web-enabled device. As a social good organization, our Platform is free to all healthcare providers, patients, advocates, and content providers. We intend that there always will be a free version of the platform in the future. As we move into the next growth phase, there will also be optional services that users can select on our Platform that come with an associated fee as further described in detail below.

We are passionately committed to unifying the healthcare experience. We believe access to information and care should be available to everyone. We aim to make it possible for clinicians to effectively share the right information at the right time with patients and families, so they can act on it. We believe that when clinicians proactively meet people’s informational needs, they understand why it’s important, possible, and safe to participate in their own care. This also helps people think about their goals and preferences, in order to have better conversations around healthcare.

To date, through purely organic growth our Platform has approximately 60,348 users, including clinicians, patients, and content providers across the U.S., Canada and the U.K. With respect to users on the Platform, 98% are patients and 2% are clinicians. The number of content providers at this time is negligible. For the year ended December 31, 2022, the Platform had 55,767 users who were patients, an 8.2% organic growth,

To support the free version of the Platform, we offer optional paid services and license a separate product called DocolaRx, to research organizations, medical devices, biotech and pharmaceutical companies for their projects. The proceeds provide financial funding but they do not have any influence or interaction with our free service offering. The Company has one DocolaRx customer that has been using the Platform for several projects since 2016. For the years ended December 31, 2023 and 2022, the Company has generated $50,975 (85% of total revenue) and $46,500 (87% of total revenue) revenues from this DocolaRx customer, respectively. During the year ended December 31, 2023 we onboarded two new customers that are now using DocolaRx. One project fee is $5,000 and the other is $22,950. The Company has also generated aggregate revenues of $9,287 and $6,667 from additional revenue streams including API licensing, content provision revenue sharing, and premium professional licensing for the years ended December 31, 2023 and 2022, respectively.

To date, the Company has funded operations primarily through equity and debt financings. For the fiscal years ended December 31, 2023 and 2022, we reported net losses of $516,310 and $2,438,893, respectively, and negative cash flow from operating activities of $308,256 and $132,804, respectively. As noted in our financial statements, as of December 31, 2023 and December 31, 2022, the Company had an accumulated deficit of $4,141,640 and $3,625,330, respectively, and a working capital deficit of 728,956 and $212,646, respectively. There is substantial doubt regarding our ability to continue as a going concern as a result of our historical recurring losses and negative cash flows from operations as well as our dependence on private equity and debt financing. See “Risk Factors—We have a history of operating losses, our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2023 and 2022.”

Industry Overview

The Company operates in the healthcare industry and specifically in the telehealth industry, which has grown substantially since the start of the Covid-19 pandemic and which continues to grow at this time. According to an article published by McKinsey & Company on July 9, 2021, titled “Telehealth: A quarter-trillion-dollar post-COVID-19 reality?” in April of 2020, overall telehealth utilization for office visits and outpatient care was 78 times higher than in February of 2020. According to the same article, since the initial spike in April of 2020, telehealth adoption overall has approached up to 17% of all outpatient and office visit claims with evaluation and management (“E&M”) services.

According to the same article:

•	Telehealth utilization has stabilized at levels 38 times higher than before the pandemic. After an initial spike to more than 32% of office and outpatient visits occurring via telehealth in April of 2020, utilization levels have largely stabilized, ranging from 13% to 17% across all specialties.

•	Similarly, consumer and provider attitudes toward telehealth have improved since the pre-COVID-19 era. Perceptions and usage have dropped slightly since the peak in spring of 2020. Some barriers—such as perceptions of technology security—remain to be addressed to sustain consumer and provider virtual health adoption, and models are likely to evolve to optimize hybrid virtual and in-person care delivery.

•	Some regulatory changes that facilitated expanded use of telehealth have been made permanent, for example, the Centers for Medicare & Medicaid Services’ expansion of reimbursable telehealth codes for the 2021 physician fee schedule. But uncertainty still exists as to the fate of other services that may lose their waiver status when the public health emergency ends.

3

•	Investment in virtual care and digital health more broadly has skyrocketed, fueling further innovation, with 3 times the level of venture capitalist digital health investment in 2020 than it had in 2017.

•	Virtual healthcare models and business models are evolving and proliferating, moving from purely “virtual urgent care” to a range of services enabling longitudinal virtual care, integration of telehealth with other virtual health solutions, and hybrid virtual/in-person care models, with the potential to improve consumer experience/convenience, access, outcomes, and affordability.

According to an article published by Rock Health on February 21, 2023 titled “Consumer adoption of digital health in 2022: moving at the speed of trust”, telemedicine has reached the 80% adoption mark overall, and audio-only and asynchronous telemedicine beat out point-to-point video chats.

According to an article published by Fierce Healthcare on December 22, 2021 titled “2022 Forecast: Investors will double down on these hot digital health markets,” the first nine months of 2021 alone brought in a total of $21.3 billion for digital health startups across 541 investment deals, dwarfing the $14.6 billion record of 2020, according to Rock Health, a venture fund dedicated to digital health. According to the same article, industry experts say the telehealth industry is becoming more mature and is shifting away from just urgent care visits to focus on more specialized care, or what some call "telehealth 2.0." Further, according to an article published by MarketWatch on June 23, 2022, titled “Telehealth Market in US 2022-Growth Strategy, Top Trends And Business Opportunity” the US telehealth market is expected to grow at a compound annual growth rate of over 29% during the period 2022-2031.

In a press release by Precedence Research published April 22, 2024, the telehealth and telemedicine “market size was valued at $214.55 Billion in 2023 and is predicted to hit around $727.32 billion by 2032, a study published by Towards Healthcare a sister firm of Precedence Research”. Also noted in same report that “Telemedicine platforms lead the tech charge, capturing a 45% market share in 2023” and “Chronic disease management is the top priority, accounting for a significant 30% share in 2023”.

Our Products and Services

Built by clinicians, we believe that our healthcare communication Platform makes it easy for healthcare providers to improve patient understanding, engagement and measure care participation. Through our Platform we aim to:

•	Educate: Healthcare providers can use our Platform to curate their own library and E-prescribe education and resources to their patients from a central hub.

•	Empower: We believe that our Platform makes it easier for patients and families to confidently participate in their own care.

•	Better Outcomes: We believe that our Platform improves both the patient and clinician healthcare experience.

•	Insights: We believe that on our Platform, healthcare providers can learn how patients utilize online resources through feedback reports and reviews.

We seek to serve clinicians, patients, education providers as well as pharmaceutical and medical device companies. Through our platform we aim to serve:

•	Clinicians: On our Platform clinicians can engage with patients by ePrescribing and tracking interactive resources.
•	Patients: On our Platform patients can take control of their care with online health information, selected by their care team.
•	Education and Content Providers: On our Platform educational and content providers can create a free distribution channel by adding their resources so clinicians can find and utilize them.
•	Pharmaceutical/Medical Device Companies: On our Platform pharmaceutical and medical device companies can create interactive resources to support sales, marketing and research and development.

Clinicians

Clinicians can use our Platform to create a free account and use this account to create their own patient education library of videos, handouts and interactive decision aids as well as communicate with patients. On our Platform clinicians can:

•	Upload their own resources by simply using drag and drop;

•	Choose from thousands of free and low-cost resources on the Platform;

•	Pull in free resources from the web;

•	Use the tools in the Platform to easily create videos, surveys, quizzes, for their patients; and

•	Market their practice to current and prospective patients.

4

Clinicians can then combine any of these interactive resources to create courses. Clinicians can use our Platform to create their own courses for the most common diagnoses and procedures and share them with just one or many patients with just the click of a button, as well as easily modify courses for individual needs, specific combinations of conditions, and health changes over time. They can also ePrescribe courses to an individual, group, or all of their patients. Clinicians can also use the dashboard on our Platform to monitor patient care and progress and to provide follow up and pre-visit guidance. With the use of our Platform, we believe that clinicians can reclaim their time so that it can be dedicated to better personal conversations with patients. We believe that with our Platform, healthcare providers, case managers, educators and advocates can ensure patients and families receive the right information at the right time as well as improve in-person and virtual visits by giving patients consistent, actionable information they can view anytime, anywhere, on any web-enabled device. We believe that our Platform’s feature set makes it effective at population health management.

We believe that when you meet their informational needs, people feel cared for and empowered, which makes them less likely to search for answers on the internet, which may lead to sources that provide misinformation. This improves their ability to engage in their care plans. On our Platform, clinicians can support patients between visits by e-prescribing actionable information to help them understand their conditions, treatments, procedures, recovery, medications, and self-care.

As the Platform expands and connects with other solutions, we intend that there will be optional features offered by third parties to our clinician users for a fee. Currently there is the option for clinicians to request a managed account for a onetime fee of $499. With this offering Docola handles all technology and content management, thereby simplifying the experience, speeding up implementation and saving time. Over the years clinicians have asked for additional help creating their account, uploading their educational resources, creating courses, and training their team members on using the Platform. This one time set up service includes 90 days of dedicated phone support for practice staff. There is also the option for clinicians to elect for ongoing account management for a monthly fee of $129. Included in this offering are ongoing help with content management, monthly usage and key performance indicator (“KPI”) reporting, and dedicated phone support for staff.

We believe that the benefits of our Platform for clinicians, include, but are not limited to:

•	Reduce Repetition: clinicians don’t have to feel like a parrot, a virtual course lets patients review information as many times as they want.

•	Improve Relationships: clinicians can communicate and pre-educate patients prior to appointments and as a result can have more productive conversations with their patients.

•	Extend Care Team: clinicians can extend the care team with resources for conditions, meds, and procedures from our Platform.

•	Optimize Processes: clinicians can improve patient selection, speed time to procedures, enhance marketing initiatives, and coordinate clinical and administrative staff.

•	Enhance and Support Self Care: clinicians can give patients info they can understand and act on and as a result reduce the need for searching the internet.

•	Increase Satisfaction: clinicians can exceed patient expectations and reduce clinical team burnout.

•	Track and document: clinicians can monitor if patients start and complete courses.

•	Gather insights: clinicians can collect patient feedback through surveys and reviews.

•	Secure: our Platform aims to meet the highest data compliance regulations.

The Platform supports delivery of videos (MP4 format), Microsoft Office documents, Images (PNG and JPG), and PDFs, web assets, quizzes and surveys. Clinicians will be in full control of and solely responsible for all content they post on our Platform. The Platform is designed to enable clinicians to easily update information whenever needed. New materials can be uploaded and replaced within any course. A unique version control feature maintains a record of each item updates.

5

Patients and Families

A patient’s healthcare provider will send their patient an email with a link to create a free account on our Platform. With our Platform a patient’s doctor can easily share or “ePrescribe” videos and other resources to explain conditions, medications, or procedures, help patient’s think about treatment decisions, and have better conversations. We believe that this helps patients to better understand their diagnoses or treatment options and relieves the stress and uncertainty of having to search the web for this information. Once a patient creates a free account with our Platform, they can access their account anytime, from any device. With our Platform, patients don’t need to spend time searching the web, instead, their care team selects information specifically for them. Then, patients can look at the information on the Platform at the time of their choosing, share the same information with their family and friends, and even leave a review to help others know if the information was helpful.

We believe that the benefits of our Platform for patients, include, but are not limited to:

•	Personalized: the information on our Platform is chosen specifically for the patient by their care team.

•	Better Conversations: on our Platform, patients can have more meaningful conversations with their care team.

•	On Demand: on our Platform, patients can review the information when they have time on any web-enabled device.

•	Secure: our Platform does not share or sell any patient data and aims to uphold the highest privacy standards and regulations.

•	Easy to Share: on our Platform, patients can easily share education and resources with their family and friends.

To ensure patients only see information that’s right for them, they cannot search for content on the Platform. Patients only see the information that their care teams ePrescribe to them. Once a specific course is posted on our Platform for a patient, each course remains active and accessible to patients for 365 days. This means that patients will be able to view the prescribed course for up to 365 days after the date on which the course was first created. Once a course expires, the course title will be visible in the patient’s account, but the course will be deactivated (i.e. inaccessible and greyed out). If patients click on the course title, a notification will be displayed to request new access from the prescribing clinician. This is a quality assurance feature that we believe will prevent patients from accessing outdated information.

Further, Privacy and data security are core pillars of our value proposition. We aim to maintain rigorous security and data access controls to protect the information posted on our Platform. User data is encrypted at rest and in transit if data is to be transferred to a third-party service provider. We employ proprietary mechanisms to further protect collected information.

Education and Content Providers

Education and content providers can use our Platform to create a free account and use the account to upload their resources and decide if each resource is free or has a licensing fee. Education and content providers can also use our Platform to combine resources to create courses. Education and content providers can use our Platform to create essential resources to help educate and support patients or healthcare providers.

Our Platform is a care communication platform with a mission to connect education and content providers, clinicians and patients. The Platform is a searchable clearinghouse where care providers can find and license education and content providers’ resources, then ePrescribe them to patients to ensure they get the right information at the right time.

We want education and content providers to think of our Platform as an App Store for their content. They can decide the price, if any, for each of their items such as videos, checklists, decision aids, articles, or continuing education for clinicians. Education and content providers maintain full ownership and control and can see who licenses their content and get aggregate data on how it’s used on the Platform.

6

We believe that the benefits of our Platform for education and content providers include, but are not limited to:

•	Our Platform can serve as a free distribution channel to education and content providers;

•	Education and content providers can use our Platform to get utilization reports; and

•	Education and content providers control and own their brand presence, content offering, and pricing on the Platform.

Pharmaceutical and Medical Device Companies

The Company also licenses a separate product, called DocolaRx™, to research organizations and pharmaceutical and biotech companies. They do not have any influence or interaction with the free Platform or community. The revenue from these projects provides financial funding to us, but operates independently from our main Platform.

We believe that pharmaceutical, medical device, and biotechnology brand teams, as well as clinical research organizations (“CROs”), can use DocolaRx™ to enhance patient-centric programs and digital therapeutics and manage clinical trials. They can also use DocolaRx™ to collect data, create reports, track usage, optimize processes, enable patient behavior change, improve patient satisfaction, provide timely information, deliver electronic consents and educate patients. DocolaRx™ aims to provide intuitive content management, powerful scalability and a white-labeled interface.

As pharma evolves into patient centric models, we believe that there are exciting opportunities to connect with patients and caregivers. As remote care, telemedicine, wearable devices and digital therapeutics become integral parts of the medical service delivery chain, we believe that it is imperative to consolidate functions into care communication pathways. DocolaRx was developed by clinicians who are passionate about the successful intersection of medicine and technology. We continuously learn from millions of digital interactions on our Platform, conversations with clinicians and patients, and industry trends. Digital interactions occur every time a user, whether a patient, clinician, or content provider, interact with Platform features and digital content, such as buttons, videos, images, surveys, and quizzes. These digital interactions are recorded through various means, including cookies, log files, and other tracking technologies and we believe that over time, using machine learning and artificial intelligence (AI) technology, the collected data can be utilized to better understand usage patterns, improve our service offerings, identify new market needs, and increase timely patient access to needed information.

We believe that in an ever-evolving market, full of advanced therapeutic options, the industry must transform patients into long-term partners by offering consistent, trustworthy, and relevant knowledge – in real time, along the care continuum. DocolaRx optimizes information sharing with healthcare professionals (“HCPs”) and patients. DocolaRx enables brand teams to create, customize, and deliver the right information at the right time to support HCPs and patients as well as easily track, monitor, and analyze the digital interactions. Using DocolaRx, the pharma team can provide each HCP with a dedicated account and the HCP can then interact with patients accordingly.

We believe that DocolaRx enables pharmaceutical brand teams to become an objective participant in the care continuum. Providing HCPs or pharma employed nurses, with a care communication platform that delivers information to and from patients. We believe that pharmaceutical, medical device, and biotechnology brand teams, as well as CROs can utilize DocolaRx to support new product launches, expand current therapeutic websites and forums with a patient centric digital environment, sales representative training, HCP education, wearable device connectivity, and virtual reality streaming.

We believe that the pharma industry is going through a major shift and must find new ways to meet the needs of a growing digital healthcare ecosystem. To adapt and succeed in this tech-driven market, we believe that pharmaceutical and medical device companies need the right tools to support a new patient-centric business model that combines connected devices and big data insights. DocolaRx offers content development, KPI measurement, and analysis using cutting edge machine learning and artificial intelligence technology.

7

With DocolaRx™, we offer both premium and white label options. The enterprise solution pricing is dependent upon the project scope and complexity. Integration levels, language, localization, and regulatory compliance are only some of the considerations that are taken into account. We work closely with our clients throughout the selection process as well as implementation. The pricing set forth below is a starting point for evaluation purposes and describes estimated fees associated with both our premium and white label options. The white label options enable organizations to create a complete custom user experience. The estimated fees are as follows:

Type of Fee	Premium	White Label
Set Up Fee	$3,000	$60,000
Annual License Fee	$6,000	$125,000
Maintenance Fee	No Fee	$25,000
Training Webinars Fee	$3,000	$5,000
Custom Reports Fee	$3,000	$5,000
Custom Development Work Fee	Not available on Premium	$175 per hour

How it Works

Our Platform offers a free care communication platform to connect clinicians and patients to deliver asynchronous patient education. Our Platform is free for healthcare providers, patients, and content providers. Our Platform aims to make it easy for healthcare providers to create their own library by:

•	Easily uploading their own existing patient education;
•	Importing free resources from the web;
•	Using the tools in the Platform to create new videos, surveys;
•	Or searching for and licensing resources from the marketplace

Then care teams can combine those resources into courses and ePrescribe them to patients. The Platform aims to be a growing clearinghouse of videos, decision aids, articles, checklists for patients, as well as clinician education. Some of the content is free, and some has licensing fees. This makes it easy for care teams to pick and choose the resources they want to use, versus the costs associated with buying a large content library. To ensure patients only see information that’s right for them: they cannot search the Platform. They only see the information their care teams ePrescribe to them.

8

Is our Platform Truly Free?

The Platform is free to use as-is for all hospitals, clinics, healthcare providers, case managers, patient advocates, patients, and education and content providers. We do not display advertising information, nor do we sell or share user data. Some of the content is free, and some has licensing fees. The Company licenses a separate product, DocolaRx™, to research organizations and pharmaceutical and biotech companies.

There are no fees to use the Platform as is. In the future as the Platform evolves, there may be associated fees to utilize new features. Much of the patient and clinician education in the marketplace is free. Some of the third-party content has monthly or annual licensing fees, which are clearly labeled. This makes it easy to choose only the resources you want to use and save on the costs associated with buying a large content library. You only pay for what you use. No fees are ever passed on to patients.

There are project fees associated with integrating the Platform into other systems such as electronic health records and telemedicine. Integrating our Platform into a third party health record solution is a project that requires the Company to provide project management personnel and resources, skilled web and database developer personnel and the utilization of a third party that provides linking into the electronic medical records. The foregoing can cost several thousands of dollars per year. Accordingly, we discuss these paid options with any prospective clients and inform them ahead of time if they would like to engage these paid services and provide them with a cost estimate if they wish to do so.

There is the option for clinicians to request a managed account for a onetime fee of $499. With this offering Docola handles all technology and content management, thereby simplifying the experience, speeding up implementation and saving time. Over the years clinicians have asked for additional help creating their account, uploading their educational resources, creating courses, and training their team members on using the Platform. This one time set up service includes 90 days of dedicated phone support for practice staff. There is also the option for clinicians to elect for ongoing account management for a monthly fee of $129. Included in this offering are ongoing help with content management, monthly usage and key performance indicator (“KPI”) reporting, and dedicated phone support for staff.

Our Vision

Our vision is to be a social good organization with a free care communication platform that seeks to consolidate thousands of free and low-cost patient education resources from the leading non-profit, government, and commercial organizations in one marketplace. Our Platform was developed by a team of clinicians who know from experience that better communication is essential to better care, understanding, and outcomes. We believe that patient centricity, collaboration, and transparency is the best way to improve care. We believe that healthcare providers, hospitals, and clinics can utilize our Platform to find free and low-cost patient education and resources, or upload and create their own, and deliver them to people before, between, and after visits on any web-enabled device. We are passionately committed to unifying the healthcare experience. We believe access to information and care should be available to everyone. We aim to make it possible for patients and families to receive the right information at the right time, so they can act on it. We believe that when we proactively meet people’s informational needs, they understand why it’s important, possible, and safe to participate in their own care. This also helps people think about their goals and preferences, in order to have better conversations.

9

Competition and Competitive Advantages

The market for our products and services is subject to rapid and significant change and competition. The market for technology-enabled services that empower healthcare consumers is characterized by rapid technological change, new product and service introductions, evolving industry standards, changing customer needs, existing competition and the entrance of non-traditional competitors. In addition, there may be a limited-time opportunity to achieve and maintain a significant share of this market due in part to the rapidly evolving nature of the healthcare and technology industries and the substantial resources available to our existing and potential competitors. The market for technology-enabled services that empower healthcare consumers is relatively new and unproven, and it is uncertain whether this market will achieve and sustain high levels of demand and market adoption.

Our success depends to a substantial extent on the willingness of consumers to increase their use of technology platforms to manage their healthcare options, the ability of our Platform to increase consumer engagement, and our ability to demonstrate the value of our Platform to our potential users. If users do not recognize or acknowledge the benefits of our Platform or our Platform does not drive consumer engagement, then the market for our products and services might develop more slowly than we expect, which could adversely affect our operating results. In addition, we have limited insight into trends that might develop and affect our business. We might make errors in predicting and reacting to relevant business, legal and regulatory trends, which could harm our business. If any of these events occur, it could materially adversely affect our business, financial condition or results of operations.

We believe that our primary direct competitors include Krames, Walter Kluwer and Salesforce and we believe that our primary indirect competitors are Teladoc, EPIC, Oracle Cerner, Nextgen and AMWELL, which competitors provide either patient education products, telehealth services and online healthcare website products that compete with the Company.

The following is a brief description of the foregoing companies which we see as our closest competitors, however it is possible that another company, that is not listed below, can potentially be a major competitor of the Company:

Direct Competitors:

•	Krames – is a private entity that provides patient education products and is one of the oldest companies in the market of patient education and are widely used;

•	Walter Kluwer – is a publicly traded entity that provides Emmi® which is an end-to-end technology suite for patient engagement and partnership; and

•	Salesforce – is a publicly traded entity that provides a platform that aims to help patients manage patient relationships from initial acquisition, service, care management, and ongoing engagement. and is one of the largest customer relationship management providers on the market.

Indirect Competitors:

•	Teladoc – is a publicly traded entity that provides telehealth services that operates in 130 countries;

•	EPIC – is a private entity that provides a software called MyChart® that holds patient records with a focus on clinical management and patient engagement features;

•	Oracle Cerner – is an electronic health records company that was recently acquired by Oracle Corporation, which is a publicly traded entity for over $28 billion, and offers patient engagement services;

•	Nextgen – is a publicly traded entity that is an electronic health records company that offers patient education which has a strong presence in the small to mid-size medical group market; and

•	AMWEL – is a publicly traded telemedicine company that connects patient to doctors over secure video and is one of the leading telemedicine companies in the U.S.

10

Our competitors may have the ability to devote more financial and operational resources than we can to developing new technologies and services, including services that provide improved operating functionality, and adding features to their existing service offerings. If successful, their development efforts could render our services less desirable, resulting in the loss of our existing users or a reduction in the fees we earn from our products and services.

We believe that we have certain competitive advantages. For example, research shows when care teams curate and ePrescribe quality resources to patients before, after, and between visits, this can improve:

•	Utilization

•	Understanding

•	Recall

•	Health behaviors and outcomes

•	Self-efficacy; and

•	Patient-provider conversations and relationships.

Additionally, we believe that it has been shown that people feel safer honestly disclosing sensitive information about things like mental health, alcohol, drugs, abuse, or food security.

We believe that our competitive advantages are that our Platform enables:

•	Better care communication and conversations (less need for Dr. Google)

•	Improved patient and provider experience

•	Value-based healthcare

•	More effortless population health

•	Virtual care

•	Patient and family caregiver engagement; and

•	Health literacy.

Unlike some of our competitors, our Platform provides more than just patient data, scheduling and record keeping, and also allows for informational courses, that are prescribed to support patients and families along the care continuum.

Recent Developments

Related Party Debts

The CEO, Eran Kabakov, and COO, Tomer Kabakov have loaned the Company funds from time-to-time. The loans bear no interest and have no specific repayment terms and have an aggregate balance due of $282,574 and $97,047 as of December 31, 2023 and 2022, respectively.

On October 7, 2023, the Company issued a promissory note in the principal amount of $100,000 to Tomer Yazamot, LLC, a company solely owned and controlled by Tomer Kabakov, our Chief Operating Officer, in exchange for $100,000. The promissory note bears 8% interest per year and matures on January 6, 2024.

Start-up Accelerator Stock Issuance

In December of 2022 the Company issued, per its pre-existing contractual arrangement, 150,663 shares to a New York City-based start-up accelerator.

Stock Issuance for Services

On December 14, 2022, the Company issued 464,008 shares of common stock to professionals for services rendered.

On December 23, 2022, the Company issued 25,185 shares of common stock to a professional for services rendered.

Facilities

Our Company headquarters are located at 801 W. Bay Drive, Suite 506, Largo, Florida 33770. We lease this space for $729 per month pursuant to a written lease agreement, dated May 7, 2015, and amended on July 22, 2015. The Company continues to occupy the space on a month-to-month basis.

11

COVID-19

A pandemic outbreak of novel strains of coronavirus (COVID-19) has occurred across the globe and efforts to mitigate the health impact of the pandemic have profoundly and adversely affected economic activity. National, state and local governments have taken actions to mitigate the impact of the COVID-19 pandemic in a variety of ways, including by declaring states of emergency, issuing stay-at-home orders and ordering certain businesses to close or limit their operations. Due to the digital/remote nature of the Company’s business, COVID-19 has had, and is expected to have, only positive effects on the Company’s operations since more patients and healthcare providers have switched to remote consultations and visits since the start of the COVID-19 pandemic, which lead to an increased use of the Company’s Platform. Additionally, in the U.S., the Centers for Medicare and Medicaid Services (“CMS”) has extended physicians’ fees for telehealth use in certain specialties until December 2023. CMS has also amended rules and regulations to increase access to healthcare via remote services. We believe that this may present a potential opportunity for the Company to sign on new clients in these specific specialties. Notwithstanding the foregoing, the long-term financial impact of coronavirus on the Company cannot be reasonably estimated at this time and may ultimately have a material adverse impact on our business, financial condition, and results of operations.

The COVID-19 pandemic has also resulted in material adverse national and global economic conditions that. Such conditions may result in an economic recession or prolonged economic downturn, which could result in a material loss of business for the duration of the downturn. Actions taken to mitigate the pandemic and resulting economic conditions are likely to materially and adversely impact our business, financial condition, results of operations and cash flows. The COVID-19 pandemic has also resulted in severe disruption and volatility in the financial markets. Depending on the extent and duration of the COVID-19 pandemic, the price of our common stock may experience declines and volatility which may negatively impact our ability to raise capital through the equity markets if necessary to increase our liquidity.

Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to several risks as more fully described in the section titled “Risk Factors” beginning on page 18. These risks include, among others:

●	We may require additional funding for our growth plans, and such funding may result in a dilution of your investment;

●	If the voting power of our capital stock continues to be highly concentrated, it may prevent you and other minority stockholders from influencing significant corporate decisions and may result in conflicts of interest;

●	We have a concentration of revenues, and one customer accounted for 85% and 87%, respectively, of our revenues for the years ended December 31, 2023 and 2022.

●	The COVID-19 pandemic may impact our business, financial condition and results of operations;

●	Our industry and the markets in which we operate are highly competitive and increased competitive pressures could reduce our share of the markets we serve and adversely affect our business, financial position, results of operations and cash flows;

●	We may not successfully implement our business strategies, including achieving our growth objectives;

●	Our success depends on our executive management and other key personnel;

●	Any failure, inadequacy, interruption, security failure or breach of our information technology systems, whether owned by us or outsourced or managed by third parties, could harm our ability to effectively operate our business and could have a material adverse effect on our business, financial position results of operations, and cash flows;

●	We may not be able to adequately protect our intellectual property, which could harm the value of our brand and adversely affect our business;

●	The nature of our Platform requires sophisticated encryption technology to defend against hacking due to the personal information that will be utilized by a consumer/patient;

●	We may be subject to data breaches, which could have a material adverse effect on the Company;

●	We are subject to various federal, state and local laws and regulations, compliance with which increases our operating costs and non-compliance with which could have a material adverse effect on the Company;

12

●	The healthcare regulatory and political framework is uncertain and evolving, and we cannot predict the effect that further healthcare reform and other changes in government programs may have on our business, financial condition or results of operations;

●	We are subject to privacy regulations regarding the access, use and disclosure of personally identifiable information. If we or any of our third-party vendors experience a breach of personally identifiable information, it could result in substantial financial and reputational harm, including possible criminal and civil penalties;

●	The healthcare industry is rapidly evolving and the market for technology-enabled services that empower healthcare consumers is relatively immature and unproven. If we are not successful in promoting and improving the benefits of our Platform, our growth may be limited and our business may be adversely affected;

●	The amended and restated certificate of incorporation, as amended, and amended and restated bylaws provides that state or federal court located within the state of Delaware will be the sole and exclusive forum for substantially all disputes between us and our shareholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees;

●	By purchasing common stock in this offering, you are bound by the fee-shifting provision contained in our amended and restated bylaws, which may discourage you to pursue actions against us and could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders;

●

Once our common stock and Tradeable Warrants (forming part of the units offered hereby) are listed on Nasdaq Capital Market, there can be no assurance that we will be able to comply with Nasdaq Capital Market’s continued listing standards;

●	The price of our common stock could be subject to rapid and substantial volatility;

●	As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements’;

●	Upon becoming a public company, we will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives;

●	Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree;

●	You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future;

●

Anti-takeover provisions contained in our amended and restated certificate of incorporation, as amended and amended and restated bylaws, as amended as well as provisions of Delaware law, could impair a takeover attempt; and

●	If an active, liquid trading market for our common stock or warrants (forming part of the units offered hereby) does not develop, you may not be able to sell your common stock or warrants quickly or at a desirable price.

We have a history of operating losses, our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2023 and 2022.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may continue to use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large, accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by The JOBS Act.

13

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Corporate Information

We are currently incorporated and in good standing in the State of Delaware. Our principal executive offices are located at 801 W. Bay Drive, Suite 506, Largo, Florida 33770, and our telephone number is (888) 981-8111. Our website addresses are Https://www.doco.la and Https://www.docola.com. The information contained on our websites is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our websites as part of this prospectus or in deciding whether to purchase our securities.

Nasdaq Listing

We have applied to list of our common stock and Tradeable Warrants (forming part of the units offered hereby) on the Nasdaq Capital Market. There is no assurance that our listing application will be approved by the Nasdaq Capital Market. The approval of our listing of our common stock and warrants (forming part of the units offered hereby) on the Nasdaq Capital Market is a condition of closing. If our application to the Nasdaq Capital Market is not approved or we otherwise determine that we will not be able to secure the listing of the common stock on the Nasdaq Capital Market, we will not complete the offering.

THE OFFERING

Issuer:	Docola, Inc.

Securities offered by us:	1,060,870 units, each unit consists of (i) one share of our common stock, (ii) one (1) five-year Tradeable Warrant to purchase one (1) share of our common stock at an assumed exercise price of $6.6125 per share (115% of the assumed public offering price of one unit) and (iii) one (1) five-year Non-Tradeable Warrant to purchase one (1) share of common stock at an exercise price of $6.6125 per share (115% of the assumed public offering price of one unit), (or 1,220,000 units if the Representatives exercise their over-allotment option in full). The units will not be certificated and the shares of our common stock and the warrants are immediately separable at closing and will be issued and tradeable separately, but will be purchased together as a unit in this offering.

Public offering price:	$5.75 per unit (based on an assumed public offering price per unit of $5.75, which is the low-end of the price range set forth on the cover page of this prospectus). The actual offering price per unit will be as determined between the Underwriters and us based on market conditions at the time of pricing. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

Description of warrants included in units offered by us:	Each unit consists of one share of common stock and two warrants: one Tradeable Warrant and one Non-Tradeable Warrant. Each Tradeable Warrant is exercisable for one share of common stock for an assumed exercise price of $6.6125 per share (115% of the assumed public offering price of one unit). Each Non-Tradeable Warrant is exercisable for one share of common stock for an assumed exercise price of $6.6125 per share (115% of the assumed public offering price of one unit). Upon exercise of a warrant, the exercise price of the underlying share of common stock is subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein. A holder may not exercise any portion of a warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date. The terms of the warrants will be governed by a Warrant Agent Agreement, dated as of the effective date of this offering, between us and Vstock Transfer, LLC, as the warrant agent (the “Warrant Agent”). This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants. For more information regarding the warrants, you should carefully read the section titled “Description of Securities—Warrants” in this prospectus.

14

Over-Allotment Option:	We have granted the Representatives an option for 45 days from the date of this prospectus to purchase up to an additional 159,130 shares of common stock at a price of $5.73 per share and/or up to 159,130 Tradeable Warrants to purchase up to 159,130 shares of common stock at $0.01 per Tradeable Warrant and/or up to 159,130 Non-Tradeable Warrants to purchase up to 159,130 shares of common stock at $0.01 per Non-Tradeable Warrant (equal to 15% of the number of shares of common stock and warrants underlying the units sold in the offering), from us, on one or more occasions and in any combination thereof, less the underwriting discount and commissions solely to cover over-allotments, if any. The Representative may exercise this option in full or in part at any time and from time to time until 45 days after the date of this prospectus.

Common stock outstanding before this offering:	3,818,180 shares of common stock (1)

Common stock to be outstanding after this offering:	4,879,050 shares (assuming that none of the warrants are exercised) and 7,000,790 if the warrants offered hereby are exercised in full. If the Representative’s over-allotment option is exercised in full, the total number of shares of common stock outstanding immediately after this offering would be 5,038,180 (assuming that none of the warrants are exercised) and 7,478,181 if the warrants offered hereby are exercised in full.

15

Representative’s Warrant:	As additional compensation to the underwriters, upon consummation of this offering, we will issue to the Representative or its designees a non-redeemable Representative’s Warrant to purchase an aggregate number of shares of our common stock equal to six and a half (6.5%) of the number of shares of common stock underlying the Units issued in this offering, and the terms of the Representative’s Warrant will be identical to the terms of the warrants being offered in this offering as part of the units. The Representative’s Warrant and the underlying shares of common stock shall not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of six months immediately following the commencement of the sale of the public securities in accordance with FINRA Rule 5110(e)(1).

Voting rights:	The common stock offered hereby are entitled to one vote per share.

Dividend policy:	We do not anticipate declaring or paying any cash dividends on our common stock following our public offering.

Lock-ups:	We and our directors, officers and certain principal shareholders have agreed with the Representative not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this prospectus. From the date hereof until eighteen (18) months after the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or any securities of the Company or any subsidiary which would entitle the holder thereof to acquire at any time common stock involving a variable rate transaction. See “Underwriting—Lock-Up Agreements.”

Use of proceeds:	We expect to receive net proceeds from this offering of approximately $5,375,500 (or approximately $6,203,575 if the Representative exercises in full its over-allotment option) after deducting estimated underwriting discounts (8.00% of the gross proceeds of the offering) and after our estimated offering expenses. We intend to use the net proceeds from this offering to fund repayment of debt in the aggregate principal amount of $333,947, the expansion of our research and development operations for expanding and enhancing our products, the hiring of key management and new team members for executing the Company’s sales and marketing initiatives, and working capital and general corporate purposes. See “Use of Proceeds.”

Trading symbol:	Prior to this offering, there has been no public market for shares of our common stock.

Listing application Separation:

We have applied to list our common stock and the Tradeable Warrants, which are a part of the units on the Nasdaq Capital Market under the symbols “DOCO,” and “DOCOW,” respectively. The approval of our listing on the Nasdaq Capital Market is a condition of closing this offering.

We will not be issuing physical units in this offering. At closing, we will issue to investors only the shares of common stock and warrants underlying the units offered hereby.

Risk factors:	See “Risk Factors” beginning on page 18 of this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

Unless we indicate otherwise, all information in this prospectus:

●	is based on 3,818,180 shares of common stock issued and outstanding as of May 13, 2024;

●	assumes no exercise by the Representative of its option to purchase up to an additional 159,130 shares of common stock and/or 159,130 Tradeable Warrants to purchase 159,130 shares of common stock and/or 159,130 Non-Tradeable Warrants to purchase 159,130 shares of common stock to cover over-allotments, if any;

●	excludes 2,440,001 shares of common stock issuable upon the full exercise of the Tradeable Warrants and Non-Tradeable Warrants (included as part of the units and over-allotment option) offered hereby;

●	excludes 79,300 shares of common stock underlying the Representative’s Warrant to be issued to the Representative in connection with this offering (assumes the exercise by the Representative of its over-allotment option); and

●

excludes 28,986 shares of common stock to be issued upon automatic conversion of the aggregate principal amount of $125,000 of the outstanding convertible notes as of May 13, 2024 at a conversion price of $4.3125 per share, based on a 25% discount to the assumed initial public offering price of $5.75 per unit, which is the low point of the price range set forth on the cover page of this prospectus, and waiver of all accrued interest with respect to the outstanding convertible promissory notes upon such conversion, in accordance with their terms

16

SELECTED HISTORICAL FINANCIAL DATA

The following table presents our selected historical financial data for the periods indicated. The selected historical financial data for the years ended December 31, 2023 and December 31, 2022 and the balance sheet data as of December 31, 2023 and December 31, 2022 are derived from the audited financial statements, respectively.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. The data presented below should be read in conjunction with, and are qualified in their entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes thereto included elsewhere in this prospectus.

			Year Ended
			December 31, 2023	December 31, 2022

Statement of Operations Data
Revenues			$60,262	$53,167
Cost of revenues			33,995	70,333
Total gross profit (loss)			26,267	(17,166)
Total operating expenses			531,939	1,252,142
Loss from operations			(505,672)	(1,269,308)
Total other income (expense)			(10,638)	(1,169,585)
Income (loss) before provision for taxes			(516,310)	(2,438,893)
Provision for income taxes	-	-	-	-
Net loss			$(516,310)	$(2,438,893)
Net loss per share – Basic and fully diluted			$(.14)	$(1.21)

Balance Sheet Data
Cash and money market			$18,644	16,373
Working capital (deficit) (1)			$(728,956)	(212,646)
Total assets			$65,088	72,879
Total liabilities			$794,044	285,525
Stockholders’ deficit			$(728,956)	(212,646)

(1)	Working capital deficit represents total current assets less total current liabilities.

17

RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus, including our historical financial statements and related notes included elsewhere in this prospectus before you decide to purchase our securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition, and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our common stock shares. Refer to “Cautionary Statement Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Below is a summary of risks, uncertainties and other factors that could have a material effect on the Company and its operations:

●

We have a history of operating losses, our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2022 and 2021;

●	We may require additional funding for our growth plans, and such funding may result in a dilution of your investment;

●	If the voting power of our capital stock continues to be highly concentrated, it may prevent you and other minority stockholders from influencing significant corporate decisions and may result in conflicts of interest;

●	We have a concentration of revenues, and one customer accounted for 85% and 87%, respectively of our revenues for the years ended December 31, 2023 and 2022;

●	The COVID-19 pandemic may impact our business, financial condition and results of operations;

●	Our industry and the markets in which we operate are highly competitive and increased competitive pressures could reduce our share of the markets we serve and adversely affect our business, financial position, results of operations and cash flows;

●	We may not successfully implement our business strategies, including achieving our growth objectives;

●	Our success depends on our executive management and other key personnel;

●	Any failure, inadequacy, interruption, security failure or breach of our information technology systems, whether owned by us or outsourced or managed by third parties, could harm our ability to effectively operate our business and could have a material adverse effect on our business, financial position results of operations, and cash flows;

●	We may not be able to adequately protect our intellectual property, which could harm the value of our brand and adversely affect our business;

●	The nature of our Platform requires sophisticated encryption technology to defend against hacking due to the personal information that will be utilized by a consumer/patient;

●	We may be subject to data breaches, which could have a material adverse effect on the Company;

●	We are subject to various federal, state and local laws and regulations, compliance with which increases our operating costs and non-compliance with which could have a material adverse effect on the Company;

●	The healthcare regulatory and political framework is uncertain and evolving, and we cannot predict the effect that further healthcare reform and other changes in government programs may have on our business, financial condition or results of operations;

●	We are subject to privacy regulations regarding the access, use and disclosure of personally identifiable information. If we or any of our third-party vendors experience a breach of personally identifiable information, it could result in substantial financial and reputational harm, including possible criminal and civil penalties;

●	The healthcare industry is rapidly evolving and the market for technology-enabled services that empower healthcare consumers is relatively immature and unproven. If we are not successful in promoting and improving the benefits of our Platform, our growth may be limited and our business may be adversely affected;

●	The amended and restated certificate of incorporation, as amended, and amended and restated bylaws provides that state or federal court located within the state of Delaware will be the sole and exclusive forum for substantially all disputes between us and our shareholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees;

18

●	By purchasing common stock in this offering, you are bound by the fee-shifting provision contained in our amended and restated bylaws, which may discourage you to pursue actions against us and could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders;

●

Once our common stock and Tradeable Warrants (forming part of the units offered hereby) are listed on Nasdaq Capital Market, there can be no assurance that we will be able to comply with Nasdaq Capital Market’s continued listing standards;

●	The price of our common stock could be subject to rapid and substantial volatility;

●	As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements’;

●	Upon becoming a public company, we will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives;

●	Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree;

●	You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future;

●

Once our common stock and Tradeable Warrants (forming part of the units offered hereby) are listed on Nasdaq Capital Market, there can be no assurance that we will be able to comply with Nasdaq Capital Market’s continued listing standards;

●

If an active, liquid trading market for our common stock or Tradeable Warrants (forming part of the units offered hereby) does not develop, you may not be able to sell your common stock or Tradeable Warrants quickly or at a desirable price.

Risks Related to Our Business and Industry

We have a history of operating losses, our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2023 and 2022.

To date, the Company has funded operations primarily through equity and debt financings. For the fiscal years ended December 31, 2023 and 2022, we reported net losses of $516,310 and $2,438,893, respectively, and negative cash flow from operating activities of $308,256 and $132,804, respectively. As noted in our financial statements, as of December 31, 2023 and December 31, 2022, the Company had an accumulated deficit of $4,141,640 and $3,625,330, respectively, and a working capital deficit of 728,956 and $212,646, respectively. There is substantial doubt regarding our ability to continue as a going concern as a result of our historical recurring losses and negative cash flows from operations as well as our dependence on private equity and debt financing. See “Risk Factors—We have a history of operating losses, our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2023 and 2022.”

Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfil various operational commitments. In addition, the value of our securities, including common stock issued in this offering, would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing, including funds to be raised in this offering. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business even if this offering is successful. For further discussion about our ability to continue as a going concern and our plan for future liquidity, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

We may require additional funding for our growth plans, and such funding may result in a dilution of your investment.

We attempted to estimate our funding requirements to implement our growth plans. If our growth exceeds those plans or the costs or cash requirements of implementing such plans should exceed these estimates significantly or if we come across opportunities to grow through expansion plans either internally or through acquisitions which cannot be predicted at this time, and our funds generated from our operations prove insufficient for such purposes, we may need to raise additional funds to meet these funding requirements.

These additional funds may be raised by issuing equity or debt securities or by borrowing from banks or other sources. We cannot assure you that we will be able to obtain any additional financing on terms that are acceptable to us, or at all. If we fail to obtain additional financing on terms that are acceptable to us, we will not be able to implement such plans fully if at all. Such financing even if obtained, may be accompanied by conditions that limit our ability to pay dividends or require us to seek lenders’ consent for payment of dividends, or restrict our freedom to operate our business by requiring lender’s consent for certain corporate actions.

Further, if we raise additional funds by way of a rights offering or through the issuance of new shares, any shareholders who are unable or unwilling to participate in such an additional round of fund raising may suffer dilution in their investment.

If the voting power of our capital stock continues to be highly concentrated, it may prevent you and other minority stockholders from influencing significant corporate decisions and may result in conflicts of interest.

Following the completion of this Offering, Eran Kabakov, our Chief Executive Officer, President and Chairman of the Board, and Tomer Kabakov, our Chief Operating Officer and Director will together control approximately 38% of the voting power of our outstanding capital stock if all the Common Stock being offered are sold. As a result, Eran Kabakov and Tomer Kabakov will have significant voting power over matters requiring stockholder votes, including: the election of directors; mergers, consolidations, and acquisitions; the sale of all or substantially all of our assets and other decisions affecting our capital structure; amendments to our certificate of incorporation or our bylaws; and our winding up and dissolution.

19

This concentration of voting power may delay, deter or prevent acts that would be favored by our other stockholders. The interests of Eran Kabakov and Tomer Kabakov may not always coincide with our interests or the interests of our other stockholders. This concentration of voting power may also have the effect of delaying, preventing or deterring a change in control of us. Also, Eran Kabakov and Tomer Kabakov may seek to cause us to take courses of action that, in their judgment, could enhance his investment in us, but which might involve risks to our other stockholders or adversely affect us or our other stockholders, including investors in this offering. As a result, the market price of our common stock could decline, or our other stockholders might not receive a premium over the then-current market price of our common stock upon a change in control. In addition, this concentration of voting power may adversely affect the trading price of our common stock because investors may perceive disadvantages in owning shares in a company with significant stockholders. See “Executive Compensation” and “Description of Capital Stock.”

We have a concentration of revenues, and one customer accounted for 85% and 87%, respectively of our revenues for the years ended December 31, 2023 and 2022.

We have a concentration of revenues, and one customer, AbbVie Corporation (“AbbVie”), accounted for 85% and 87%, respectively of our revenues for the years ended December 31, 2023 and 2022. The material terms of our agreement with AbbVie, and the amendment thereto, including the term and termination provisions are described in detail under the heading “Master Services Agreement with AbbVie Corporation and Amendment Thereto” on page 58 of this Registration Statement. A copy of this agreement, and the amendment thereto, are filed as Exhibit 10.6 and Exhibit 10.7, respectively, to this Registration Statement. There can be no assurances that we will continue to generate revenues from this customer as they can terminate the Master Services Agreement at any time, without cause, upon giving thirty days prior written notice.

We have only one significant user of our DocolaRx product and are dependent on this user at this time.

To support the free version of the Platform, we offer optional paid services and license a separate product called DocolaRx, to research organizations, medical devices, biotech and pharmaceutical companies for their projects. The proceeds provide financial funding but they do not have any influence or interaction with our free service offering. The Company has one DocolaRx customer that has been using the Platform for several projects since 2016. For the years ended December 31, 2023 and 2022, the Company has generated $50,975 (85% of total revenue) and $46,500 (87% of total revenue) revenues from this DocolaRx customer, respectively. During the year endedDecember 31, 2023 we onboarded two new customers that are now using DocolaRx. One project fee is $5,000 and the other is $22,950.

The COVID-19 pandemic may impact our business, financial condition and results of operations.

A pandemic outbreak of novel strains of coronavirus (COVID-19) has occurred across the globe and efforts to mitigate the health impact of the pandemic have profoundly and adversely affected economic activity. National, state and local governments have taken actions to mitigate the impact of the COVID-19 pandemic in a variety of ways, including by declaring states of emergency, issuing stay-at-home orders and ordering certain businesses to close or limit their operations. Due to the digital/remote nature of the Company’s business, COVID-19 has had, and is expected to have, only positive effects on the Company’s operations since more patients and healthcare providers have switched to remote consultations and visits since the start of the COVID-19 pandemic, which lead to an increased use of the Company’s Platform. Additionally, in the U.S., the Centers for Medicare and Medicaid Services (“CMS”) has extended physicians’ fees for telehealth use in certain specialties until December 2023. CMS has also amended rules and regulations to increase access to healthcare via remote services. We believe that this may present a potential opportunity for the Company to sign on new clients in these specific specialties. Notwithstanding the foregoing, the long-term financial impact of coronavirus on the Company cannot be reasonably estimated at this time and may ultimately have a material adverse impact on our business, financial condition, and results of operations.

The COVID-19 pandemic has also resulted in material adverse national and global economic conditions that. Such conditions may result in an economic recession or prolonged economic downturn, which could result in a material loss of business for the duration of the downturn. Actions taken to mitigate the pandemic and resulting economic conditions are likely to materially and adversely impact our business, financial condition, results of operations and cash flows. The COVID-19 pandemic has also resulted in severe disruption and volatility in the financial markets. Depending on the extent and duration of the COVID-19 pandemic, the price of our common stock may experience declines and volatility which may negatively impact our ability to raise capital through the equity markets if necessary to increase our liquidity.

Our industry and the markets in which we operate are highly competitive and increased competitive pressures could reduce our share of the markets we serve and adversely affect our business, financial position, results of operations and cash flows.

Our industry and the markets in which we operate are highly competitive and increased competitive pressures could reduce our share of the markets we serve and adversely affect our business, financial position, results of operations and cash flows. Any of our competitors may foresee the course of market development more accurately than we do, provide superior service or products, have the ability to deliver similar services or products at a lower cost, develop stronger relationships with our customers and other consumers, adapt more quickly to evolving customer requirements, devote greater resources to the promotion and sale of their services or access financing on more favorable terms than we can obtain. As a result of any of these factors, we may not be able to compete successfully with our competitors, which could have an adverse effect on our business, financial position, results of operations and cash flows.

We may not successfully implement our business strategies, including achieving our growth objectives.

We may not be able to fully implement our business strategies or realize, in whole or in part within the expected time frames, the anticipated benefits of our various growth or other initiatives. Our various business strategies and initiatives, including our growth, operational and management initiatives, are subject to business, economic and competitive uncertainties, and contingencies, many of which are beyond our control. In addition, we may incur certain costs as we pursue our growth, operational and management initiatives, and we may not meet anticipated implementation timetables or stay within budgeted costs. As these initiatives are undertaken, we may not fully achieve our expected efficiency improvements or growth rates, or these initiatives could adversely impact our customer retention or operations. Also, our business strategies may change from time to time considering our ability to implement our business initiatives, competitive pressures, economic uncertainties or developments, or other factors.

20

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

The execution of our business strategy and our financial performance will continue to depend in significant part on our executive management team and other key management personnel, our ability to identify and complete suitable acquisitions and our executive management team’s ability to execute new operational initiatives. We rely heavily on Eran Kabakov, the founder and CEO of the Company, to execute our business strategy. Consequently, the loss of Mr. Kabakov may have a substantial effect on our future success or failure. We do not have and generally do not intend to acquire keyman life insurance on any of our executives, including Mr. Kabakov. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Some of our executive officers have outside management or directorship positions with other companies and may allocate part of their time to these other businesses.

Some of our executive officers have outside management or directorship positions with other companies and may allocate part of their time to these other businesses. For example, Dr. Kabakov, the Company’s Chief Executive Officer serves as the owner of, and a practicing physical therapist at Concierge Physical Therapy, Largo FL. Mr. Tsabari, the Company’s Chief Financial Officer serves the Chief Financial Officer of Zemingo LTD. and also serves as the Chief Financial Officer of Copilot.Cx. Tomer Kabakov, the Company’s Chief Operating officer serves as the Founder of Tomer Ventures Ltd/. in Hibat Zion Israel and as the Vice President of Sales, Marketing and Business Development at Advanced Semiconductor Technology. Mr. Ellis, the Company’s Chief Technology Officer serves as the Founder and Chief Executive Officer of Pineapple-Lab and Dr. Ascher, the Company’s Chief Medical Officer serves as the President of East Manhattan Anesthesia Partners and as Director of the Anesthesia department at New York Eye and Ear Infirmary. Eran Kabakov, the Company’s Chief Executive Officer, Tomer Kabakov, the Company’s Chief Operating Officer and Itay Tsabari, the Company’s Chief Financial Officer will work at full time capacity at the Company following the closing of this Offering. Jonathan Ascher, MD, the Company’s Chief Medical Officer will work on a part time basis at the Company after the closing of this Offering. While the position of Chief Medical Officer is important for digital health company, it does not require a full time commitment. Alexander Ellis, the Company’s Chief Technology Officer will work at the Company on a 75% of full time basis for the first year after the closing of this Offering. Each of these individuals may allocate their time between the affairs of the Company and the affairs of other companies. This situation presents the potential for conflicts of interest in determining the respective percentages of their time to be devoted to the affairs of the Company and the affairs of other companies. In addition, if the affairs of these other companies require members of our management team to devote more substantial amounts of their time to the affairs of the other companies in the future, it could limit their ability to devote sufficient time to our affairs and could have a negative impact on our business.

Future acquisitions or other strategic transactions could negatively impact our reputation, business, financial position, results of operations and cash flows.

We may acquire businesses or assets in the future. However, there can be no assurance that we will be able to identify and complete suitable acquisitions. For example, due to the highly fragmented nature of our industry, it may be difficult for us to identify potential targets with revenues or profits sufficient to justify taking on the risks associated with pursuing their acquisition. The failure to identify suitable acquisitions and successfully integrate these acquired businesses may limit our ability to expand our operations and could have an adverse effect on our business, financial position, results of operations and cash flows.

In addition, acquired businesses may not perform in accordance with expectations, and our business judgments concerning the value, strengths and weaknesses of acquired businesses may not prove to be correct. We may also be unable to achieve expected improvements or achievements in businesses that we acquire. The process of integrating an acquired business may create unforeseen difficulties and expenses, including the diversion of resources away from our operations; difficulties implementing our strategy at the acquired business; the assumption of actual or contingent liabilities; failure to effectively and timely adopt and adhere to our internal control processes, accounting systems and other policies; write-offs or impairment charges relating to goodwill and other intangible assets; unanticipated liabilities relating to acquired businesses; and potential expenses associated with litigation with sellers of such businesses.

If management is not able to effectively manage the integration process, or if any significant business activities are interrupted because of the integration process, we may not be able to realize anticipated benefits and revenue opportunities resulting from acquisitions and our business could suffer. Although we conduct due diligence investigations prior to each acquisition, there can be no assurance that we will discover or adequately protect against all contingencies and material liabilities of an acquired business for which we may be responsible as a successor owner or operator.

Our success depends on our executive management and other key personnel.

Our future success depends to a significant degree on the skills, experience and efforts of our executive management and other key personnel and their ability to provide us with uninterrupted leadership and direction. The failure to retain our executive officers and other key personnel or a failure to provide adequate succession plans could have an adverse impact. The availability of highly qualified talent is limited, and the competition for talent is robust. A failure to replace executive management members or other key personnel efficiently or effectively and to attract, retain and develop new qualified personnel could have an adverse effect on our operations and implementation of our strategic plan.

21

Adverse litigation judgments or settlements resulting from legal proceedings relating to our business operations could materially adversely affect our business, financial position and results of operations.

From time to time, we are subject to allegations, and may be party to legal claims and regulatory proceedings, relating to our business operations. Defending against these and other such claims and proceedings is costly and time consuming and may divert management’s attention and personnel resources from our normal business operations, and the outcome of many of these claims and proceedings cannot be predicted. If any of these claims or proceedings were to be determined adversely to us, a judgment, a fine or a settlement involving a payment of a material sum of money were to occur, or injunctive relief were issued against us, our business, financial position, results of operations and cash flows could be materially adversely affected.

Any failure, inadequacy, interruption, security failure or breach of our information technology systems, whether owned by us or outsourced or managed by third parties, could harm our ability to effectively operate our business and could have a material adverse effect on our business, financial position results of operations, and cash flows.

We are dependent on certain centralized automated information technology systems and networks to manage and support a variety of our business processes and activities. For example, we aim to maintain rigorous security and data access controls to protect the information posted on our Platform. User data is encrypted at rest and in transit if data is to be transferred to a third-party service provider. We employ proprietary mechanisms to further protect collected information.

Such systems and networks are subject to damage or interruption from power outages, telecommunications problems, data corruption, software errors, network failures, security breaches, acts of war or terrorist attacks, fire, flood, and natural disasters. Our servers or cloud-based systems could be affected by physical or electronic break-ins, and computer viruses or similar disruptions may occur. A system outage may also cause the loss of important data or disrupt our operations. Our existing safety systems, data backup, access protection, user management, disaster recovery and information technology emergency planning may not be sufficient to prevent or minimize the effect of data loss or long-term network outages.

We may periodically upgrade our existing information technology systems with the assistance of third-party vendors, and the costs to upgrade such systems may be significant. Costs and potential problems and interruptions associated with the implementation of new or upgraded systems and technology or with maintenance or adequate support of existing systems could disrupt or reduce the efficiency of our operations. If we cannot meet our information technology staffing needs, we may not be able to fulfill our technology initiatives while continuing to provide maintenance on existing systems. We could be required to make significant capital expenditures to remediate any such failure, malfunction or breach with our information technology systems or networks. Any material disruption or slowdown of our systems, including those caused by our failure to successfully upgrade our systems, and our inability to convert to alternate systems in an efficient and timely manner could have a material adverse effect on our business, financial position, results of operations, and cash flows.

We rely on commercially available systems, software, tools and monitoring to provide security for processing, transmitting and storing confidential information of our customers, employees and third parties. Unlawful or unauthorized activities by third parties, and failures in systems, software, encryption technology, or other tools may facilitate or result in a compromise or breach of these systems. We are subject to risks caused by data breaches and operational disruptions, particularly through cyber-attack or cyber-intrusion, including by computer hackers, foreign governments and cyber terrorists. Any unauthorized disclosure of confidential information could damage our reputation, interrupt our operations and could result in a violation of applicable laws, regulations, industry standards or agreements and potentially subject us to costs, penalties and liabilities The occurrence of any of these events could have a material adverse impact on our reputation, business, financial position, results of operations and cash flow.

22

We may not be able to adequately protect our intellectual property, which could harm the value of our brand and adversely affect our business.

Our ability to implement our business plan successfully depends in part on our ability to further build brand recognition using our trademarks, service marks and other proprietary intellectual property, including our name and logos. While it is our policy to protect and defend vigorously our intellectual property, we cannot predict whether such actions will be adequate to prevent infringement or misappropriation of these rights. Although we believe that we have sufficient rights to all of our trademarks, service marks and other intellectual property rights, we may face claims of infringement that could interfere with our business or our ability to market and promote our brands. If we are unable to successfully defend against such claims, we may be prevented from using our intellectual property rights in the future and may be liable for damages.

Although we make a significant effort to avoid infringing known proprietary rights of third parties, we may be subject to claims of infringement by third parties. Responding to and defending such claims, regardless of their merit, can be costly and time-consuming, and we may not prevail. Depending on the resolution of such claims, we may be barred from using a specific mark or other rights, may be required to enter into licensing arrangements from the third-party claiming infringement or may become liable for significant damages. If any of the foregoing occurs, our ability to compete could be affected or our business, financial position and results of operations may be adversely affected.

Our business depends on the development and maintenance of the internet infrastructure.

Our Platform is based on the internet, and accordingly, the success of our business will depend largely on the development and maintenance of the internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security, as well as timely development of complementary products, for providing reliable internet access and services. The internet has experienced, and is likely to continue to experience, significant growth in the number of users and amount of traffic. The internet infrastructure may be unable to support such demands. In addition, increasing numbers of users, increasing bandwidth requirements or problems caused by viruses, worms, malware and similar programs may harm the performance of the internet. The backbone computers of the internet have been the targets of such programs. The internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of internet usage generally as well as the level of usage of our services, which could adversely impact our business.

The nature of our Platform requires sophisticated encryption technology to defend against hacking due to the personal information that will be utilized by a consumer/patient.

The art of hacking databases for the purposes of obtaining personal information as well as financial information on individuals is increasing substantially. We are aware of these risks and plan to invest substantially in the continued development of our Platform in accordance with the very latest data encryption/protection technologies; however, there is a real risk that our Platform could be compromised at some point in time exposing the Company to lawsuits and unfavorable attention that would adversely impact our business and affect our ability to add clients, consumer/patients or manage attrition on the Platform.

We may be subject to data breaches, which could have a material adverse effect on the Company.

In recent years, there have been a number of well-publicized data breaches involving the improper use and disclosure of individuals’ personal information. Many states have responded to these incidents by enacting laws requiring holders of personal information to maintain safeguards and to take certain actions in response to a data breach, such as providing prompt notification of the breach to affected individuals and state officials. In addition, under the Health Insurance Portability and Accountability Act of 1996 and its regulations (collectively, “HIPAA”), we must report breaches of unsecured protected health information to our contractual partners within 60 days of discovery of the breach. Notification must also be made to the U.S. Department of Health and Human Services (“HHS”) and, in certain circumstances involving large breaches, to the media. Under the General Data Protection Regulation (“GDPR”), the data controller is required to report personal data breaches to the supervisory authority within 72 hours of discovery of the breach.

23

We have implemented and maintained physical, technical and administrative safeguards intended to protect all personal data, and have processes in place to assist it in complying with all applicable laws, regulations and contractual requirements regarding the protection of these data and properly responding to any security breaches or incidents. However, we cannot be sure that these safeguards are adequate to protect all personal data or to assist us in complying with all applicable laws and regulations regarding the privacy and security of personal data and responding to any security breaches or incidents. Furthermore, in many cases, applicable state laws, including breach notification requirements, are not preempted by the HIPAA privacy and security standards and are subject to interpretation by various courts and other governmental authorities, thereby complicating our compliance efforts. Additionally, state and federal laws regarding deceptive practices may apply to public assurances we give to individuals about the security of services we provide on behalf of our contractual customers. If we become subject to data breaches, it could have a material adverse effect on the Company.

We are subject to various federal, state and local laws and regulations, compliance with which increases our operating costs and non-compliance with which could have a material adverse effect on the Company.

We are subject to various federal, state and local laws and regulations, compliance with which increases our operating costs, limits or restricts the services and products provided by us. Noncompliance with these laws and regulations can subject us to fines or various forms of civil or criminal prosecution, any of which could have a material adverse effect on our reputation, business, financial position, results of operations and cash flows. Participants in the healthcare industry are required to comply with extensive and complex laws and regulations in the United States at the federal and state levels as well as applicable international laws. Similarly, there are a number of legislative proposals in the Unites States, both at the federal and state level, which could impose new obligations in areas affecting our business. We have attempted to structure our operations to comply with applicable legal requirements, but there can be no assurance that our operations will not be challenged or impacted by enforcement initiatives. Healthcare is an extremely complex and regulated industry in the U.S. There are many laws and regulations that could have a material effect on our business, including but not limited to, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), and federal and state regulations controlling patient, provider and intermediary relationships.

Our operations and arrangements with healthcare professionals who use our Platform may subject us to various federal and state healthcare laws and regulations, including without limitation fraud and abuse laws, such as the federal Anti-Kickback Statute; civil and criminal false claims laws; physician transparency laws; and state laws regarding the corporate practice of medicine and fee-splitting prohibitions. These laws may impact, among other things, our sales and marketing operations, and our interactions with healthcare professionals. We continually monitor legislative, regulatory and judicial developments related to licensure and engagement arrangements with professionals; however, new agency interpretations, federal or state legislation or regulations, or judicial decisions could require us to change how we operate, may increase our costs of services and could have a material adverse impact on our business, results of operations or financial condition.

In addition to HIPAA, numerous other U.S. state and federal laws govern the collection, dissemination, use, access to and confidentiality of individually identifiable health information and healthcare provider information. Some states also are considering new laws and regulations that further protect the confidentiality, privacy and security of medical records or other types of medical information. In many cases, these state laws are not preempted by the HIPAA privacy standards and may be subject to interpretation by various courts and other governmental authorities. Further, Congress and a number of states have considered or are considering prohibitions or limitations on the disclosure of medical or other information to individuals or entities located outside of the United States.

We have taken, and will continue to take, precautions to ensure compliance with applicable statutes and regulations; however there is no guarantee we will be success in our efforts, and even an unintentional violation of law could have a material adverse effect on our operations and business.

The healthcare regulatory and political framework is uncertain and evolving, and we cannot predict the effect that further healthcare reform and other changes in government programs may have on our business, financial condition or results of operations.

Healthcare laws and regulations are rapidly evolving and may change significantly in the future, which could adversely affect our financial condition and results of operations. For example, the Affordable Care Act, which includes a variety of healthcare reform provisions and requirements that may become effective at varying times through 2023, substantially changes the way healthcare is financed by both governmental and private insurers, and may significantly impact our industry. Further changes to the Affordable Care Act and related healthcare regulation remain under consideration. In addition, current proposals to implement a single payer or “Medicare for all” system in the U.S., if adopted would likely have a material adverse effect on our business. The full impact of recent healthcare reform and other changes in the healthcare industry and in healthcare spending is unknown, and we are unable to predict accurately what effect the Affordable Care Act or other healthcare reform measures that may be adopted in the future will have on our business.

24

We are subject to privacy regulations regarding the access, use and disclosure of personally identifiable information. If we or any of our third-party vendors experience a breach of personally identifiable information, it could result in substantial financial and reputational harm, including possible criminal and civil penalties.

There are many U.S. federal and state laws and regulations related to the privacy and security of personal health information. Additionally, the Health Insurance Portability and Accountability Act of 1996 and its regulations (collectively, “HIPAA”), establishes privacy and security standards that limit the use and disclosure of protected health information and require the implementation of administrative, physical and technical safeguards to ensure the confidentiality, integrity and availability of individually identifiable health information in electronic form. The healthcare providers who use our Platform are regulated under HIPAA. The Health Information Technology for Economic and Clinical Health Act (“HITECH”), which became effective on February 17, 2010, significantly expanded HIPAA’s privacy and security requirements. Among other things, HITECH makes HIPAA’s privacy and security standards directly applicable to “business associates,” who are independent contractors or agents of covered entities that create, receive, maintain, or transmit protected health information in connection with providing a service for or on behalf of a covered entity. Under HIPAA and our contractual agreements with our users and customers, we are considered a “business associate” to our customers and thus are directly subject to HIPAA’s privacy and security standards. In order to provide our covered entity customers with services that involve the use or disclosure of protected health information, HIPAA requires our customers to enter into business associate agreements with it. Such agreements must, among other things, require us to:

●	limit how we will use and disclose the protected health information;
●	implement reasonable administrative, physical and technical safeguards to protect such information from misuse;
●	enter into similar agreements with our agents and subcontractors that have access to the information;
●	report security incidents, breaches and other inappropriate uses or disclosures of the information; and
●	assist the customer in question with certain duties under the privacy standards.

In addition to HIPAA regulations, we may be subject to other state and federal privacy laws, including laws that prohibit unfair or deceptive practices and laws that place specific requirements on use of data. Such state laws can be similar to or even more protective than HIPAA, in which case we must comply with the more stringent law. As a result, it may be necessary to modify our planned operations in order to ensure we are in compliance with the stricter state laws.

Although we have implemented measures to comply with privacy laws, rules and regulations, we may experience data privacy incidents. Any unauthorized disclosure of personally identifiable information experienced by us or our third-party vendors could result in substantial financial and reputational harm, including possible criminal and civil penalties. In many cases, we are subject to HIPAA and other privacy regulations because we are a business associate providing services to covered entities; as a result, the covered entities direct HIPAA compliance matters in the event of a security breach, which complicates our ability to address harm caused by the breach. Additionally, we may be required to report breaches to partners, regulators, state attorney generals, and impacted individuals depending on the severity of the breach, our role, legal requirements and contractual obligations. Continued compliance with current and potential new privacy laws, rules and regulations and meeting consumer expectations with respect to the control of personal data in a rapidly changing technology environment could result in higher compliance and technology costs for us. If we or any of our third-party vendors experience a breach of personally identifiable information, it could result in substantial financial and reputational harm, including possible criminal and civil penalties.

Although we do not provide medical care directly, we could be a party to medical malpractice claims, which could have a material adverse effect on our business.

We do not provide medical care directly. Rather, we help connect users and their providers of medical care, products and services on our Platform. However, we could be a party to lawsuits related to the service we provide, and that could include risk of medical malpractice claims which could increase our insurance premiums, expose us to legal defense cost, and/or impact the brand of the Company, which could lead to a reduction in the number of users we have and could have a material adverse effect on our revenues and profits.

The healthcare industry is rapidly evolving and the market for technology-enabled services that empower healthcare consumers is relatively immature and unproven. If we are not successful in promoting and improving the benefits of our Platform, our growth may be limited and our business may be adversely affected.

The market for our products and services is subject to rapid and significant change and competition. The market for technology-enabled services that empower healthcare consumers is characterized by rapid technological change, new product and service introductions, evolving industry standards, changing customer needs, existing competition and the entrance of non-traditional competitors. In addition, there may be a limited-time opportunity to achieve and maintain a significant share of this market due in part to the rapidly evolving nature of the healthcare and technology industries and the substantial resources available to our existing and potential competitors. The market for technology-enabled services that empower healthcare consumers is relatively new and unproven, and it is uncertain whether this market will achieve and sustain high levels of demand and market adoption.

Our success depends to a substantial extent on the willingness of consumers to increase their use of technology platforms to manage their healthcare options, the ability of our Platform to increase consumer engagement, and our ability to demonstrate the value of our Platform to our potential users. If users do not recognize or acknowledge the benefits of our Platform or our Platform does not drive consumer engagement, then the market for our products and services might develop more slowly than we expect, which could adversely affect our operating results. In addition, we have limited insight into trends that might develop and affect our business. We might make errors in predicting and reacting to relevant business, legal and regulatory trends, which could harm our business. If any of these events occur, it could materially adversely affect our business, financial condition or results of operations.

Finally, our competitors may have the ability to devote more financial and operational resources than we can to developing new technologies and services, including services that provide improved operating functionality, and adding features to their existing service offerings. If successful, their development efforts could render our services less desirable, resulting in the loss of our existing users or a reduction in the fees we earn from our products and services.

25

The amended and restated certificate of incorporation, as amended, and amended and restated bylaws provides that state or federal court located within the state of Delaware will be the sole and exclusive forum for substantially all disputes between us and our shareholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Section 21 of our amended and restated certificate of incorporation, as amended, and Section 7.4 of our amended and restated bylaws provides that “[u]nless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located in the county in which the principal office of the corporation in the State of Delaware is established, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange of 1934, as amended, the Securities Act of 1933, as amended, or any claim for which the federal courts have exclusive or concurrent jurisdiction.” Therefore, the exclusive forum provision in our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws will not relieve us of our duty to comply with the federal securities laws and the rules and regulations thereunder, and shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us or our directors, officers or other employees. In addition, shareholders who do bring a claim in the state or federal court in the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. The state or federal court of the State of Delaware may also reach different judgments or results than would other courts, including courts where a shareholder would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our shareholders. However, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation have been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings. If a court were to find the exclusive forum provision contained in our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws to be inapplicable or unenforceable in an action, we might incur additional costs associated with resolving such action in other jurisdictions.

By purchasing common stock in this offering, you are bound by the fee-shifting provision contained in our amended and restated bylaws, which may discourage you to pursue actions against us and could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

Section 7.4 of our amended and restated bylaws provides that “if any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action, provided that the provisions of this sentence shall not apply with respect to “internal corporate claims” as defined in Section 109(b) of the DGCL.”

Our amended and restated bylaws provide that for this section, the term “attorneys’ fees” or “attorneys’ fees and costs” means the fees and expenses of counsel to the Company and any other parties asserting a claim subject to Section 7.4 of the amended and restated bylaws, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.

We adopted the fee-shifting provision to eliminate or decrease nuisance and frivolous litigation. We intend to apply the fee-shifting provision broadly to all actions except for claims brought under the Exchange Act and Securities Act.

There is no set level of recovery required to be met by a plaintiff to avoid payment under this provision. Instead, whoever is the prevailing party is entitled to recover the reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. Any party who brings an action, and the party against whom such action is brought under Section 7.4 of our amended and restated bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, are subject to this provision. Additionally, any party who brings an action, and the party against whom such action is brought under Section 7.4 of our amended and restated bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, would be able to recover fees under this provision.

In the event you initiate or assert a claim against us, in accordance with the dispute resolution provisions contained in our amended and restated Bylaws, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. Additionally, this provision in Section 7.4 of our amended and restated bylaws could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

THE FEE SHIFTING PROVISION CONTAINED IN THE AMENDED AND RESTATED BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF COMMON STOCK OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE AMENDED AND RESTATED BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

Risks Related to Our Common Stock, Our Warrants and the Offering

Once our common stock and Tradeable Warrants are listed on the Nasdaq Capital Market, there can be no assurance that we will be able to comply with Nasdaq Capital Market’s continued listing standards.

Prior to this offering, there has been no public market for shares of our common stock. As a condition to consummating this offering, our common stock and Tradeable Warrants offered in this prospectus must be listed on the Nasdaq Capital Market or another national securities exchange. Accordingly, in connection with the filing of the registration statement of which this prospectus forms a part, we have applied to list our common stock and Tradeable Warrants (forming part of the units offered hereby) on the Nasdaq Capital Market under the symbols “DOCO” and “DOCOW,” respectively. Assuming that our common stock and Tradeable Warrants are listed and after the consummation of this offering, there can be no assurance any broker will be interested in trading our common stock and Tradeable Warrants. Therefore, it may be difficult to sell your shares of common stock or Tradeable Warrants if you desire or need to sell them. Our underwriters are not obligated to make a market in our common stock or warrants, and even if it makes a market, it can discontinue market making at any time without notice. Neither we nor the underwriters can provide any assurance that an active and liquid trading market in our common stock will develop or, if developed, that such market will continue.

Once our common stock and Tradeable Warrants (forming part of the units offered hereby) are approved for listing on the Nasdaq Capital Market, there is no guarantee that we will be able to maintain such listing for any period of time by perpetually satisfying Nasdaq Capital Market’s continued listing requirements. Our failure to continue to meet these requirements may result in our common stock being delisted from Nasdaq Capital Market.

26

The price of our common stock could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, the common stock may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock.

In addition, if the trading volumes of our common stock are low, persons buying or selling in relatively small quantities may easily influence prices of our common stock. This low volume of trades could also cause the price of our common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. As a result of this volatility, investors may experience losses on their investment in our common stock. A decline in the market price of our common stock also could adversely affect our ability to sell additional shares or common stock or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our common stock will develop or be sustained. If an active market does not develop, holders of our common stock may be unable to readily sell the common stock they hold or may not be able to sell their common stock at all.

The market price of our common stock and Tradeable Warrants (forming part of the units offered hereby) may be volatile, and you could lose all or part of your investment.

We cannot predict the prices at which our common stock and Tradeable Warrants (forming part of the units offered hereby) will trade. The initial public offering price of our common stock and Tradeable Warrants (forming part of the units offered hereby) will be determined by negotiations between us and the underwriters and may not bear any relationship to the market price at which our common stock and Tradeable Warrants will trade after this offering or to any other established criteria of the value of our business and prospects, and the market price of our common stock and Tradeable Warrants following this offering may fluctuate substantially and may be lower than the initial public offering price. The market price of our common stock and Tradeable Warrants following this offering will depend on a number of factors, including those described in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. In addition, the limited public float of our common stock and Tradeable Warrants following this offering will tend to increase the volatility of the trading price of our common stock and Tradeable Warrants. The stock market in general, and companies in the healthcare space in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. These fluctuations could cause you to lose all or part of your investment in our common stock and/or Tradeable Warrants, since you might not be able to sell your shares at or above the price you paid in this offering. Factors that could cause fluctuations in the market price of our common stock and/or Tradeable Warrants include, but are not limited to, the following:

●	the success of competitive products or announcements by potential competitors of their product development efforts;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	regulatory or legal developments in the United States;

●	the recruitment or departure of key personnel;

●	announcements by us or our competitors of significant acquisitions, strategic collaborations, joint ventures, collaborations or capital commitments;

●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

●	fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	market conditions in the healthcare sector;

●	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

●	announcement or expectation of additional financing efforts;

●	sales of our common stock by us, our insiders or our other stockholders;

●	expiration of market stand-off or lock-up agreements;

●	the impact of any natural disasters or public health emergencies, such as the COVID-19 pandemic;

●	the availability of fiscal and monetary stimulus measures to counteract the impact of the COVID-19 pandemic; and

●	general economic, political, industry and market conditions.

27

The realization of any of the above risks or any of a broad range of other risks, including those described in this “Risk Factors” section, could have a dramatic and adverse impact on the market price of our common stock.

If securities or industry analysts do not publish research or reports, or if they publish adverse or misleading research or reports, regarding us, our business or our market, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts publish about us, our business or our market. We do not currently have and may never obtain research coverage by securities or industry analysts. If no or few securities or industry analysts commence coverage of us, the stock price would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue adverse or misleading research or reports regarding us, our business model, our intellectual property, our stock performance or our market, or if our operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Our common stock and our Tradeable Warrants (forming part of the units offered) may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

Our common stock may be subject to “penny stock” rules (generally defined as non-exchange traded stock with a per-share price below $5.00) in the future. While our common stock and Tradeable Warrants (forming part of the units offered hereby) will not be considered “penny stock” following this offering since they will be listed on the Nasdaq Capital Market, if we are unable to maintain that listing and our common stock and Tradeable Warrants are no longer listed on the Nasdaq Capital Market, unless we maintain a per-share price above $5.00, our common stock and Tradeable Warrants will become “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock or our Tradeable Warrants and may affect your ability to resell our common stock and our Tradeable Warrants.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

28

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock or our Tradeable Warrants will not be classified as a “penny stock” in the future.

If the benefits of any proposed acquisition do not meet the expectations of investors, stockholders or financial analysts, the market price of our Common Stock may decline.

If the benefits of any proposed acquisition do not meet the expectations of investors or securities analysts, the market price of our Common Stock prior to the closing of the proposed acquisition may decline. The market values of our Common Stock at the time of the proposed acquisition may vary significantly from their prices on the date the acquisition target was identified.

In addition, broad market and industry factors may materially harm the market price of our Common Stock irrespective of our operating performance. The stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Changes in accounting principles and guidance, or their interpretation, could result in unfavorable accounting charges or effects, including changes to our previously filed financial statements, which could cause our stock price to decline.

We prepare our financial statements in accordance with GAAP. These principles are subject to interpretation by the SEC and various bodies formed to interpret and create appropriate accounting principles and guidance. A change in these principles or guidance, or in their interpretations, may have a significant effect on our reported results and retroactively affect previously reported results.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

29

We will remain an emerging growth company until the earliest to occur of: (i) the end of the first fiscal year in which our annual gross revenue is $1.235 billion or more; (ii) the end of the fiscal year in which the market value of our common shares that are held by non-affiliates is at least $700.0 million as of the last business day of our most recently completed second fiscal quarter; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; and (iv) the end of the fiscal year during which the fifth anniversary of this offering occurs.

Until such time, however, we cannot predict if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the price of our securities may be more volatile.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and have an adverse effect on the value of our securities.

As a public company, we would be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Further, we will be required to report any changes in internal controls on a quarterly basis. In addition, we would be required to furnish a report by management on the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We will design, implement, and test the internal controls over financial reporting required to comply with these obligations. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the value of our securities could be negatively affected. We also could become subject to investigations by the Commission or other regulatory authorities, which could require additional financial and management resources.

As an emerging growth company, our auditor will not be required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company and cease to be a smaller reporting company (as described below), we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

30

We believe we will be considered a smaller reporting company and will be exempt from certain disclosure requirements, which could make our Common Stock less attractive to potential investors.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act, or the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero or whose public float was less than $700 million, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Common Stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

Upon becoming a public company, we will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

Upon becoming a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act has imposed various requirements on public companies including requiring establishment and maintenance of effective disclosure and financial controls. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased and will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. In addition, we will be required to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting the later of our second annual report on Form 10-K or the first annual report on Form 10-K following the date on which we are no longer an emerging growth company or a smaller reporting company. Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the value of our securities could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. We expect that we will need to continue to improve existing, and implement new operational and financial systems, procedures and controls to manage our business effectively. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls, may cause our operations to suffer and we may be unable to conclude that our internal control over financial reporting is effective and to obtain an unqualified report on internal controls from our auditors as required under Section 404 of the Sarbanes-Oxley Act. This, in turn, could have an adverse impact on the value of our securities, and could adversely affect our ability to access the capital markets.

31

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree.

The net proceeds from this offering will be immediately available to our management to use at their discretion. We currently intend to use the net proceeds from this offering to expand our research and development operations for expanding and enhancing our products, hire key management and new team members for executing the Company’s sales and marketing initiatives, as well as, working capital and general corporate purposes. See “Use of Proceeds.” We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management about the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, results of operation and cash flow.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution because of this offering. After giving effect to the sale by us of up to 1,060,870 units (of which our common stock forms a part) offered in this offering, at an assumed public offering price of $5.75 per unit, and after deducting the underwriters’ discounts and commissions and other estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $4.74 per share, or 83%, at the assumed public offering price. We also have many outstanding warrants to purchase common stock with exercise prices that are below the public offering price of our units. To the extent that these warrants are exercised, you will experience further dilution.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months, subject only to the current public information requirement. Affiliates may sell after six months, subject to the Rule 144 volume, manner of sale (for equity securities), current public information, and notice requirements. Of the approximately 3,818,180 shares of our common stock outstanding as of May 13, 2024, 1,679,237 shares are tradable without restriction. Given the limited trading of our common stock, resale of even a small number of shares of our common stock pursuant to Rule 144 or an effective registration statement may adversely affect the market price of our common stock.

Anti-takeover provisions contained in our amended and restated certificate of incorporation and amended and restated bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

The Company’s certificate of incorporation and bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

●	Our certificate of incorporation permits our board of directors to amend or repeal our bylaws;

●	Our governing documents do not provide for cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

32

●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

●	limiting the liability of, and providing indemnification to, our directors and officers;

●	controlling the procedures for the conduct and scheduling of stockholder meetings;

These provisions, alone or together, could delay hostile takeovers and changes in control of the Company or changes in our board of directors and management.

Any provision of our certificate of incorporation or bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our security holders to receive a premium for their securities and could also affect the price that some investors are willing to pay for our securities.

If an active, liquid trading market for our common stock or Tradeable Warrants (forming part of the units offered hereby) does not develop, you may not be able to sell your common stock or warrants quickly or at a desirable price.

The warrants forming a part of the units issued in this offering will be immediately exercisable and expire on the 5 year anniversary of the date of issuance. The warrants will have an initial exercise price per share equal to $6.6125. In the event that the stock price of our common stock does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

There is no established trading market for the common stock or Tradeable Warrants sold in this offering, and the market for the common stock or warrants may be highly volatile or may decline regardless of our operating performance. We have applied to list the common stock and Tradeable Warrants offered in this offering the Nasdaq Capital Market under the symbols “DOCO” and “DOCOW,” respectively. However, an active public market for our Tradeable Warrants may not develop or be sustained. We cannot predict the extent to which investor interest in our company will lead to the development of an active trading market in our common stock or Tradeable Warrants or how liquid that market might become. If a market does not develop or is not sustained, it may be difficult for you to sell your common stock or Tradeable Warrants at the time you wish to sell them, at a price that is attractive to you, or at all.

Holders of our warrants (forming part of the units offered hereby) will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to our common stock. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

We have never paid dividends on our common stock and have no plans to do so in the future.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of common stock, and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock. See “Dividend Policy.”

We will indemnify and hold harmless our officers and directors to the maximum extent permitted by Delaware law.

Our Bylaws provide that we will indemnify and hold harmless our officers and directors against claims arising from our activities to the maximum extent permitted by Delaware law. If we were called upon to perform under our indemnification agreement, then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

33

USE OF PROCEEDS

We estimate that the net proceeds from the sale of units we are offering will be approximately $5,375,500. If the Representative fully exercises the Over-Allotment Option, the net proceeds of the shares we sell will be $6,203,575. “Net proceeds” is what we expect to receive after deducting the underwriting discount and commission and estimated offering expenses payable by us.

We intend to use up to approximately $384,574 of the net proceeds to repay the principal and accrued interest of the following outstanding loans to the Company: (i) an aggregate of $282,574 worth of loans to the Company issued from time to time by Eran Kabakov and Tomer Kabakov, which loans bear no interest and have no specific repayment terms and (ii) promissory note with a principal amount and accrued interest of $102,000 issued by the Company on October 7, 2023 to Tomer Yazamot, LLC, a company solely owned and controlled by Tomer Kabakov, our Chief Operating Officer, which bears interest of 8% per annum and which is due and payable within one month of the initial public offering of the Company.

We intend to use the remaining net proceeds of this offering to expand our research and development operations for expanding and enhancing our products, hire key management and new team members for executing the Company’s sales and marketing initiatives, and for working capital and general corporate purposes. The following table represents our estimated use of proceeds:

Estimated net proceeds from initial public offering	$5,375,500
Research and development	1,008,311
Loan repayments	384,574
Working capital	$3,982,615

The amounts that we spend for any specific purpose may vary significantly, and will depend on a number of factors including, but not limited to, market conditions. In addition, we may use a portion of any net proceeds to acquire complementary businesses; however, we do not have plans for any additional acquisitions at this time.

The above use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the use of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, debt and capitalization as of December 31, 2023:

●	on an actual basis;

●	on a pro forma basis to reflect the issuance on February 24, 2024 of a promissory note in the principal amount of $175,000 to an investor and

●	on a pro forma as adjusted basis to give effect to (i) the assumed issuance of 1,060,870 units (of which 1,060,870 shares form a part) in this offering at an assumed initial public offering price of $5.75 per unit (which is the low-end of the anticipated public offering price range set forth on the cover page of this prospectus), for net proceeds of $5,375,500 after deducting underwriting discounts and commissions and estimated offering expenses, (ii) the repayment of the aggregate principal amount outstanding and accrued interest on the Yazamot Loan of up to $102,000, (iii) the repayment of the aggregate principal amount outstanding of the loans made from time to time by the Eran Kabakov, our Chief Executive Officer, and Tomer Kabakov, our Chief Operating Officer, of up $282,574, and (iv) the assumed automatic conversion upon the closing of the initial public offering of the outstanding convertible promissory notes in the principal amount of $300,000 into an aggregate of 65,565 shares of common stock at a conversion price of $4.3125 per share, based on a 25% discount to the assumed initial public offering price of $5.75 per unit, which is the low point of the price range set forth on the cover page of this prospectus, and waiver of all accrued interest with respect to the outstanding convertible promissory notes upon such conversion, in accordance with their terms.

We derived this table from, and it should be read in conjunction with and is qualified in its entirety by reference to, our historical and unaudited financial statements and the accompanying notes included elsewhere in this prospectus. You should also read this table in conjunction with “Selected Historical Financial and Operating Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of December 31, 2023
	Actual	Pro Forma	Pro Forma as adjusted(1)

Cash and cash equivalents	$18,644	$193,644	$5,173,521

SAFE liability	-	-	-
Notes payable - related parties	382,574	382,574	-
Notes payable	125,000	300,000	-
Stockholders’ deficit
Common stock, $0.0001 par value; 250,000,000 shares authorized, 3,818,180 shares issued and outstanding on an actual basis, 3,818,180 shares issued and outstanding on a pro forma basis, and 4,944,615 shares issued and outstanding on a pro forma as adjusted basis	382	382	494
Additional paid-in capital	3,412,302	3,412,302	9,087,690
Accumulated deficit	(4,141,640)	(4,141,640)	(4,141,640)
Total stockholders’ (deficit) equity	(728,956)	(728,956)	4,946,544
Total capitalization	$(728,956)	$(46,359)	$4,946,544

(1)

The pro forma information above is illustrative only and will be further adjusted based on the actual public offering price and other terms of this offering determined at pricing. The number of shares of common stock to be outstanding after the offering is based on 3,818,180 which is the number of shares outstanding on December 31, 2023, assumes no exercise by the Representative of its option to purchase up to an additional 159,130 shares of common stock and/or 159,130 Tradeable Warrants to purchase 159,130 shares of common stock and/or 159,130 Non-Tradeable Warrants to purchase 159,130 shares of common stock to cover over-allotments, if any, and excludes:

●	excludes 2,440,001 shares of common stock issuable upon the full exercise of the Tradeable Warrants and Non-Tradeable Warrants (included as part of the units and over-allotment option) offered hereby; and

●	excludes 79,300 shares of common stock underlying the Representative’s Warrant to be issued to the Representative in connection with this offering (assumes the exercise by the Representative of its over-allotment option).

34

MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not currently listed on any national securities exchange market or quoted on the OTC Markets. We have applied to list our common stock and Tradeable Warrants (forming part of the units) on the Nasdaq Capital Market under the symbols “DOCO” and “DOCOW,” respectively. There is no assurance that our listing application will be approved by the Nasdaq Capital Market. The approval of our listing on the Nasdaq Capital Market is a condition of closing this offering.

Holders of Common Stock

As of May 13, 2024, there were 24 record holders of our common stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

We have not paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

Historical Common Equity Transactions

The following is a summary of transactions by us since our inception on September 5, 2013 involving registered and unregistered issuances and redemptions of our common equity securities.

On January 1, 2015, the Company issued 719,579 (600 pre-forward stock split) shares of its common stock to Eran Kabakov.

On January 1, 2015, the Company issued 719,579 (600 pre-forward stock split) shares of its common stock to Tomer Kabakov.

On January 1, 2015, the Company issued 359,789 (300 pre-forward stock split) shares of its common stock to Jonathan Cabin in exchange for total cash consideration of $3.00. In 2018 269,842 (225 pre-forward stock split) of these shares were assumed by Eran Kabakov by mutual consent. On August 30, 2022, 52,769 (44 pre-forward stock split) of the remaining 89,947 (75 pre-forward stock split) of these shares held by the Cabin Family Trust, were sold to Eran Kabakov for $2,500.

We completed 3 convertible note sales, in which we sold $125,000 of unsecured convertible notes (the “Notes”) to 3 investors, in exchange for proceeds of $125,000:

Investor 1, on July 8, 2022 for $50,000.

Investor 2, on September 15, 2022 for $50,000.

Investor 3, on May 22, 2023 for $25,000.

The Notes are automatically convertible into shares of our common stock at a conversion price at a 25% discount to the IPO price and have a maturity date one year from the date of issuance. The convertible notes for Investors 1 and 2 have been amended extended to mature on July 31, 2024.

35

From November 2014 through July 2021, the Company issued 22 Simple Agreement for Future Equity (“SAFE”) to 15 investors for a total aggregate amount of $1,629,625. The SAFE granted each investor rights to receive certain preferred shares of the Company upon the consummation by the Company of an equity financing. On November 20, 2022, the Company cancelled its previously issued SAFEs in exchange for 1,379,377 shares and as a result the SAFEs are no longer outstanding.

In December of 2022 the Company issued, per its pre-existing contractual arrangement, 150,663 shares to a New York City-based start-up accelerator.

On December 14, 2022, the Company issued 464,008 shares of common stock to professionals for services rendered.

On December 23, 2022, the Company issued 25,185 shares of common stock to a professional for services rendered.

Other that the issuances made pursuant to the cancellation of the SAFEs, which were made pursuant to the exemption from registration provided in Section 3(a)(9) of the Securities Act, the remainder of the above issuances/sales were made pursuant to an exemption from registration as set forth in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

DILUTION

If you invest in our units (comprised of our common stock and warrants) in this offering, your interest will be diluted to the extent of the difference between the assumed public offering price per share of common stock (which forms a part of a unit) and the pro forma net tangible book value per share of our common stock immediately after this offering.

The net tangible book value of our common stock as of December 31, 2023 was ($695,623) or approximately ($0.1822) per share. Net tangible book value per share represents our total tangible assets less our total tangible liabilities, divided by the number of shares of common stock.

Net tangible book value dilution per share of common stock in each unit to new investors represents the difference between the amount per share of common stock in each unit paid by purchasers in this offering and the pro forma net tangible book value per share of our common stock immediately after the completion of this offering.

After giving effect to (i) the issuance on October 7, 2023 of a promissory note in the principal amount of $100,000 to Tomer Yazamot, LLC, a company solely owned and controlled by Tomer Kabakov, our Chief Operating Officer, in exchange for $100,000 (“Yazamot Loan”), (ii) the repayment of the aggregate principal amount outstanding and accrued interest on the Yazamot Loan of up to $102,000, (iii) the repayment of the aggregate principal amount outstanding of the loans made from time to time by the Eran Kabakov, our Chief Executive Officer, and Tomer Kabakov, our Chief Operating Officer, of up $282,574, (iv) the assumed automatic conversion upon the closing of the initial public offering of the outstanding convertible promissory notes in the principal amount of $300,000 into an aggregate of 65,565 shares of common stock at a conversion price of $4.3125 per share, based on a 25% discount to the assumed initial public offering price of $5.75 per unit, which is the low point of the price range set forth on the cover page of this prospectus, and waiver of all accrued interest with respect to the outstanding convertible promissory notes upon such conversion, in accordance with their terms, and (v) our issuance and sale of 1,060,870 units (of which 1,060,870 shares form a part) in this offering at the assumed public offering price of $5.75 per unit (the low-end of the range set forth on the cover page of this prospectus), and after deducting estimated underwriting discounts and estimated offering expenses, our pro forma net tangible book value as of December 31, 2023 would have been $4,979,877 or approximately $1.01 per share. This represents an immediate increase in net tangible book value of $1.1922 per share to existing stockholders and an immediate dilution in net tangible book value of $4.74 per share to purchasers of units in this offering, as illustrated in the following table:

Assumed public offering price per unit		$5.75
Net tangible book value per share as of December 31, 2023	$(0.1822)
Increase in net tangible book value per share attributable to new investors	$1.1922
Less: pro forma net tangible book value per share after giving effect to the offering		$1.01
Immediate dilution in net tangible book value per share to new investors		$4.74

The foregoing illustration also does not reflect the dilution that would result from the exercise of any of the warrants sold in the offering.

The following table sets forth, as of December 31, 2023, the assumed number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders and to be paid by new investors purchasing units (of which shares of common stock form a part) in this offering, after giving pro forma effect to the new investors in this offering at the public offering price of $5.75 per unit, together with the total consideration paid an average price per share paid by each of these groups, before deducting underwriting discounts and estimated offering expenses.

36

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of December 31, 2023	3,818,180	77.22%	$3,412,684	34.78%	$0.89
Shares issued upon conversion of convertible notes upon completion of initial public offering	65,565	1.33%	$300,000	3.06%	$4.31
Shares issued to investors in the initial public offering	1,060,870	21.45%	$6,100,00	62.16%	$5.75
Total	4,944,615	100.00%	$9,812,684	100.00%	$1.98

If the Representative’s Over-Allotment Option is exercised in full for shares of common stock at the assumed offering price, the number of shares held by new investors will increase to 1,220,000 (assuming no exercise of the warrants), or approximately 24.08% of the total number of shares of common stock outstanding after this offering and the shares held by existing stockholders will be 3,847,166 shares of common stock but the percentage of shares held by existing stockholders will decrease to 75.92% of the total shares outstanding.

To the extent that the Representative’s Over-Allotment Option is exercised or any warrants or options are exercised, there will be further dilution to new investors.

The foregoing discussion and tables above do not give effect to the dilution that would result from (i) 2,440,001 shares of common stock issuable upon the full exercise of the Tradeable Warrants and Non-Tradeable Warrants (included as part of the units and over-allotment option) offered hereby and (ii) 79,300 shares of common stock underlying the Representative’s Warrant to be issued to the Representative upon completion of this offering (assumes the exercise by the Representative of its over-allotment option).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References in this prospectus to “we,” “us” or the “Company” refer to Docola, Inc. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this prospectus.

Overview

Docola, Inc. was incorporated in the state of Delaware on September 5, 2013. Docola aims to be a social good organization offering a free care communication platform that seeks to consolidate thousands of free and low-cost patient education resources from the leading nonprofit, government, and commercial organizations in one online marketplace called Docola at the following websites: https://www.doco.la and https://www.docola.com (the “Platform”). The information contained on our websites is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our websites as part of this prospectus or in deciding whether to purchase our securities. Additionally, our Platform allows users to easily create and upload their own resources. With the use of our Platform, clinicians and patient-facing professionals can ePrescribe personalized information to an individual patient or groups of patients. Patients can review the information and ask questions in the comfort of their own homes before, between, or after in-person or virtual visits. We aim to enable healthcare providers to proactively meet people’s health informational needs, so they understand why it is important, possible, and safe to participate in their own medical care. We aim to save time both for the patient and provider and improve patient satisfaction and patient outcomes.

Our Platform was developed by a team of clinicians who know from experience that better communication is essential to better patient care, understanding, and outcomes. We believe that patient centricity, collaboration, and transparency are the best ways to improve patient care. In order to continuously improve the Platform, the company aims to learn from millions of digital interactions between the platform and users, conversations with clinicians and patients, and ongoing research in asynchronous education.

Digital interactions occur every time a user, whether a patient, clinician, or content provider, interact with Platform features and digital content, such as buttons, videos, images, surveys, and quizzes. These digital interactions are recorded through various means, including cookies, log files, and other tracking technologies. We believe that over time, using machine learning and AI technology, the collected data can be utilized to better understand usage patterns, improve our service offerings, identify new market needs, and increase timely patient access to needed information.

On our Platform, healthcare providers, hospitals, and clinics can find free and low-cost patient education and resources, or upload and create their own, and deliver them to patients before, between, and after visits on any web-enabled device. As a social good organization, our Platform is free to all healthcare providers, patients, advocates, and content providers. We intend that there always will be a free version of the platform in the future. As we move into the next growth phase, there will also be optional services that users can select on our Platform that come with an associated fee as further described in detail below.

37

We are passionately committed to unifying the healthcare experience. We believe access to information and care should be available to everyone. We aim to make it possible for clinicians to effectively share the right information at the right time with patients and families, so they can act on it. We believe that when clinicians proactively meet people’s informational needs, they understand why it’s important, possible, and safe to participate in their own care. This also helps people think about their goals and preferences, in order to have better conversations around healthcare.

To date, through purely organic growth our Platform has approximately 60,348 users, including clinicians, patients, and content providers across the U.S., Canada and the U.K. With respect to users on the Platform, 98% are patients and 2% are clinicians. The number of content providers at this time is negligible. For the year ended December 31, 2022, the Platform had 55,767 users who were patients, an 8.2% organic growth,

To support the free version of the Platform, we offer optional paid services and license a separate product called DocolaRx, to research organizations, medical devices, biotech and pharmaceutical companies for their projects. The proceeds provide financial funding but they do not have any influence or interaction with our free service offering. The Company has one DocolaRx customer that has been using the Platform for several projects since 2016. For the years ended December 31, 2023 and 2022, the Company has generated $50,975 (85% of total revenue) and $46,500 (87% of total revenue) revenues from this DocolaRx customer, respectively. During the year ended December 31, 2023 we onboarded two new customers that are now using DocolaRx. One project fee is $5,000 and the other is $22,950.

To date, the Company has funded operations primarily through equity and debt financings. For the fiscal years ended December 31, 2023 and 2022, we reported net losses of $516,310 and $2,438,893, respectively, and negative cash flow from operating activities of $308,256 and $132,804, respectively. As noted in our financial statements, as of December 31, 2023 and December 31, 2022, the Company had an accumulated deficit of $4,141,640 and $3,625,330, respectively, and a working capital deficit of 728,956 and $212,646, respectively. There is substantial doubt regarding our ability to continue as a going concern as a result of our historical recurring losses and negative cash flows from operations as well as our dependence on private equity and debt financing. See “Risk Factors—We have a history of operating losses, our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2023 and 2022.”

Results of Operations

Discussion of Key Performance Indicators

At this time, due to the Company’s early stage and organic user growth, no key performance indicators (“KPIs”) are being utilized. The Company’s management anticipates to utilize multiple tools and strategies to track KPIs in the future, these may include the following:

•	Monthly Recurring Revenue (MRR): MRR is a crucial metric for subscription-based businesses, as it reflects the stability and predictability of the company's revenue stream. By tracking MRR, management can identify trends in revenue growth or decline, and adjust their strategy accordingly. A trend that has been observed in the digital health industry is the growing demand for telemedicine services due to the COVID-19 pandemic. This has resulted in increased MRR for companies that offer such services. However, it is uncertain whether this trend will continue in the future, as the pandemic situation evolves and patients return to in-person visits. Therefore, it is important to be prepared for potential fluctuations in MRR and take into account the volatility of this KPI when projecting future financial and business related figures.

•	Customer Acquisition Cost (CAC): CAC is an important metric for measuring the effectiveness of the company's marketing and sales efforts. By comparing the cost of acquiring new clients to the revenue generated by those clients, management can evaluate the ROI of their marketing and sales spend. A commitment that digital health companies may make is to invest in innovative marketing and sales strategies to reduce CAC. For instance, companies may leverage social media platforms to reach a wider audience and engage with potential customers more effectively. Such commitments may lead to reduced CAC and increased ROI in the long run.

•	Churn Rate: Churn rate is a key metric for understanding customer retention and loyalty. A high churn rate can indicate problems with the product or customer service, while a low churn rate suggests that customers are satisfied and likely to renew their subscriptions. An event that may impact churn rate is the launch of a new or existing competitor's product or service. This can result in a shift of customers from one company to the other, leading to an increase in churn rate. However, if a digital health company has a loyal customer base that values its unique offerings, it may be able to maintain a low churn rate even in the face of competition.

•	Customer Lifetime Value (CLTV): CLTV provides insight into the long-term value of each customer to the company. By understanding the expected revenue from each customer over the lifetime of their subscription, management can make informed decisions about customer acquisition and retention strategies. A trend that may impact CLTV is the increasing demand for personalized healthcare services. Digital health companies offering tailored solutions to meet individual patient needs may be able to increase CLTV by fostering long-term relationships with their customers.

•	Net Promoter Score (NPS): NPS is a metric for understanding customer satisfaction and loyalty. By asking customers how likely they are to recommend the product to others, management can gauge customer sentiment and identify areas for improvement. A high NPS suggests that customers are happy with the product and are likely to continue using it and recommending it to others. An uncertainty that may impact NPS is the evolving regulatory landscape for digital health companies. Changes in regulations and policies may impact the quality of service and customer satisfaction levels, which may in turn affect NPS. Therefore, it is important for digital health companies to stay up-to-date with regulatory changes and adapt their strategies accordingly.

Comparison of the year ended December 31, 2023 and 2022

Revenues

For the years ended December 31, 2023 and 2022 we generated revenues of $60,262 and $53,167, respectively. This represents an increase of $7,095 or 13.3%. This increase is primarily attributed to an increase of $7,500 in revenue from Abbvie for maintenance work provided on the contract.

Cost of revenue

For the years ended December 31, 2023 and 2022 our overall cost of revenue was $33,995 and $70,333, respectively. This represents a decrease of $36,338 or 51.7%. This decrease is primarily explained by a reduction of $41,980 in regular development work in 2023 as compared to 2022 and a shift into development resources used for R&D to overhaul the Docola platform.

Gross profit (loss)

For the year ended December 31, 2023 our gross profit was $26,267 compared to a gross loss of $17,166 for the year ended December 31, 2022. This represents an increase of $43,433 or 253%. This increase can be attributed mainly to a reduced cost of revenue attributed to lower contractor costs due to the platform being more fully developed and requiring less additional outside programming.

38

Operating Expenses

For the years ended December 31, 2023 and 2022 we incurred operating expenses of $1,252,142 and $531,939, respectively. This represents a decrease of $720,203 or 57.5%. This decrease is primarily explained by a decrease of $837,163 in general and administrative expenses offset by an increase of in research and development expenses of $124,065. The increase in general and administrative expenses is primarily attributed to a decrease in stock based compensation for consulting and professional fees totaling $1,081,357. The increase in research and development expense is attributed to an increase of $124,065 in compensation to software developers to overhaul and upgrade the existing platform.

Other income/(expense)

For the years ended December 31, 2023 and 2023 the Company realized other expense of $10,638 and $1231,169,585, respectively. This represents a decrease of $1,158,947 or 99.1%. This decrease is primarily attributed to the change in the fair value of the SAFE agreements in the amount of $229,708, and a loss on the conversion of the SAFEs of $910,789 recognized in the year ended 2022 compared to $0 in 2023 due to not having any SAFE derivative liability in 2023 due to their cancellation in November 2022.

Net loss

As a result of the above factors, our net loss was $516,310 for the year ended December 31, 2023, as compared to a net loss of $2,438,893 for the year ended December 31, 2022.

Liquidity and Capital Resources

Cash requirements for, but not limited to, working capital, capital expenditures, and debt repayments have been funded from cash balances on hand, SAFE agreements, loans from officers, notes payable and cash generated from operations.

Management has determined that due to its significant negative cash flows from operations since inception and the Company’s expectation to incur negative cash flows from operations for at least the next two fiscal years, substantial doubt exists about the Company’s ability to operate as a going concern. The auditor of the Company has included an explanatory paragraph relating to the Company’s ability to continue as a going concern in its audit report for the fiscal year ended December 31, 2023 and 2022.

The Company will be able to operate for approximately 12 months using currently available capital resources. The Company will need to obtain additional funding beyond the period that is 12 months from the date these financial statements were available to be issued in order to maintain operations. As a result, in the absence of such funding, substantial doubt exists about the Company’s ability to operate as a going concern.

For years ended December 31, 2023 and 2022

At December 31, 2023, we had cash and cash equivalents of $18,644 as compared to $16,373 as of December 31, 2022, representing an increase of $2,271. This increase can be explained by net cash used in operating activities of $308,256; offset by net cash provided by financing activities of $310,527

. At December 31, 2023 and 2022, our working capital was a deficit of approximately $728,956 and $212,646, respectively.

The cash flows from operating activities decreased from net cash used of $132,804for the year ended December 31, 2022 to net cash used of $308,256 for the year ended December 31, 2022. This decrease of $175,452 is primarily attributed to an increase in research and development costs of $124,065 and increased cash paid for legal and professional fees related to taking the company public.

The cash flows from investing activities remained static from net cash used of $0 for the year ended December 31, 2023 compared to $0 for the year ended December 31, 2022.

The cash flow from financing activities increased from net cash provided of $139,650for the year ended December 31, 2022 to net cash provided of $310,527 for the year ended December 31, 2023. This increase is primarily attributed to an increase in proceeds from issuance of notes payable – related party of $214,550 offset by a decrease in proceeds from convertible notes in the amount of $75,000.

Loans and Promissory Notes

The CEO, Eran Kabakov, and COO, Tomer Kabakov have loaned the Company funds from time-to-time. The loans bear no interest and have no specific repayment terms and have an aggregate balance due of $282,574 and $97,047 as of December 31, 2023 and 2022, respectively..

On July 8, 2022, the Company issued a convertible promissory note in the principal amount of $50,000 to Jonathan Ascher, the Chief Medical Officer, in exchange for $50,000. The promissory note bears 6% interest per year and matures on July 7, 2023. The promissory note automatically converts to common stock at a 25% discount to the initial public offering price. On July 18, 2023, the Company and Jonathan Ascher, the Chief Medical Officer, entered into an amendment to the convertible promissory note, extending the maturity date to December 31, 2023.

On September 15, 2022, the Company issued a convertible promissory note in the principal amount of $50,000 to an investor in exchange for $50,000. The promissory note bears 6% interest per year and matures on September 14, 2023. The promissory note automatically converts to common stock at a 25% discount to the initial public offering price. On September 14, 2023, the Company and the investor entered into an amendment to the convertible promissory note, extending the maturity date to December 31, 2023.

On May 22, 2023, the Company issued a convertible promissory note in the principal amount of $25,000 to an investor in exchange for $25,000. The promissory note bears 6% interest per year and matures on May 21, 2024. The promissory note automatically converts to common stock at a 25% discount to the initial public offering price.

On October 7, 2023, the Company issued a promissory note in the principal amount of $100,000 to Tomer Yazamot, LLC, a company solely owned and controlled by Tomer Kabakov, our Chief Operating Officer, in exchange for $100,000. The promissory note bears 8% interest per year and matures one month of the initial public offering of the Company.

On February 24, 2024 the Company issued a convertible promissory note in the principal amount of $175,000 to an investor in exchange for $175,000. The promissory note bears 6% interest per year and matures on February 24, 2025. The promissory note automatically converts to common stock at a 25% discount to the initial public offering price.

39

Bank Loans

The Company currently does not have any bank loans.

Off-balance sheet financing arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

COVID-19

A pandemic outbreak of novel strains of coronavirus (COVID-19) has occurred across the globe and efforts to mitigate the health impact of the pandemic have profoundly and adversely affected economic activity. National, state and local governments have taken actions to mitigate the impact of the COVID-19 pandemic in a variety of ways, including by declaring states of emergency, issuing stay-at-home orders and ordering certain businesses to close or limit their operations. Due to the digital/remote nature of the Company’s business, COVID-19 has had, and is expected to have, only positive effects on the Company’s operations since more patients and healthcare providers have switched to remote consultations and visits since the start of the COVID-19 pandemic, which lead to an increased use of the Company’s Platform. Additionally, in the U.S., the Centers for Medicare and Medicaid Services (“CMS”) has extended physicians’ fees for telehealth use in certain specialties until December 2023. CMS has also amended rules and regulations to increase access to healthcare via remote services. We believe that this may present a potential opportunity for the Company to sign on new clients in these specific specialties. Notwithstanding the foregoing, the long-term financial impact of coronavirus on the Company cannot be reasonably estimated at this time and may ultimately have a material adverse impact on our business, financial condition, and results of operations.

The COVID-19 pandemic has also resulted in material adverse national and global economic conditions that. Such conditions may result in an economic recession or prolonged economic downturn, which could result in a material loss of business for the duration of the downturn. Actions taken to mitigate the pandemic and resulting economic conditions are likely to materially and adversely impact our business, financial condition, results of operations and cash flows. The COVID-19 pandemic has also resulted in severe disruption and volatility in the financial markets. Depending on the extent and duration of the COVID-19 pandemic, the price of our common stock may experience declines and volatility which may negatively impact our ability to raise capital through the equity markets if necessary to increase our liquidity.

Contractual obligations

The Company enters into agreements with users of the Docola software to provide general services and specific software developments and enhancements. Currently, its largest contract is with a multinational pharmaceutical company.

Critical Accounting Policies

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

The discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or “U.S. GAAP.” The preparation of these financial statements in accordance with U.S. GAAP requires us to make estimates, assumptions and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, assumptions and judgments, including those related to revenue recognition, bad debts, inventories, warranties and income taxes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and our revenue recognition. Actual results may differ from these estimates under different assumptions or conditions and the impact of such differences may be material to our financial statements.

Critical accounting policies are those policies that, in management’s view, are most important in the portrayal of our financial condition and results of operations. The methods, estimates and judgments that we use in applying our accounting policies have a significant impact on the results that we report in our financial statements. These critical accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates regarding matters that are inherently uncertain. Those critical accounting policies and estimates that require the most significant judgment are discussed further below. We consider our most critical accounting policies and estimates to be revenue recognition, gain on settlements, valuation of long-lived assets, income taxes and valuation allowances against net deferred tax assets, derivative liabilities, stock based compensation and accounting for business combinations-acquisition method accounting.

40

Basis of presentation and forward stock split.

The accompanying financial statements were prepared using generally accepted accounting principles in the United States of America (“GAAP”).

Any reference in these notes to applicable guidance is meant to refer to the authoritative accounting principles found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

In December of 2022, the Company effected a forward stock split at the ratio of 1199.298126:1 and its 1,500 shares of common stock were split into 1,798,947 shares of common stock. The financial statements presented herein, are presented as if the forward split occurred on the first day of the reporting period, or January 1, 2021.

Segment information

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s CODM is its Chief Executive Officer (“CEO”). The Company has determined that it operates as a single operating segment and has one reportable segment.

Use of estimates

The preparation of financial statements in accordance with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Significant estimates contained within these financial statements include, but are not limited to, the estimated fair value of the Company’s common stock and convertible notes payable, simple agreements for future equity, warrant liabilities, stock-based compensation, income tax valuation allowance and the accruals of research and development expenses. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates, as there are changes in facts and circumstances. Actual results may differ materially from those estimates or assumptions.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the time of initial purchase to be cash equivalents. The Company maintains its cash and cash equivalents with financial institutions, in which balances from time to time may exceed the U.S. federally insured limits. The objectives of the Company’s cash management policy are to safeguard and preserve funds to maintain liquidity sufficient to meet the Company’s cash flow requirements, and to attain a market rate of return.

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents. Cash equivalents are occasionally invested in certificates of deposit. The Company maintains each of its cash balances with high-quality and accredited financial institutions and accordingly, such funds are not exposed to unusual credit risk beyond the normal credit risk associated with commercial banking relationships

For the years ended December 31, 2023 and 2022, one customer accounted for 85%, and 87% of revenue, respectively. At December 31, 2023 and 2022, one customer accounted for 100% of accounts receivable.

Accounts receivable

The Company’s trade accounts receivable consist of amounts due from customers. The Company reserves against trade accounts receivable for estimated losses that may arise from a customer’s inability to pay, and any amounts determined to be uncollectible are written off against the reserve when it is probable that the receivable will not be collected. As of December 31, 2022 and 2021, the Company has recorded an allowance for bad debts against the trade accounts receivable of $0 and $28,750, respectively.

41

Property and equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on the straight-line basis over the estimated useful life of the assets.

The estimated useful life of property and equipment is as follows:

Estimated Useful Life
Furniture & equipment	3 years

Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in loss from operations. Expenditures for repairs and maintenance are charged to expense as incurred.

Fair value measurements

Certain assets and liabilities are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable

Level 1—Quoted prices in active markets that are identical assets or liabilities.

Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The Company’s Simple Agreement for Future Equity (“SAFE”) are carried at fair value and are classified as Level 3 liabilities.

Debt issuance costs

The Company records debt issuance costs as a reduction to the carrying value of the debt. The debt discounts are amortized over the term of the debt using the effective interest method and recognized as interest expense in the accompanying statement of operations. The Company did not incur any debt issuance costs for the years ended December 31, 2023 and 2022.

42

Simple Agreement for Future Equity

The Company accounts for SAFEs at fair value in accordance with ASC 480. The SAFEs are subject to revaluation at the end of each reporting period, with changes in fair value recognized in the accompanying statements of operations.

Revenue recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts With Customers (“ASC 606”). Under ASC 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the entity expects to be entitled to in exchange for those goods or services. The Company applies ASC 606 to contracts with customers only when it is probable that the entity will collect the consideration to which it is entitled in exchange for the goods or services it transfers to the customer.

The Company assesses the services promised within each contract and determines those that are performance obligations by evaluating whether each promised service is distinct. This assessment involves subjective determinations and requires management to make judgments about the individual promised services, the intended benefit of the contract and whether each service is separately identifiable from the other aspects of the contractual relationship. If a promised service is not distinct, an entity is required to combine that service with other promised services until it identifies a bundle of services that is distinct.

The Company recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) each performance obligation is satisfied, either at a point in time or over time, and, if over time, recognition is based on the use of an output or input method.

In accordance with ASC 606-10-50-17, the Company must make judgments that significantly affect the determination of the amount and timing of revenue from contracts with customers.

•	Contracts: For contracts the company must first adjudicate whether the contracts are for periodic usage or would classify as a “development project” For contracts for periodic usage, the input is the length of time stated on the contract. The output is the continued provision of and access to the software service over time. In such a case, the Company will recognize the revenue ratably over the life of the contract.

•	For development projects, the Company must judge whether the project is for specific performance of a finite deliverable. If so, then revenue would be recognized upon delivery of the requested deliverable. The input is the specific request and the output is the produced deliverable. Once the deliverable is provided to the customer and the customer agrees it is complete, the Company would consider the performance obligation has been met and would record the revenue.

Income taxes

The Company accounts for income taxes according to the ASC 740, Income Taxes (“ASC 740”) using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or in the Company’s tax returns. Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. The Company assesses the likelihood that its deferred tax assets will be and, to the extent it believes, based upon the weight of available evidence, that it is more likely than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense. In evaluating its ability to recover its deferred tax assets, the Company considers all available positive and negative evidence, including projected future taxable income, prudent and feasible tax planning strategies and recent financial operations.

The Company accounts for uncertainty in income taxes recognized in the financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. To the extent the Company determines that such tax provisions will not be sustained, the provision for income taxes would include the effects of any resulting income tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.

43

Net loss per share

Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding for the period. Diluted net loss is computed by adjusting net loss to reallocate undistributed earnings based on the potential impact of dilutive securities. Diluted net loss per share is computed by dividing the diluted net loss by the weighted average number of common shares outstanding for the period, including potential dilutive common stock. For purpose of this calculation, outstanding options, unvested restricted stock and convertible preferred stock are considered potential dilutive common stock and are excluded from the computation of net loss per share as their effect is anti-dilutive.

44

DESCRIPTION OF THE BUSINESS

Overview

Docola, Inc. was incorporated in the state of Delaware on September 5, 2013. Docola has no subsidiaries. Docola aims to be a social good organization offering a free care communication platform that seeks to consolidate thousands of free and low-cost patient education resources from the leading non-profit, government, and commercial organizations in one online marketplace called Docola at the following websites: https://www.doco.la and https://www.docola.com (the “Platform”). The information contained on our websites is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our websites as part of this prospectus or in deciding whether to purchase our securities. Additionally, our Platform allows users to easily create and upload their own resources. With the use of our Platform, clinicians and patient-facing professionals can ePrescribe personalized information to an individual patient or groups of patients. Patients can review the information and ask questions in the comfort of their own homes before, between, or after in-person or virtual visits. We aim to enable healthcare providers to proactively meet people’s health informational needs, so they understand why it is important, possible, and safe to participate in their own medical care. We aim to save time both for the patient and provider and improve patient satisfaction and patient outcomes.

Our Platform was developed by a team of clinicians who know from experience that better communication is essential to better patient care, understanding, and outcomes. We believe that patient centricity, collaboration, and transparency are the best ways to improve patient care. In order to continuously improve the Platform, the company aims to learn from millions of digital interactions between the platform and users, conversations with clinicians and patients, and ongoing research in asynchronous education.

Digital interactions occur every time a user, whether a patient, clinician, or content provider, interact with Platform features and digital content, such as buttons, videos, images, surveys, and quizzes. These digital interactions are recorded through various means, including cookies, log files, and other tracking technologies. We believe that over time, using machine learning and AI technology, the collected data can be utilized to better understand usage patterns, improve our service offerings, identify new market needs, and increase timely patient access to needed information.

On our Platform, healthcare providers, hospitals, and clinics can find free and low-cost patient education and resources, or upload and create their own, and deliver them to patients before, between, and after visits on any web-enabled device. As a social good organization, our Platform is free to all healthcare providers, patients, advocates, and content providers. We intend that there always will be a free version of the platform in the future. As we move into the next growth phase, there will also be optional services that users can select on our Platform that come with an associated fee as further described in detail below.

We are passionately committed to unifying the healthcare experience. We believe access to information and care should be available to everyone. We aim to make it possible for clinicians to effectively share the right information at the right time with patients and families, so they can act on it. We believe that when clinicians proactively meet people’s informational needs, they understand why it’s important, possible, and safe to participate in their own care. This also helps people think about their goals and preferences, in order to have better conversations around healthcare. To date, our Platform has approximately 60,348 users, including clinicians and patients, across the U.S., Canada and the U.K.

To date, through purely organic growth our Platform has approximately 60,348 users, including clinicians, patients, and content providers across the U.S., Canada and the U.K. With respect to users on the Platform, 98% are patients and 2% are clinicians. The number of content providers at this time is negligible. For the year ended December 31, 2022, the Platform had 55,767 users who were patients, an 8.2% organic growth,

To support the free version of the Platform, we offer optional paid services and license a separate product called DocolaRx, to research organizations, medical devices, biotech and pharmaceutical companies for their projects. The proceeds provide financial funding but they do not have any influence or interaction with our free service offering. The Company has one DocolaRx customer that has been using the Platform for several projects since 2016. For the years ended December 31, 2023 and 2022, the Company has generated $50,975 (85% of total revenue) and $46,500 (87% of total revenue) revenues from this DocolaRx customer, respectively. During the year endedDecember 31, 2023 we onboarded two new customers that are now using DocolaRx. One project fee is $5,000 and the other is $22,950.

To date, the Company has funded operations primarily through equity and debt financings. For the fiscal years ended December 31, 2023 and 2022, we reported net losses of $516,310 and $2,438,893, respectively, and negative cash flow from operating activities of $308,256 and $132,804, respectively. As noted in our financial statements, as of December 31, 2023 and December 31, 2022, the Company had an accumulated deficit of $4,141,640 and $3,625,330, respectively, and a working capital deficit of 728,956 and $212,646, respectively. There is substantial doubt regarding our ability to continue as a going concern as a result of our historical recurring losses and negative cash flows from operations as well as our dependence on private equity and debt financing. See “Risk Factors—We have a history of operating losses, our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2023 and 2022.”

45

Industry Overview

The Company operates in the healthcare industry and specifically in the telehealth industry, which has grown substantially since the start of the Covid-19 pandemic and which continues to grow at this time. According to an article published by McKinsey & Company on July 9, 2021, titled “Telehealth: A quarter-trillion-dollar post-COVID-19 reality?” in April of 2020, overall telehealth utilization for office visits and outpatient care was 78 times higher than in February of 2020. According to the same article, since the initial spike in April of 2020, telehealth adoption overall has approached up to 17% of all outpatient and office visit claims with evaluation and management (“E&M”) services.

According to the same article:

•	Telehealth utilization has stabilized at levels 38 times higher than before the pandemic. After an initial spike to more than 32% of office and outpatient visits occurring via telehealth in April of 2020, utilization levels have largely stabilized, ranging from 13% to 17% across all specialties.

•	Similarly, consumer and provider attitudes toward telehealth have improved since the pre-COVID-19 era. Perceptions and usage have dropped slightly since the peak in spring of 2020. Some barriers—such as perceptions of technology security—remain to be addressed to sustain consumer and provider virtual health adoption, and models are likely to evolve to optimize hybrid virtual and in-person care delivery.

•	Some regulatory changes that facilitated expanded use of telehealth have been made permanent, for example, the Centers for Medicare & Medicaid Services’ expansion of reimbursable telehealth codes for the 2021 physician fee schedule. But uncertainty still exists as to the fate of other services that may lose their waiver status when the public health emergency ends.

•	Investment in virtual care and digital health more broadly has skyrocketed, fueling further innovation, with 3 times the level of venture capitalist digital health investment in 2020 than it had in 2017.

•	Virtual healthcare models and business models are evolving and proliferating, moving from purely “virtual urgent care” to a range of services enabling longitudinal virtual care, integration of telehealth with other virtual health solutions, and hybrid virtual/in-person care models, with the potential to improve consumer experience/convenience, access, outcomes, and affordability.

According to an article published by Rock Health on February 21, 2023 titled “Consumer adoption of digital health in 2022: moving at the speed of trust”, telemedicine has reached the 80% adoption mark overall, and audio-only and asynchronous telemedicine beat out point-to-point video chats.

According to an article published by Fierce Healthcare on December 22, 2021 titled “2022 Forecast: Investors will double down on these hot digital health markets,” the first nine months of 2021 alone brought in a total of $21.3 billion for digital health startups across 541 investment deals, dwarfing the $14.6 billion record of 2020, according to Rock Health, a venture fund dedicated to digital health. According to the same article, industry experts say the telehealth industry is becoming more mature and is shifting away from just urgent care visits to focus on more specialized care, or what some call “telehealth 2.0.” Further, according to an article published by MarketWatch on June 23, 2022, titled “Telehealth Market in US 2022-Growth Strategy, Top Trends And Business Opportunity” the US telehealth market is expected to grow at a compound annual growth rate of over 29% during the period 2022-2031.

Our Products and Services

Built by clinicians, we believe that our healthcare communication Platform makes it easy for healthcare providers to improve patient understanding, engagement and measure care participation. Through our Platform we aim to:

•	Educate: Healthcare providers can use our Platform to curate their own library and E-prescribe education and resources to their patients from a central hub.

•	Empower: We believe that our Platform makes it easier for patients and families to confidently participate in their own care.

•	Better Outcomes: We believe that our Platform improves both the patient and clinician healthcare experience.

•	Insights: We believe that on our Platform, healthcare providers can learn how patients utilize online resources through feedback reports and reviews.

46

We seek to serve clinicians, patients, education providers as well as pharmaceutical and medical device companies. Through our Platform we aim to serve:

•	Clinicians: On our Platform clinicians can engage with patients by ePrescribing and tracking interactive resources.
•	Patients: On our Platform patients can take control of their care with online health information, selected by their care team.
•	Education and Content Providers: On our Platform educational and content providers can create a free distribution channel by adding their resources so clinicians can find and utilize them.

•	Pharmaceutical/Medical Device Companies: On our Platform pharmaceutical and medical device companies can create interactive resources to support sales, marketing and research and development.

Clinicians

Clinicians can use our Platform to create a free account and use this account to create their own patient education library of videos, handouts and interactive decision aids as well as communicate with patients. On our platform clinicians can:

•	Upload their own resources by simply using drag and drop;

•	Choose from thousands of free and low-cost resources on the Platform;

•	Pull in free resources from the web;

•	Use the tools in the Platform to easily create videos, surveys, quizzes, for their patients; and

•	Market their practice to current and prospective patients.

Clinicians can then combine any of these interactive resources to create courses. Clinicians can use our Platform to create their own courses for the most common diagnoses and procedures and share them with just one or many patients with just the click of a button, as well as easily modify courses for individual needs, specific combinations of conditions, and health changes over time. They can also ePrescribe courses to an individual, group, or all of their patients. Clinicians can also use the dashboard on our Platform to monitor patient care and progress and to provide follow up and pre-visit guidance. With the use of our Platform, we believe that clinicians can reclaim their time so that it can be dedicated to better personal conversations with patients. We believe that with our Platform, healthcare providers, case managers, educators and advocates can ensure patients and families receive the right information at the right time as well as improve in-person and virtual visits by giving patients consistent, actionable information they can view anytime, anywhere, on any web-enabled device. We believe that our Platform’s feature set makes it effective at population health management.

We believe that when people’s informational needs are met, people feel cared for and empowered, which makes them less likely to search for answers on the internet which may lead to sources that provide misinformation. This improves their ability to engage in their care plans. On our Platform, clinicians can support patients between visits by e-prescribing actionable information to help them understand their conditions, treatments, procedures, recovery, medications, and self-care.

As the Platform expands and connects with other solutions, we intend that there will be optional features offered by third parties to clinician users for a fee. Currently there is the option for clinicians to request a managed account for a onetime fee of $499. With this offering Docola handles all technology and content management, thereby simplifying the experience, speeding up implementation and saving time. Over the years clinicians have asked for additional help creating their account, uploading their educational resources, creating courses, and training their team members on using the Platform. This one time set up service includes 90 days of dedicated phone support for practice staff. There is also the option for clinicians to elect ongoing account management for a monthly fee of $129. Included in this offering are ongoing help with content management monthly usage and key performance indicator (“KPI”) reporting, and dedicated phone support for staff.

We believe that the benefits of our Platform for clinicians, include, but are not limited to:

•	Reduce Repetition: clinicians don’t have to feel like a parrot, a virtual course lets patients review information as many times as they want.

•	Improve Relationships: clinicians can communicate and pre-educate patients prior to appointments and as a result can have more productive conversations with their patients.

47

•	Extend Care Team: clinicians can extend the care team with resources for conditions, meds, and procedures from our Platform.

•	Optimize Processes: clinicians can improve patient selection, speed time to procedures, enhance marketing initiatives, and coordinate clinical and administrative staff.

•	Enhance and Support Self Care: clinicians can give patients info they can understand and act on and as a result reduce the need for Dr. Google.

•	Increase Satisfaction: clinicians can exceed patient expectations and reduce clinical team burnout.

•	Track and document: clinicians can monitor if patients start and complete courses.

•	Gather insights: clinicians can collect patient feedback through surveys and reviews.

•	Secure: our Platform aims to meet the highest data compliance regulations.

The Platform supports delivery of videos (MP4 format), Microsoft Office documents, Images (PNG and JPG), and PDFs, web assets, quizzes and surveys. Clinicians will be in full control of and solely responsible for all content they post on our Platform. The Platform is designed to enable clinicians to easily update information whenever needed. New materials can be uploaded and replaced within any course. A unique version control feature maintains a record of each item updates.

Patients and Families

A patient’s healthcare provider will send their patient an email with a link to create a free account on our Platform. With our Platform a patient’s doctor can easily share or “ePrescribe” videos and other resources to explain conditions, medications, or procedures, help patient’s think about treatment decisions, and have better conversations. We believe that this helps patients to better understand their diagnoses or treatment options, and relieves the stress and uncertainty of having to search the web for this information. Once a patient creates a free account with our Platform, they can access their account anytime, from any device. With our Platform, patients don’t need to spend time searching the web, instead, their care team selects information specifically for them. Then, patients can look at the information on the Platform at the time of their choosing, share the same information with their family and friends, and even leave a review to help others know if the information was helpful.

We believe that the benefits of our Platform for patients, include, but are not limited to:

•	Personalized: the information on our Platform is chosen specifically for the patient by their care team.

•	Better Conversations: on our Platform, patients can have more meaningful conversations with their care team.

•	On Demand: on our Platform, patients can review the information when they have time on any web-enabled device.

•	Secure: our Platform does not share or sell any patient data and aims to uphold the highest privacy standards and regulations.

•	Easy to Share: on our Platform, patients can easily share education and resources with their family and friends.

To ensure patients only see information that’s right for them, they cannot search for content on the Platform. Patients only see the information that their care teams ePrescribe to them. Once a specific course is posted on our Platform for a patient, each course remains active and accessible to patients for 365 days. This means that patients will be able to view the prescribed course for up to 365 days after the date on which the course was first created. Once a course expires, the course title will be visible in the patient’s account but the course will be deactivated (i.e. inaccessible and greyed out). If patients click on the course title, a notification will be displayed to request new access from the prescribing clinician. This is a quality assurance feature that we believe will prevent patients from accessing outdated information.

Further, Privacy and data security are core pillars of our value proposition. We aim to maintain rigorous security and data access controls to protect the information posted on our Platform. User data is encrypted at rest and in transit if data is to be transferred to a third-party service provider. We employ proprietary mechanisms to further protect collected information.

48

Education and Content Providers

Education and content providers can use our Platform to create a free account and use the account to upload their resources and decide if each resource is free or has a licensing fee. Education and content providers can also use our Platform to combine resources to create courses. Education and content providers can use our Platform to create essential resources to help educate and support patients or healthcare providers.

Our Platform is a care communication platform with a mission to connect education and content providers, clinicians and patients. The Platform is a searchable clearinghouse where care providers can find and license education and content providers’ resources, then ePrescribe them to patients to ensure they get the right information at the right time.

We want education and content providers to think of our Platform as an App Store for their content. They can decide the price, if any, for each of their items such as videos, checklists, decision aids, articles, or continuing education for clinicians. Education and content providers maintain full ownership and control and can see who licenses their content and get aggregate data on how it’s used on the Platform.

We believe that the benefits of our Platform for education and content providers include, but are not limited to:

•	Our Platform can serve as a free distribution channel to education and content providers;

•	Education and content providers can use our Platform to get utilization reports; and

•	Education and content providers control and own their brand presence, content offering, and pricing on the Platform.

Pharmaceutical and Medical Device Companies

The Company also licenses a separate product, called DocolaRx™, to research organizations and pharmaceutical and biotech companies. They do not have any influence or interaction with the free Platform or community. The revenue from these projects provides financial funding to us, but operates independently from our main Platform.

We believe that pharmaceutical, medical device, and biotechnology brand teams, as well as clinical research organizations (“CROs”), can use DocolaRx™ to enhance patient-centric programs and digital therapeutics and manage clinical trials. They can also use DocolaRx™ to collect data, create reports, track usage, optimize processes, enable patient behavior change, improve patient satisfaction, provide timely information, deliver electronic consents and educate patients. DocolaRx™ aims to provide intuitive content management, powerful scalability and a white-labeled interface.

As pharma evolves into patient centric models, we believe that there are exciting opportunities to connect with patients and caregivers. As remote care, telemedicine, wearable devices and digital therapeutics become integral parts of the medical service delivery chain, we believe that it is imperative to consolidate functions into care communication pathways. DocolaRx was developed by clinicians who are passionate about the successful intersection of medicine and technology. We continuously learn from millions of digital interactions on our Platform, conversations with clinicians and patients, and industry trends. Digital interactions occur every time a user, whether a patient, clinician, or content provider, interact with Platform features and digital content, such as buttons, videos, images, surveys, and quizzes. These digital interactions are recorded through various means, including cookies, log files, and other tracking technologies and we believe that over time, using machine learning and artificial intelligence (AI) technology, the collected data can be utilized to better understand usage patterns, improve our service offerings, identify new market needs, and increase timely patient access to needed information.

49

We believe that in an ever-evolving market, full of advanced therapeutic options, the industry must transform patients into long-term partners by offering consistent, trustworthy, and relevant knowledge – in real time, along the care continuum. DocolaRx optimizes information sharing with healthcare professionals (“HCPs”) and patients. DocolaRx enables brand teams to create, customize, and deliver the right information at the right time to support HCPs and patients as well as easily track, monitor, and analyze the digital interactions. Using DocolaRx, the pharma team can provide each HCP with a dedicated account and the HCP can then interact with patients accordingly. Using DocolaRx, the pharma team can provide each HCP with a dedicated account and the HCP can then interact with patients accordingly.

We believe that DocolaRx enables pharmaceutical brand teams to become an objective participant in the care continuum. Providing HCPs or pharma employed nurses, with a care communication platform that delivers information to and from patients. We believe that pharmaceutical, medical device, and biotechnology brand teams, as well as CROs can utilize DocolaRx to support new product launches, expand current therapeutic websites and forums with a patient centric digital environment, sales representative training, HCP education, wearable device connectivity, and virtual reality streaming.

We believe that the pharma industry is going through a major shift and must find new ways to meet the needs of a growing digital healthcare ecosystem. To adapt and succeed in this tech-driven market, we believe that pharmaceutical and medical device companies need the right tools to support a new patient-centric business model that combines connected devices and big data insights. DocolaRx offers content development, KPI measurement, and analysis using cutting edge machine learning and artificial intelligence technology.

With DocolaRx™, we offer both premium and white label options. The enterprise solution pricing is dependent upon the project scope and complexity. Integration levels, language, localization, and regulatory compliance are only some of the considerations that are taken into account. We work closely with our clients throughout the selection process as well as implementation. The pricing set forth below is a starting point for evaluation purposes and describes estimated fees associated with both our premium and white label options. The white label options enable organizations to create a complete custom user experience. The estimated fees are as follows:

Type of Fee	Premium	White Label
Set Up Fee	$3,000	$60,000
Annual License Fee	$6,000	$125,000
Maintenance Fee	No Fee	$25,000
Training Webinars Fee	$3,000	$5,000
Custom Reports Fee	$3,000	$5,000
Custom Development Work Fee	Not available on Premium	$175 per hour

How it Works

Our Platform offers a free care communication platform to connect clinicians and patients to deliver asynchronous patient education. Our Platform is free for healthcare providers, patients, and content providers. Our Platform aims to make it easy for healthcare providers to create their own library by:

•	Easily uploading their own existing patient education;
•	Importing free resources from the web;
•	Using the tools in the Platform to create new videos, surveys;
•	Or searching for and licensing resources from the marketplace

Then care teams can combine those resources into courses and ePrescribe them to patients. The Platform aims to be a growing clearinghouse of videos, decision aids, articles, checklists for patients, as well as clinician education. Some of the content is free, and some has licensing fees. This makes it easy for care teams to pick and choose the resources they want to use, versus the costs associated with buying a large content library. To ensure patients only see information that’s right for them: they cannot search the Platform. They only see the information their care teams ePrescribe to them.

50

Is our Platform Truly Free?

The Platform is free to use as-is for all hospitals, clinics, healthcare providers, case managers, patient advocates, patients, and education and content providers. We do not display advertising information, nor do we sell or share user data. Some of the content is free, and some has licensing fees. The Company licenses a separate product, DocolaRx™, to research organizations and pharmaceutical and biotech companies.

There are no fees to use the Platform as is. Much of the patient and clinician education in the marketplace is free. Some of the third-party content has monthly or annual licensing fees, which are clearly labeled. This makes it easy to choose only the resources you want to use and save on the costs associated with buying a large content library. You only pay for what you use. No fees are ever passed on to patients. There are project fees associated with integrating the Platform into other systems such as electronic health records and telemedicine. Integrating our Platform into a third party health record solution is a project that requires the Company to provide project management personnel and resources, skilled web and database developer personnel and the utilization of a third party that provides linking into the electronic medical records. The foregoing can cost several thousands of dollars per year. Accordingly, we discuss these paid options with any prospective clients and inform them ahead of time if they would like to engage these paid services and provide them with a cost estimate if they wish to do so.

There is the option for users to create what we call a hands free account set up for a one-time fee of $499. Over the years clients have asked for additional help creating their account, uploading their educational resources, creating courses, and training their team members on using the Platform. This one time set up service includes 90 days of dedicated phone support for practice staff. There is also the option for users to elect for monthly account management for a monthly fee of $129. If a user would like ongoing help managing your practice’s content, monthly usage, KPI reporting, and dedicated phone support for staff, they can select this option. There is also the option for users to engage in content licensing. Users can choose and license patient education and resources from a wide array of organizations and vendors on our content marketplace.

Our Vision

Our vision is to be a social good organization with a free care communication platform that seeks to consolidate thousands of free and low-cost patient education resources from the leading non-profit, government, and commercial organizations in one marketplace. Our Platform was developed by a team of clinicians who know from experience that better communication is essential to better care, understanding, and outcomes. We believe that patient centricity, collaboration, and transparency is the best way to improve care. We believe that healthcare providers, hospitals, and clinics can utilize our Platform to find free and low-cost patient education and resources, or upload and create their own, and deliver them to people before, between, and after visits on any web-enabled device. We are passionately committed to unifying the healthcare experience. We believe access to information and care should be available to everyone. We aim to make it possible for patients and families to receive the right information at the right time, so they can act on it. We believe that when we proactively meet people’s informational needs, they understand why it’s important, possible, and safe to participate in their own care. This also helps people think about their goals and preferences, in order to have better conversations.

51

Competition and Competitive Advantages

The market for our products and services is subject to rapid and significant change and competition. The market for technology-enabled services that empower healthcare consumers is characterized by rapid technological change, new product and service introductions, evolving industry standards, changing customer needs, existing competition and the entrance of non-traditional competitors. In addition, there may be a limited-time opportunity to achieve and maintain a significant share of this market due in part to the rapidly evolving nature of the healthcare and technology industries and the substantial resources available to our existing and potential competitors. The market for technology-enabled services that empower healthcare consumers is relatively new and unproven, and it is uncertain whether this market will achieve and sustain high levels of demand and market adoption.

Our success depends to a substantial extent on the willingness of consumers to increase their use of technology platforms to manage their healthcare options, the ability of our Platform to increase consumer engagement, and our ability to demonstrate the value of our Platform to our potential users. If users do not recognize or acknowledge the benefits of our Platform or our Platform does not drive consumer engagement, then the market for our products and services might develop more slowly than we expect, which could adversely affect our operating results. In addition, we have limited insight into trends that might develop and affect our business. We might make errors in predicting and reacting to relevant business, legal and regulatory trends, which could harm our business. If any of these events occur, it could materially adversely affect our business, financial condition or results of operations.

We believe that our primary direct competitors include Krames, Walter Kluwer and Salesforce and we believe that our primary indirect competitors are Teladoc, EPIC, Oracle Cerner, Nextgen and AMWELL, which competitors provide either patient education products, telehealth services and online healthcare website products that compete with the Company.

The following is a brief description of the foregoing companies which we see as our closest competitors, however it is possible that another company, that is not listed below, can potentially be a major competitor of the Company:

Direct Competitors:

•	Krames – is a private entity that provides patient education products and is one of the oldest companies in the market of patient education and are widely used;

•	Walter Kluwer – is a publicly traded entity that provides Emmi® which is an end-to-end technology suite for patient engagement and partnership; and

•	Salesforce – is a publicly traded entity that provides a platform that aims to help patients manage patient relationships from initial acquisition, service, care management, and ongoing engagement and it is one of the largest customer relationship management providers on the market.

Indirect Competitors:

•	Teladoc – is a publicly traded entity that provides telehealth services that operates in 130 countries;

•	EPIC – is a private entity that provides a software called MyChart® that holds patient records with a focus on clinical management and patient engagement features;

52

•	Oracle Cerner – is an electronic health records company that was recently acquired by Oracle Corporation, which is a publicly traded entity for over $28 billion, and offers patient engagement services;

•	Nextgen – is a publicly traded entity that is an electronic health records company that offers patient education which has a strong presence in the small to mid-size medical group market; and

•	AMWEL – is a publicly traded telemedicine company that connects patient to doctors over secure video and is one of the leading telemedicine companies in the U.S.

Our competitors may have the ability to devote more financial and operational resources than we can to developing new technologies and services, including services that provide improved operating functionality, and adding features to their existing service offerings. If successful, their development efforts could render our services less desirable, resulting in the loss of our existing users or a reduction in the fees we earn from our products and services.

We believe that we have certain competitive advantages. For example, research shows when care teams curate and ePrescribe quality resources to patients before, after, and between visits, this can improve:

•	Utilization

•	Understanding

•	Recall

•	Health behaviors and outcomes

•	Self-efficacy; and

•	Patient-provider conversations and relationships.

Additionally, we believe that people feel safer disclosing sensitive information about such indications as mental health, alcohol, drugs, abuse, or food security on a secure digital health platform.

We believe that our competitive advantages are that our Platform enables:

•	Better care communication and conversations (less need for Dr. Google)

•	Improved patient and provider experience

•	Value-based healthcare

•	More effortless population health

•	Virtual care

•	Patient and family caregiver engagement; and

•	Health literacy.

Unlike some of our competitors, our Platform provides more than just patient data, scheduling and record keeping, and also allows for informational courses, that are prescribed to support patients and families along the care continuum.

53

Recent Developments

Related Party Debts

The CEO, Eran Kabakov, and COO, Tomer Kabakov have loaned the Company funds from time-to-time. The loans bear no interest and have no specific repayment terms and have an aggregate balance due of $282,574 and $97,047 as of December 31, 2023 and 2022, respectively.

Start-up Accelerator Stock Issuance

In December of 2022 the Company issued, per its pre-existing contractual arrangement, 150,663 shares to a New York City-based start-up accelerator.

Stock Issuance for Services

On December 14, 2022, the Company issued 464,008 shares of common stock to professionals for services rendered.

On December 23, 2022, the Company issued 25,185 shares of common stock to a professional for services rendered.

Loans and Promissory Notes

The CEO, Eran Kabakov, and COO, Tomer Kabakov have loaned the Company funds from time-to-time. The loans bear no interest and have no specific repayment terms and have an aggregate balance due of $282,574 and $97,047 as of December 31, 2023 and 2022, respectively.

On July 8, 2022, the Company issued a convertible promissory note in the principal amount of $50,000 to Jonathan Ascher, the Chief Medical Officer, in exchange for $50,000. The promissory note bears 6% interest per year and matures on July 7, 2023. The promissory note automatically converts to common stock at a 25% discount to the initial public offering price. On July 18, 2023, the Company and Jonathan Ascher, the Chief Medical Officer, entered into an amendment to the convertible promissory note, extending the maturity date to December 31, 2023.

On September 15, 2022, the Company issued a convertible promissory note in the principal amount of $50,000 to an investor in exchange for $50,000. The promissory note bears 6% interest per year and matures on September 14, 2023. The promissory note automatically converts to common stock at a 25% discount to the initial public offering price. On September 14, 2023, the Company and the investor entered into an amendment to the convertible promissory note, extending the maturity date to December 31, 2023.

On May 22, 2023, the Company issued a convertible promissory note in the principal amount of $25,000 to an investor in exchange for $25,000. The promissory note bears 6% interest per year and matures on May 21, 2024. The promissory note automatically converts to common stock at a 25% discount to the initial public offering price.

On October 7, 2023, the Company issued a promissory note in the principal amount of $100,000 to Tomer Yazamot, LLC, a company solely owned and controlled by Tomer Kabakov, our Chief Operating Officer, in exchange for $100,000. The promissory note bears 8% interest per year and matures December 27, 2023.

Facilities

Our company headquarters are located at 801 W. Bay Drive, Suite 506, Largo, Florida 33770. We lease this space for $729 per month pursuant to a written lease agreement, dated May 7, 2015, and amended on July 22, 2015. The Company continues to occupy the space on a month-to-month basis.

Seasonality and Weather Patterns

Our services and products are not subject to seasonal variability and weather patterns.

Intellectual Property

The Company currently holds the following trademarks in the following geographical areas:

U.S.A.: The Company holds a trademark in the U.S. under Trademark Registration number 4827657 registered on October 6, 2015, and expiring within 10 years from issuance, unless extended, which appears as follows:

54

China: The Company holds a trademark in China under Trademark Registration Certificate No. 17201243 registered on August 7, 2016 and expiring on August 6, 2026, which appears as follows:

Brazil: The Company holds a trademark in Brazil under Trademark Registration number 909519269 registered on October 17, 2017, and expiring on October 17, 2027, which appears as follows:

India: The Company holds a trademark in India under Trademark Registration number 2986103 registered on June 15, 2015, and expiring on June 15, 2025, which appears as follows:

Material Agreements

License Agreement with Visual Health

On September 1, 2019, the Company entered into a License Agreement (the “License Agreement”) with Visual Health Solutions, Inc., a Colorado corporation (Visual Health). Pursuant to the License Agreement, the Company acquired a world-wide nonexclusive license to display, perform, exhibit, distribute or transmit Visual Health’s animations, visual consults and other various products and services of Visual Health referred to together herein as the “Visual Intellectual Property” in the Company’s products for the term of the License Agreement (the “License”) in accordance with the terms of the License Agreement. The term of the License Agreement is initially for three (3) years from September 1, 2019, which will be automatically extended for two (2) successive one (1) year terms unless cancelled by written notice by either party to the other party note less than one-hundred twenty (120) days prior to the expiration of the term. Pursuant to the License Agreement, the Company agreed, to the extent possible, to provide attribution to Visual Health on the Company’s products. Pursuant to the License Agreement, the Company agreed to forward to Visual Health a link to all of the Company’s media that displays the Visual Intellectual Property within ten (10) business days of being made available to the general public. The License is not transferrable without the consent of Visual Health.

In exchange for the grant of the License under the License Agreement, the Company agreed to include Visual Intellectual Property in all of its product offerings and pay Visual Health a monthly fee equal to 70% of the provider-use fees collected by the Company (the “Monthly Fee”). The Monthly Fee is to be calculated by the Company reporting each month the number of providers paying fees to the Company for the use of the Company’s Platform during the preceding month by the 5th of the month, together with the per-provider fees paid to the Company. Visual Health will invoice the Company the calculated fee based on the number of provider-users and the fees paid to the Company and payment of the invoice by the Company must be made within 30 days of receipt of such invoice.

The License Agreement can be terminated by either party by giving written notice to the other party in the event of a material breach of any term of the License Agreement which is not cured withing sixty (60) days following the written notice thereof. Additionally, after the first twelve (12) months following September 1, 2019, either party can terminate the License Agreement by giving the other party one hundred twenty (120) days’ notice.

Further, Visual Health can terminate the License Agreement, by giving written notice to the Company to cure any of the following within 30 days and declare the total amount, or any portion thereof, due under the License Agreement payable immediately, (i) the Company fails to pay any amount due under the License Agreement within thirty (30) days of its due date or the Company or (ii) violates, breaches or details in performing any material requirement or obligation under the License Agreement or any representation in the License Agreement by the Company is inaccurate and such inaccuracy continues uncured for thirty (30) days after receiving notice thereof. The Company can terminate the License Agreement, any time if (i) the Company reasonably determines that the Visual Intellectual Property infringes on any copyright, rights of privacy or publicity of any third parties and such infringement is not cured within thirty (30) days after receiving notice thereof or (ii) Visual Health breaches any material terms of the License Agreement.

55

Pursuant to the License Agreement, the Company and Visual Health each agreed to indemnify the other party against all claims, liabilities and costs, including reasonable attorney’s fees, incurred in defense of any claim brought against them by a third party alleging (1) that the Visual Health Intellectual Property infringes or misappropriates any patent, copyright, trademark, trade secret or other proprietary rights of any third party (2) resulting from a breach by a party of any of its representations and warranties under the License Agreement, provided that the party promptly notifies the other party in writing of any such claim and the indemnifying party is permitted to control fully the defense of such claim or (3) bodily injury, death of any person, or damage to real or tangible personal property resulting from a party’s acts or omissions.

A copy of the License Agreement is filed as Exhibit 10.2 to the registration statement of which this prospectus forms a part and is incorporated by reference herein.

License Agreement with Merck & Co.

On September 30, 2020, the Company entered into a License Agreement (the “Merck License Agreement”) with Merck & Co. (“Merck”), pursuant to which Merck agreed to grant the Company a non-exclusive license (the “Merck License”) to use Merck’s patent, copyright and other rights related to Merck’s executable, object-code versions of certain software and/or content identified in the Merck License Agreement, together with all updates, corrections, and new versions thereof, and any users manuals or other materials that describe or explain the functionality and operability of the foregoing (referred to together as the “Merck Content”), to provide to the Company’s North American based costumers web access to the Merck Content in conjunction with the Company’s products.

Pursuant to the Merck License Agreement, the Company has sole and exclusive discretion concerning the marketing and distribution of the Merck Content so long as it is not monetized. Pursuant to the Merck License Agreement, the Company may use Merck's name, logos and proprietary images in an appropriate manner, in reference to Merck Content, until the termination of the Merck License Agreement. Additionally, pursuant to the Merck License Agreement, the Company is required to add a specific Merck proprietary rights notice, as set forth in the Merck License Agreement, when incorporating the Merck Content into its offerings. Pursuant to the Merck License Agreement, Merck must be notified of and approve all material before the Company releases any products incorporating the Merck Content and the Company agreed to provide Merck with user account access to the Company’s website for review purposes.

As set forth in the Merck License Agreement, Merck is offering this free service of granting the License to the Company for the benefit of healthcare providers and patients and in exchange the Company will promote the “Merck Manual,” which is part of the Merck Content as an offering to their users. A descriptive blurb of the Merck Manual (with the right of the Merck to adjust the description up to 4 times per calendar year) will be listed on the Company’s website in the appropriate area to advertise that is it available. The Company agreed to at Merck’s request, provide a quarterly report that includes usage statistics, plus the number of overall subscribers to Merck. The Company may not charge any of its customers for any Merck Content. If the Company imposes any charges related to the Merk Content, Merck can unilaterally terminate the Merck License Agreement.

The term of the Merck License Agreement is for two (2) years from September 30, 2020, and unless terminated, will be renewed for subsequent one (1) year periods upon written notice provided by Merck of its intention to renew the Merck License Agreement at least ninety (90) days prior to the termination date of the current term (including any renewals). (The license has not been terminated and is in effect until September 30, 2023) The Merck License Agreement can be terminated any time by mutual agreement of the parties, and each party may terminate the Merck License Agreement immediately upon giving written notice of termination to the other party upon the occurrence of any of the following events: (i) the other party fails to cure a breach of the License Agreement committed by it within ninety days (90) after receiving written notice thereof, (ii) the other party institutes proceedings under bankruptcy or insolvency laws, for corporate reorganization, receivership, dissolution or similar proceedings, (iii) proceedings under bankruptcy or insolvency laws, for corporate reorganization, receivership, dissolution or similar proceedings are pending against the other party for more than ninety (90) days, (iv) the other party makes a general assignment for the benefit of creditors, (v) the other party becomes insolvent, or (vi) either party ceases to conduct business or to conduct the business relevant under the Merck License Agreement. Upon any termination of the Merck License Agreement, the Company must cease providing access to the Merck Content and incorporating the Merk Content into its products.

56

Additionally, pursuant to the Merck License Agreement, each the Company and Merck agreed to defend, indemnify and hold harmless the other party from and against any and all third-party claims, actions, causes of action, liabilities, damages, costs and expenses, including attorneys' fees, arising out of or related to any facts or alleged facts which, if true, would constitute a breach of such party’s representations and warranties in the Merck License Agreement.

A copy of the Merck License Agreement is filed as Exhibit 10.3 to the registration statement of which this prospectus forms a part and is incorporated by reference herein.

Non-exclusive License Agreement with the Regents of the University of California

On August 16, 2021, the Company entered into a License Agreement ( the “UCSF License Agreement”) with the Regents of the University of California acting on behalf of the University of California San Francisco and through the Office of Technology Management & Advancement (“UCSF”), pursuant to which UCSF agreed to grant the Company a non-exclusive license (the “UCSF License”) to use UCSF’s websites and subdirectories designated as “PREPARE” on the Company’s Platform, subject to the terms of the UCSF License Agreement, and additionally the UCSF License cannot be sub-licensed. Pursuant to the UCSF License Agreement, the Company agreed that the UCSF License can only be used to offer PREPARE as a patient content option for healthcare providers registered with the Company and the Company is not permitted to modify the source site specifications of PREPARE as set forth in the UCSF License Agreement, without the prior written consent of UCSF. The Company is also required to seek prior written approval from UCSF for any written descriptions of PREPARE appearing on the Company’s websites and wherever the Company references PREPARE.

Pursuant to the UCSF License Agreement, the Company agreed to maintain its website in accordance with industry standards and to provide UCSF, on a quarterly basis with agreed upon metrics, such as, but not limited to, the number and organization type of all practice accounts that use PREPARE, the number and type of all clinician accounts that use PREPARE, the number of patients who are assigned/prescribed/utilize PREPARE per clinician and practice account, and any other available metrics and feedback regarding PREPARE that can be shared under applicable law. Additionally, pursuant to the UCSF License Agreement, the Company is required to add a specific UCSF proprietary rights notice, as set forth in the UCSF License Agreement, when using PREPARE.

Pursuant to the UCSF License Agreement, the Company agreed to pay UCSF earned royalties, of initially $20 per clinician account and practice account per month, subject to change by UCSF, with each clinician account and practice account being limited to 300 prescriptions of PREPARE per month (the “Earned Royalties”). Pursuant to the UCSF License Agreement, the Earned Royalties are nonrefundable and non-cancelable and are required to be paid by the Company to UCSF quarterly within sixty (60) days after the end of each calendar quarter and the Company is responsible for all bank or other transfer charges for such payment. If any amounts owed to UCSF under the UCSF License Agreement are not received when due, the Company will pay interest charges at a rate of ten percent (10%) per annum. For larger scale healthcare related organizations that require ongoing management by the Company, if there is a need for PREPARE materials, the Company will contact UCSF with prospective account information for specific pricing guidance.

The term of the UCSF License Agreement is for two (2) years from August 16, 2021. The UCSF License Agreement can be terminated at any time by either party by giving thirty (30) days prior written notice to the other party. The UCSF License Agreement can also be terminated by UCSF by giving the Company five (5) days written notice if the Company fails to perform or violates any term of covenant of the UCSF License Agreement.

Pursuant to the UCSF License Agreement, the Company agreed to indemnify and hold harmless and release and forever discharge, UCSF, by reason of any damage, or other consequences arising or resulting directly or indirectly from the UCSF License and occurring at any time subsequent to such grant of the UCSF license, including but not limited to, any use of PREPARE, that is not authorized under the UCSF License Agreement.

57

A copy of the License Agreement is filed as Exhibit 10.4 to the registration statement of which this prospectus forms a part and is incorporated by reference herein.

Memorandum of Understanding with Patients for Patient Safety United States

On December 17, 2021, the Company entered into a Memorandum of Understanding (the “MOU”) with Patients for Patient Safety US (“PFPS”), which sets forth the preliminary understandings under which the Company and PFPS will work as organization partners to pursue the goals of PFPS, with the Company becoming an organization partner of PFPS. On July 17, 2023 the Company renewed this MOU to extend the understanding from December 17, 2022 until December 31, 2023 PFPS is a program of the World Health Organization (WHO) and is an international network of patient safety advocates established by the WHO in 2004 to raise awareness about avoidable harm in healthcare and advance the improvement of patient safety in every nation on earth. Pursuant to the MOU, the Company and PFPS, agreed to act in good faith in their cooperative dealings with one another in the pursuit of the PFPS’s goals of raising awareness of avoidable harm in healthcare.

Pursuant to the MOU, PFPS agreed to consult the Company in the development of specific implementation positions, proposals or actions taken by PFPS. The MOU creates no obligation on the part of the Company to fund PFPS. Pursuant to the MOU, it is anticipated that PFPS work will be done by working groups that include people who work for or represent PFPS which will report on their work to PFPS, and the Company as an organizational partner of PFPS through email, conference calls, virtual meetings or in person meetings.

Pursuant to the MOU, the Company as an organization partner of PFPS, will be asked to allow the use of their organization’s name and logo in PFPS materials, however, no logo will be used without receiving express written consent of the Company. The Company is free to leave PEPS at any time as an organization partner.

A copy of the MOU is filed as Exhibit 10.5 to the registration statement of which this prospectus forms a part and is incorporated by reference herein.

Master Services Agreement with AbbVie Corporation and Amendment Thereto

On December 9, 2021, the Company entered into a Master Services Agreement (the “MSA”) with AbbVie Corporation (“AbbVie”) pursuant to which the AbbVie retained the Company to provide the Company’s technology platform as a white labeled SAAS to AbbVie on a task-by-task basis and on the terms and conditions set forth in the MSA and in accordance with each applicable statement of work or purchase order under the MSA. The types of services to be provided by the Company to AbbVie under the MSA include the use of the Company’s online Platform and development services as needed.

As compensation for the Company’s services under the MSA, AbbVie agreed to pay the Company, in accordance with the budget described in each applicable statement of work or purchase order, which may be amended from time to time by both parties in writing. AbbVie will not be obligated to pay any broker’s or booking commissions in connection with the services provided by the Company under the MSA. Under the MSA the Company will provide AbbVie with a detailed invoice setting forth services and expenses, and payment by AbbVie will be made within ninety (90) days of AbbVie’s receipt of the invoice. AbbVie also agreed to pay for transportation expenses, as approved by AbbVie in advance, incurred by the Company while providing services under the MSA.

58

The term of the MSA is for an initial period of two (2) years from December 9, 2021, and automatically renews for a one (1) time renewal of two (2) years, unless AbbVie provides the Company with ninety (90) days written notice of its intent not to renew the MSA prior to the expiration of the initial term. Additionally, the Company and AbbVie can extend the term of the MSA by mutual written agreement. AbbVie can terminate the MSA at any time without cause by giving the Company thirty (30) days prior written notice. AbbVie can also suspend any of the deliverables associated with a statement of work or purchase order upon twenty four (24) hours prior written notice to the Company. AbbVie can terminate the MSA immediately by written notice to the Company, if AbbVie concludes, in its sole discretion, that (i) the Company materially breached certain sections of the MSA, or that such a breach is substantially likely to occur, (ii) the Company has provided any materially false or misleading information to AbbVie in connection with the MSA, (iii) the Company does not consent to an inspection and audit required by the MSA or fails to provide access or information to AbbVie’s satisfaction or (iv) the Company declines to implement corrective or remedial action that AbbVie requires pursuant to the MSA.

The Company and AbbVie can terminate the MSA, or any purchase order or statement of work thereunder if either party defaults under the MSA (i) by giving written notice to the defaulting party of the default and if such default is not cured within thirty (30) days after the non-defaulting party provides notice reasonably detailing such failure, (ii) by giving written notice if the other party becomes the subject of a voluntary petition in bankruptcy or any similar proceeding that not dismissed within sixty (60) days of filing and (iii) immediately in the event of a statutory, judicial, regulatory or administrative ruling or interpretation by Health Canada or any other governmental or regulatory authority which makes it impossible or commercially impracticable to continue a statement of work or purchase order under the MSA, as determined in AbbVie’s sole discretion. Any termination of expiration of the MSA will not affect any rights or obligations under the MSA which have accrued prior thereto. In the event of premature termination of the MSA, AbbVie shall pay the Company for services performed under the MSA on a prorated basis and for any and all reasonable expenses incurred by the Company through the date of termination, however, in no event will such amount exceed the amount that would have been payable to the Company, had the MSA not been terminated.

Pursuant to the MSA, the Company agreed to indemnify AbbVie against all breaches of the MSA by the Company and any other claims, actions, damages, liabilities, and expenses (including reasonable attorney’s fees and costs) arising out the Company’s negligence or willful misconduct in it performance of the services, or infringement of third party rights relating to AbbVie’s use of the Company’s Platform and AbbVie agreed to indemnify the Company against all breaches of the MSA by AbbVie and other claims, actions, damages, liabilities, and expenses (including reasonable attorney’s fees and costs) arising out AbbVie’s negligence or willful misconduct in the performance of its obligations under the MSA.

A copy of the MSA is filed as Exhibit 10.6 to the registration statement of which this prospectus forms a part and is incorporated by reference herein.

On March 4, 2022, the Company entered into an amendment (the “Amendment”) to the MSA, pursuant to which the data classification category under the MSA was revised from “internal use” to “secret,” with no other amendments to the MSA being made therein.

A copy of the Amendment is filed as Exhibit 10.7 to the registration statement of which this prospectus forms a part and is incorporated by reference herein.

Collaborative Agreement with Sano Genetics Limited

On August 2, 2022, the Company entered into a Collaborative Agreement (the “Collaborative Agreement”) with Sano Genetics Limited (“Sano”), pursuant to which the Company and Sano agreed to work together to use one another’s expertise to identify and screen individuals for clinical trial opportunities, and with the Company specifically agreeing to provide Sano with access to potential research participants (the “Services”). Pursuant to the Collaborative Agreement Sano will provide the Company with criteria for recruiting participants into the research project and provide the platform for analyzing participant genomic, medical, survey, or other data to check for potential eligibility.

Pursuant to the Collaborative Agreement, the Company will submit its invoices for fees and allowable expenses monthly in arrears for the Services it provides to Sano, and Sano will pay the Company’s invoice within thirty (30) days after the date Sano receives payment from the subject client of the invoice (the “Fees”). The Fees are in respect of each participant introduced by the Company who meets all of the success criteria specified by Sano. If a participant does not meet the success criteria specified by Sano for a project in which the relevant participant was first introduced by the Company but does meet the success criteria specified by Sano of a subsequent project which the Company is working on for Sano under the Collaboration Agreement, Sano will pay the Fees to the Company for the subsequent project, so long as it was completed within two (2) years of the first project at issue.

59

Pursuant to the Collaborative Agreement, neither party will be liable for any loss of profits, loss of business, depletion of goodwill, or any special, indirect or consequential loss or damage and each party's total aggregate liability to the other under will be limited to the total Fees paid by Sano in respect of a certain project at issue.

There is no set term in the Collaborative Agreement, and no termination provisions included therein.

A copy of the Collaborative Agreement is filed as Exhibit 10.8 to the registration statement of which this prospectus forms a part and is incorporated by reference herein.

Corporate Information

Our principal executive offices are located at 801 W. Bay Drive, Suite 506, Largo, Florida 33770, and our telephone number is (888) 981-8111. Our website addresses are Https://www.doco.la and Https://www.docola.com. The information contained on our websites is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our websites as part of this prospectus or in deciding whether to purchase our securities.

REGULATORY

We are subject to various federal, state and local laws and regulations, compliance with which increases our operating costs, limits or restricts the services and products provided by us. Noncompliance with these laws and regulations can subject us to fines or various forms of civil or criminal prosecution, any of which could have a material adverse effect on our reputation, business, financial position, results of operations and cash flows.

Regulatory Environment

Participants in the healthcare industry are required to comply with extensive and complex laws and regulations in the United States at the federal and state levels as well as applicable international laws. Similarly, there are a number of legislative proposals in the Unites States, both at the federal and state level, which could impose new obligations in areas affecting our business. We have attempted to structure our operations to comply with applicable legal requirements, but there can be no assurance that our operations will not be challenged or impacted by enforcement initiatives.

Healthcare Reform

Our business could be affected by changes in healthcare laws, including without limitation, the Patient Protection and Affordable Care Act (the “ACA”), which was enacted in March 2010. The ACA has changed how healthcare services are covered, delivered and reimbursed through expanded coverage of individuals, changes in Medicare program spending and insurance market reforms. Ongoing government and legislative initiatives may bring about other changes.

While most of the provisions of the ACA and other healthcare reform legislation will not be directly applicable to us, they may affect the business of many of our users and customers, which may in turn affect our business. Although we are unable to predict with any reasonable certainty or otherwise quantify the likely impact of the ACA, any amendment or repeal of the ACA, or other healthcare reform on our business model, financial condition, or results of operations, negative changes in the business of our customers and the number of individuals they insure may negatively impact our business.

60

Requirements Regarding the Privacy and Security of Personal Information

U.S.- HIPAA and Other Privacy and Security Requirements

 There are many U.S. federal and state laws and regulations related to the privacy and security of personal health information. In addition, under the Health Insurance Portability and Accountability Act of 1996 and its regulations (collectively, “HIPAA”), establishes privacy and security standards that limit the use and disclosure of protected health information and require the implementation of administrative, physical and technical safeguards to ensure the confidentiality, integrity and availability of individually identifiable health information in electronic form. The healthcare providers who use our Platform are regulated under HIPAA. The Health Information Technology for Economic and Clinical Health Act (“HITECH”), which became effective on February 17, 2010, significantly expanded HIPAA’s privacy and security requirements. Among other things, HITECH makes HIPAA’s privacy and security standards directly applicable to “business associates,” who are independent contractors or agents of covered entities that create, receive, maintain, or transmit protected health information in connection with providing a service for or on behalf of a covered entity. Under HIPAA and our contractual agreements with our users and customers, we are considered a “business associate” to our customers and thus are directly subject to HIPAA’s privacy and security standards. In order to provide our covered entity customers with services that involve the use or disclosure of protected health information, HIPAA requires our customers to enter into business associate agreements with it. Such agreements must, among other things, require us to:

•	limit how we will use and disclose the protected health information;

•	implement reasonable administrative, physical and technical safeguards to protect such information from misuse;

•	enter into similar agreements with our agents and subcontractors that have access to the information;

•	report security incidents, breaches and other inappropriate uses or disclosures of the information; and

•	assist the customer in question with certain duties under the privacy standards.

In addition to HIPAA regulations, we may be subject to other state and federal privacy laws, including laws that prohibit unfair or deceptive practices and laws that place specific requirements on use of data. Such state laws can be similar to or even more protective than HIPAA, in which case we must comply with the more stringent law. As a result, it may be necessary to modify our planned operations in order to ensure we are in compliance with the stricter state laws.

Data Protection and Breaches

 In recent years, there have been a number of well-publicized data breaches involving the improper use and disclosure of individuals’ personal information. Many states have responded to these incidents by enacting laws requiring holders of personal information to maintain safeguards and to take certain actions in response to a data breach, such as providing prompt notification of the breach to affected individuals and state officials. In addition, under HIPAA, we must report breaches of unsecured protected health information to our contractual partners within 60 days of discovery of the breach. Notification must also be made to the U.S. Department of Health and Human Services (“HHS”) and, in certain circumstances involving large breaches, to the media. Under the General Data Protection Regulation (“GDPR”), the data controller is required to report personal data breaches to the supervisory authority within 72 hours of discovery of the breach.

We have implemented and maintained physical, technical and administrative safeguards intended to protect all personal data,and have processes in place to assist it in complying with all applicable laws, regulations and contractual requirements regarding the protection of these data and properly responding to any security breaches or incidents. However, we cannot be sure that these safeguards are adequate to protect all personal data or to assist us in complying with all applicable laws and regulations regarding the privacy and security of personal data and responding to any security breaches or incidents. Furthermore, in many cases, applicable state laws, including breach notification requirements, are not preempted by the HIPAA privacy and security standards and are subject to interpretation by various courts and other governmental authorities, thereby complicating our compliance efforts. Additionally, state and federal laws regarding deceptive practices may apply to public assurances we give to individuals about the security of services we provide on behalf of our contractual customers.

Other Healthcare Regulations

In addition to data privacy laws, our operations and arrangements with healthcare professionals who use our Platform may subject us to various federal and state healthcare laws and regulations, including without limitation fraud and abuse laws, such as the federal Anti-Kickback Statute; civil and criminal false claims laws; physician transparency laws; and state laws regarding the corporate practice of medicine and fee-splitting prohibitions. These laws may impact, among other things, our sales and marketing operations, and our interactions with healthcare professionals. We continually monitor legislative, regulatory and judicial developments related to licensure and engagement arrangements with professionals; however, new agency interpretations, federal or state legislation or regulations, or judicial decisions could require us to change how we operate, may increase our costs of services and could have a material adverse impact on our business, results of operations or financial condition.

61

Other Requirements

In addition to HIPAA, numerous other U.S. state and federal laws govern the collection, dissemination, use, access to and confidentiality of individually identifiable health information and healthcare provider information. Some states also are considering new laws and regulations that further protect the confidentiality, privacy and security of medical records or other types of medical information. In many cases, these state laws are not preempted by the HIPAA privacy standards and may be subject to interpretation by various courts and other governmental authorities. Further, Congress and a number of states have considered or are considering prohibitions or limitations on the disclosure of medical or other information to individuals or entities located outside of the United States.

Employees

As of May 13, 2024, we have 1 full-time employee and 5 regular contractors.

Legal Proceedings

From time to time, we are involved in various legal proceedings arising from the normal course of business activities. We are not presently a party to any litigation the outcome of which, we believe, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, cash flows or financial condition. Defending such proceedings is costly and can impose a significant burden on management and employees. The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

COVID-19

A pandemic outbreak of novel strains of coronavirus (COVID-19) has occurred across the globe and efforts to mitigate the health impact of the pandemic have profoundly and adversely affected economic activity. National, state and local governments have taken actions to mitigate the impact of the COVID-19 pandemic in a variety of ways, including by declaring states of emergency, issuing stay-at-home orders and ordering certain businesses to close or limit their operations. Due to the digital/remote nature of the Company’s business, COVID-19 has had, and is expected to have, only positive effects on the Company’s operations since more patients and healthcare providers have switched to remote consultations and visits since the start of the COVID-19 pandemic, which lead to an increased use of the Company’s Platform. Additionally, in the U.S., the Centers for Medicare and Medicaid Services (“CMS”) has extended physicians’ fees for telehealth use in certain specialties until December 2023. CMS has also amended rules and regulations to increase access to healthcare via remote services. We believe that this may present a potential opportunity for the Company to sign on new clients in these specific specialties. Notwithstanding the foregoing, the long-term financial impact of coronavirus on the Company cannot be reasonably estimated at this time and may ultimately have a material adverse impact on our business, financial condition, and results of operations.

The COVID-19 pandemic has also resulted in material adverse national and global economic conditions that. Such conditions may result in an economic recession or prolonged economic downturn, which could result in a material loss of business for the duration of the downturn. Actions taken to mitigate the pandemic and resulting economic conditions are likely to materially and adversely impact our business, financial condition, results of operations and cash flows. The COVID-19 pandemic has also resulted in severe disruption and volatility in the financial markets. Depending on the extent and duration of the COVID-19 pandemic, the price of our common stock may experience declines and volatility which may negatively impact our ability to raise capital through the equity markets if necessary to increase our liquidity.

62

MANAGEMENT

The following table sets forth the names, positions and ages of our directors and executive officers as of the date of this Offering Circular. Our directors are elected by our stockholders at an annual meeting of the stockholders and serve until their successors are elected and qualified. Officers are elected by our board of directors and their terms of office are at the discretion of our board.

Name	Age	Position
Eran Kabakov	49	Chief Executive Officer, President and Chairman of the Board of Directors
Itay Tsabari	49	Chief Financial Officer
Tomer Kabakov	55	Chief Operating Officer and Director
Jonathan Ascher	52	Chief Medical Officer
Alexander Ellis	36	Chief Technology Officer
Virginia Smith*	37	Independent Director
Jean Anne Booth*	60	Independent Director
Prasad Tare*	48	Independent Director

* We intend to appoint Virgina Smith, Jean Anne Booth, and Prasad Tare as our independent directors, effective upon the SEC’s declaration of effectiveness of this registration statement on Form S-1, of which this prospectus is a part

Eran Kabakov. Eran Kabakov, DPT, PT is the founder and CEO of Docola, and has served as the CEO, President and Chairman of the Board of Directors of the Company since September 5, 2013. Dr. Kabakov has also served as the Owner of, and a practicing physical therapist at Concierge Physical Therapy, Largo FL from 2016 to the present. Dr. Kabakov is a healthcare provider, digital health innovator, entrepreneur, and public speaker. From 2016 to present, Dr. Kabakov worked at Concierge Physical Therapy where he served as Owner and Physical Therapist. From May 3016 to September 2013, he worked at Info-Surge Inc. where he served as Founder and CEO. From October of 2004 to June of 2010, Dr. Kabakov worked at PhysAbility where he served as Owner and Physical Therapist. Early in his career Dr. Kabakov recognized a growing communication chasm between providers and patients. To solve this issue, Dr. Kabakov has been designing web-based care-communication platforms since 2001. Dr. Kabakov received a Paramedic Instructor certificate from the Israel Defense Force School of Medicine in 1993 and graduated with a degree in Massage Therapy in 1991. Dr. Kabakov graduated from the State University of New York at Buffalo with a Bachelor’s Degree in Physical Therapy in May 2001. Dr. Kabakov graduated from the University of Montana with a Doctorate of Physical Therapy in May 2022. Dr. Kabakov brings knowledge and experience in the healthcare and Digital Health industries and we believe that his experience in the Digital Health market will help Docola to achieve market-product fit. Dr. Kabakov does not hold, and has not previously held, any directorships in any reporting companies.

The Company believes Mr. Kabakov’s professional experience qualifies him to serve on its board of directors.

Itay Tsabari. Itay Tsabari, CPA, has served as our CFO since January 1, 2022, and is a veteran financial professional. From September 2007 to March 2012, Mr. Tsabari worked at Motorola Mobility Israel, where he served as finance manager leading the integration of BitB and into Motorola Inc. post-acquisition. From October 2012 to July 2015, he worked at Mitrelli where he served as Commercial and Finance Manager. From February 2015 to May 3019, Mr. Tsabari served as the Chief Financial Officer of Zemingo LTD. From May 3019 to the present, Mr. Tsabari serves as the Chief Financial Officer of Copilot.Cx.

Mr. Tsabari received his Bachelor’s Degree in Business Administration and Accounting in June 2001 from The College of Management in Tel-Aviv Israel and received his Master’s Degree in Business Administration in June 2005 from Tel Aviv University. Mr. Tsabari also holds a license as a CPA from the Israel Auditors’ Council (Israeli Ministry of Justice) which was issued in February of 2003 and has no expiration date.

Mr. Tsabari brings knowledge and experience in the business administration and finance industries and we believe that this experience in the financial market can help Docola with budgeting, financial reporting, and regulatory compliance.

Mr. Tsabari does not hold, and has not previously held, any directorships in any reporting companies.

Tomer Kabakov. Tomer Kabakov has served as the Company’s COO, Director and Chief Medical Officer since September 5, 2013. From 2014 to the present, Mr. Kabakov has served as the Founder of Tomer Ventures Ltd/. in Hibat Zion Israel where he manages the day to day activities and provides sales and marketing services. Additionally, from 2011 to the present, Mr. Kabakov serves as the Vice President of Sales, Marketing and Business Development at Advanced Semiconductor Technology where he has overall responsibility for the company sales and marketing activities in Israel, Europe and USA. Mr. Kabakov is an experienced executive with over 25 years experience in sales, marketing, international business development with a focus on EMEA. Tomer has been involved in multiple start-ups in digital health and semiconductors market.  Mr. Kabakov received a Bachelor’s Degree in Business Administration from the Ruppin Academic Center in Emek-Hefer Israel in 2009. Additionally, Mr. Kabakov studied Software Engineering from at the College of Management in Haifa Israel in 1997 and Naturopathy at the Israeli College of Natural medicine in 1993. Mr. Kabakov is a graduate of Ruppn Academic Center with a B.A. in business administration in May 2008. Mr. Kabakov does not hold, and has not previously held, any directorships in any reporting companies

63

The Company believes Mr. Kabakov’s professional experience qualifies him to serve on its board of directors.

Jonathan Ascher.

Jonathan Ascher, MD, has served as our Chief Medical Officer since May 1, 2020. From 2008 to the present, Dr. Ascher has served as the President of East Manhattan Anesthesia Partners and as Director of the Anesthesia department at New York Eye and Ear Infirmary.  Dr. Ascher received his Bachelor’s Degree from Washington University in 1992 and then received his degree as a Medical Doctor from the University of Miami School of Medicine in 1998. He completed his anesthesiology residency at Columbia University Medical Center. Dr. Ascher brings knowledge and experience in the healthcare industry and we believe that his experience in the healthcare market can help Docola to achieve market-product fit and regulatory compliance. Dr. Ascher does not hold, and has not previously held, any directorships in any reporting companies.

Alexander Ellis. Alexander Ellis has served as our Chief Technology Officer since January 11, 2019 and is an experienced computer programmer and web developer. Mr. Ellis previously served as the Company’s Head of Development from 2016 to 2018. From 2014 to the present, Mr. Ellis serves as the Founder and Chief Executive Officer of Pineapple-Lab where he oversees and runs a web development studio. Mr. Ellis studied computer engineering at the Universidad O.R.T. Uruguay until September 2016. Mr. Ellis brings knowledge and experience in the IT and computer programming industries and we believe that his experience in the computer programming market can help Docola with research and development for the Platform. Mr. Ellis does not hold, and has not previously held, any directorships in any reporting companies.

Independent Directors

Virgina Smith, Independent Director Nominee

We intend to appoint Virginia Smith as our independent director, effective upon the SEC’s declaration of effectiveness of this registration statement on Form S-1, of which this prospectus is a part. Since May 3022, Ms. Smith has served as an Executive and Tribal Services Specialist to Southcentral Foundation. From May 3021 through December 31, 2021, Ms. Smith has served as a case manager for Family Connection Navigator, a not-for-profit provider of family services. From 2017 through 2020, Ms. Smith served as a systems administrator to Maintenx, a facility maintenance company. Ms. Smith received her Bachelor’s degree in Psychology from University of South Florida in May 2021. Mr. Smith does not hold, and has not previously held, any directorships in any reporting companies.

Jean Anne Booth, Independent Director Nominee

We intend to appoint Jean Anne Booth as our independent director, effective upon the SEC’s declaration of effectiveness of this registration statement on Form S-1, of which this prospectus is a part. Since April 2013, Ms. Booth has served as the Chief Executive Officer and Chairman of the Board of UnaliWear, Inc., medical alert device manufacturer that provides automatic fall detection, 24/7 monitoring and emergency response. Ms. Booth received her Bachelor’s of Science degree in Electrical Engineering from University of Texas at Austin in May 1985 and her Master’s of Science degree in Computer Engineering from the National Technological University in May 1992. Ms. Booth does not hold, and has not previously held, any directorships in any reporting companies.

Prasad Tare, Independent Director Nominee

We intend to appoint Prasad Tare as our independent director, effective upon the SEC’s declaration of effectiveness of this registration statement on Form S-1, of which this prospectus is a part. Since June 2010, Mr. Tare has served as the Chief Financial Officer of OriginClear, Inc., a water technology company which designs, engineers, manufactures and distributes water treatment solutions. Mr. Tare received his Bachelor’s of Commerce degree in Accounting and Finance from G.S. College of Commerce and Economics in India in June 1995. Mr. Tare does not hold, and has not previously held, any directorships in any reporting companies.

64

Board Committees and Director Independence

Prior to this offering, there has been no public market for our common stock. Our common stock is not currently listed on any national securities exchange market or quoted on the OTC Markets. We have applied to list our common stock and Tradeable Warrants on the Nasdaq Capital Market. In order to list our common stock on the Nasdaq Capital Market, we are required to comply with the Nasdaq Capital Market standards relating to corporate governance, requiring, among other things, that:

●	A majority of our Board of Directors to consist of “independent directors” as defined by the applicable rules and regulations of the Nasdaq Capital Market;

●	The compensation of our executive officers to be determined, or recommended to the Board of Directors for determination, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a Compensation Committee comprised of at least two independent directors as well as composed entirely of independent directors;

●	That director nominees to be selected, or recommended to the Board of Directors for selection, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a nomination committee comprised of at least two independent directors as well as composed entirely of independent directors; and

●	Establishment of an audit committee with at least three independent directors as well as composed entirely of independent directors, where at least one of the independent directors qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the Nasdaq Capital Market rules.

Under applicable rules of the Nasdaq Capital Market, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. For purposes of the audit committee composition requirements, we must have at least one independent director on our audit committee at the time of listing on the Nasdaq Capital Market, at least two independent directors within 90 days of listing on the Nasdaq Capital Market and at least three independent directors within one year of listing on the Nasdaq Capital Market, where at least one of the independent directors qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the Nasdaq Capital Market rule. In accordance with Rule 5615(b)(1), since we are listing in connection with our initial public offering, we are permitted to phase in our compliance with the independent committee requirements set forth in Rules 5605(d)(2) (for purposes of the compensation committee) and Rules 5605(e)(1)(B) (for purposes of the nominating committee) on the same schedule as we are permitted to phase in our compliance with the independent audit committee requirement pursuant to Rule 10A-3(b)(1)(iv)(A) under the Act. Accordingly, we are permitted to phase in the compensation committee and nominating committee composition requirements as follows: (1) one member must satisfy the independence requirement at the time of listing; (2) a majority of members must satisfy the independence requirement within 90 days of listing; and (3) all members must satisfy the independence requirement within one year of listing. Furthermore, a Company listing in connection with its initial public offering shall have twelve months from the date of listing to comply with the majority independent board requirement in Rule 5605(b). The foregoing is referred to herein as the “Independence Composition Requirements.”

Our Board of Directors has affirmatively determined that we do not have any independent directors at this time. Prior to listing on the Nasdaq Capital Market, we will appoint three independent directors to the Board of Directors, including Virginia Smith, Jean Anne Booth and Prasad Tare and the Board of Directors will appoint three independent directors to the audit committee, including Virginia Smith, Jean Ane Booty and Prasad Tare. Mr. Tare shall serve as the chair of the audit committee. Mr. Tare qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the Nasdaq Capital Market rules.

Committees of the Board of Directors

Audit Committee

We will establish an audit committee (“Audit Committee”) prior to listing on the Nasdaq Capital Market, which shall consist of three independent directors, namely Virginia Smith, Jean Anne Booth. and Prasad Tare. Mr. Tare shall serve as the chair of the Audit Committee. Mr. Tare qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the Nasdaq Capital Market rules. Our Audit Committee is expected to adopt a written charter, and following this offering, a copy of this charter will be posted on the Corporate Governance section of our website, at https://www.doco.la.

65

Our Audit Committee will be authorized to:

●	approve and retain the independent auditors to conduct the annual audit of our financial statements;

●	review the proposed scope and results of the audit;

●	review and pre-approve audit and non-audit fees and services;

●	review accounting and financial controls with the independent auditors and our financial and accounting staff;

●	review and approve transactions between us and our directors, officers and affiliates;

●	recognize and prevent prohibited non-audit services;

●	establish procedures for complaints received by us regarding accounting matters; and

●	oversee internal audit functions, if any.

Compensation Committee

We will establish a compensation committee prior to listing on the Nasdaq Capital Market, which shall consist of three directors who will be “independent” under the rules of the SEC, subject to the permitted “phase-in” period pursuant to the rules of the Nasdaq Capital Market.

This compensation committee would:

●	review and determine the compensation arrangements for management;

●	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

●	administer our incentive compensation and benefit plans and purchase plans;

●	oversee the evaluation of the Board of Directors and management; and

●	review the independence of any compensation advisers.

Upon formation of a compensation committee, we would expect to adopt a compensation committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and Nasdaq Capital Market.

Nominating and Corporate Governance Committee

We will establish a nominating and corporate governance committee prior to listing on the Nasdaq Capital Market, which shall consist of three directors who will be “independent” under the rules of the SEC, subject to the permitted “phase-in” period pursuant to the rules of the Nasdaq Capital Market.

66

The functions of the nominating and corporate governance committee, among other things, would include:

●	identifying individuals qualified to become board members and recommending director;

●	nominees and board members for committee membership;

●	developing and recommending to our board corporate governance guidelines;

●	review and determine the compensation arrangements for directors; and

●	overseeing the evaluation of our board of directors and its committees and management.

Upon formation of a nominating and corporate governance committee, we would expect to adopt a nominating and corporate governance committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and the Nasdaq Capital Market.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on our board of directors. No member of our board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

Code of Business Conduct and Ethics

Prior to listing on the Nasdaq Capital Market, we will adopt a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics will be available at our website at www.doco.la. We expect that any amendments to the code, or any waivers of its requirement, will be disclosed on our website.

Family Relationships

Eran Kabakov, our Chief Executive Officer, President and Chairman of the Board, and Tomer Kabakov, our Chief Operating Officer and Director are brothers.

Corporate Governance Guidelines

Prior to listing on the Nasdaq Capital Market, our board of directors will adopt corporate governance guidelines in accordance with the corporate governance rules of the Nasdaq Capital Market. The corporate governance guidelines will be available at our website at www.doco.la. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Limitation on Liability and Indemnification of Officers and Directors

Our certificate of incorporation, as amended, provides that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of any fiduciary duty as a director. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

Our bylaws, as amended, provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, wherever brought, whether civil, criminal, administrative, or investigative (including an action by or in the right of the Company), by reason of such person’s being or having been a Director, officer, member of a committee, employee, or agent of the Company, or by reason of such person’s serving or having served at the request of the Company as a Director, officer, member of a committee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding to the fullest extent allowable pursuant to and in accordance with the provisions of the Delaware General Corporation Law, as amended from time to time; provided, however, that in the event said Law shall be amended to increase or expand the permitted indemnification of persons provided for therein, the Company shall be deemed to have adopted such amendment as of its effective date and, provided further, that such indemnification shall be limited by other applicable law.

The effect of this provision of our certificate of incorporation, as amended, is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our bylaws, as amended, are necessary to attract and retain qualified persons as directors and officers.

67

The Board’s Role in Risk Oversight

Although our management is primarily responsible for managing our risk exposure on a daily basis, our board of directors oversees the risk management processes. Our board, as a whole, determines the appropriate level of risk for our Company, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our board administers this risk management oversight function, our audit committee supports our board in discharging its oversight duties and addresses risks inherent in its area.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in the past two fiscal years ended December 31, 2023, for:

●	our principal executive officer or other individual serving in a similar capacity, and

●

our two most highly compensated executive officers, other than our principal executive officer, who received compensation exceeding $100,000 during the year ended December 31, 2023 and were serving as corporate officers as of December 31, 2023.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.” No other executive officers received total compensation in excess of $100,000.

Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Plan Compensation ($)	All Other Compensation ($)	Total ($)
Eran Kabakov (1)	2023	—	—	—	—	—	—	—
CEO	2022	—	—	—	—	—	—	—

(1)	Eran Kabakov has served as the CEO, President and Chairman of the Board of Directors of the Company since September 5, 2013.

68

Outstanding Equity Awards at 2023 Fiscal Year-End

None

2023 Option Exercises and Stock Vested Table

None

Executive Officer and Director Compensation

The Company intends to develop an executive compensation program that is consistent with its existing compensation policies and philosophies, which are designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to the long-term success of the Company.

Decisions on the executive compensation program will be made by the board of directors. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the board of directors. The executive compensation program actually adopted will depend on the judgment of the members of the board of directors and may differ from that set forth in the following discussion.

We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the compensation committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term incentive compensation in the form of share-based awards, if any.

Base Salary

Our compensation committee will determine base salaries and manage the base salary review process, subject to existing employment agreements.

Annual Bonuses

We intend to use annual cash incentive bonuses for the executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. We expect that, near the beginning of each year, the compensation committee will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the executive officers, subject to the terms of any employment agreement. Following the end of each year, the board of directors will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the executive officers. No bonuses were awarded by the board of directors in 2023 or 2022.

69

Stock-Based Awards

We intend to use stock-based awards to reward long-term performance of the executive officers. We believe that providing a meaningful portion of the total compensation package in the form of stock-based awards will align the incentives of its executive officers with the interests of its stockholders and serve to motivate and retain the individual executive officers. Stock-based awards will be awarded under the Incentive Plan, which has been adopted by our Board of Directors and is being submitted to our shareholders for approval at the special meeting in lieu of an annual meeting.

Executive Employment Agreements

Executive Employment Agreement with Eran Kabakov

Upon a successful IPO, the Company intends to enter into an Executive Employment Agreement with Eran Kabakov. Mr. Eran Kabakov’s agreement provides that he will serve as the Chief Executive Officer of the Company, and has a 2-year initial term, with 1-year automatic renewals, unless either the Company or Mr. Eran Kabakov provides notice to the other of their desire to not so renew the initial term or renewal term (as applicable) at least 30 days prior to the expiration of the then-current initial term or renewal term. Mr. Eran Kabakov’s agreement provides that he will be paid an annual salary of $300,000, and that on each annual anniversary of the agreement date (i.e., November 20), provided that the agreement is still in place at that time, he will be issued a number of shares of common stock equal to $250,000 divided by the trading price of the Common Stock at such time, pursuant to the Company’s equity incentive plan in place at such time, which 2022 Equity Incentive Plan is described below. This annual share grant will be fully vested at issuance. Mr. Eran Kabakov’s agreement provides that he is eligible to be paid additional bonuses or grants of common stock as may be determined by the Compensation Committee of the Board of Directors of the Company. Mr. Eran Kabakov’s agreement also has the terms and conditions which are described below in the section entitled “Provisions Applicable to All Executive Employment Agreements”. A copy of the Employment Agreement with Eran Kabakov is filed herewith as Exhibit 10.10.

Executive Employment Agreement with Tomer Kabakov

Upon a successful IPO, the Company intends to enter Tomer Kabakov. Mr. Tomer Kabakov’s agreement provides that he will serve as the Chief Executive Officer of the Company, and has a 2-year initial term, with 1-year automatic renewals, unless either the Company or Mr. Tomer Kabakov provides notice to the other of their desire to not so renew the initial term or renewal term (as applicable) at least 30 days prior to the expiration of the then-current initial term or renewal term. Mr. Tomer Kabakov’s agreement provides that he will be paid an annual salary of $200,000, and that on each annual anniversary of the agreement date (i.e., November 20), provided that the agreement is still in place at that time, he will be issued a number of shares of common stock equal to $150,000 divided by the trading price of the Common Stock at such time, pursuant to the Company’s equity incentive plan in place at such time, which 2022 Equity Incentive Plan is described below. This annual share grant will be fully vested at issuance. Mr. Tomer Kabakov’s agreement provides that he is eligible to be paid additional bonuses or grants of common stock as may be determined by the Compensation Committee of the Board of Directors of the Company. Mr. Eran Kabakov’s agreement also has the terms and conditions which are described below in the section entitled “Provisions Applicable to All Executive Employment Agreements”. A copy of the Employment Agreement with Tomer Kabakov is filed herewith as Exhibit 10.11.

Executive Employment Agreement with Itay Tsabari

Upon a successful IPO, the Company intends to enter Executive Employment Agreement with Itay Tsabari. Mr. Tsabari’s agreement provides that he will serve as the Chief Financial Officer of the Company, and has a 1-year initial term, with 1-year automatic renewals, unless either the Company or Mr. Tomer Kabakov provides notice to the other of their desire to not so renew the initial term or renewal term (as applicable) at least 30 days prior to the expiration of the then-current initial term or renewal term. Mr. Tsabari’s agreement provides that he will be paid an annual salary of $200,000. Mr. Tsabari’s agreement provides that he is eligible to be paid bonuses or grants of common stock as may be determined by the Compensation Committee of the Board of Directors of the Company. Mr. Tsabari’s agreement also has the terms and conditions which are described below in the section entitled “Provisions Applicable to All Executive Employment Agreements”. A copy of the Employment Agreement with Tsabari is filed herewith as Exhibit 10.12.

Provisions Applicable to All Executive Employment Agreements

Each of the Executive Employment Agreements described above include the following terms:

Each of the agreements provide that the applicable executive’s employment with the Company shall be “at will,” meaning that either applicable executive or the Company may terminate the applicable executive’s employment at any time and for any reason, subject to the other provisions of the agreement.

Each of the agreements provide that they may be terminated by the Company, either with or without “Cause”, or by the applicable executive, either with or without “Good Reason”.

For purposes of each agreement, “Cause” means:

●	a violation of any material written rule or policy of the Company for which violation any employee may be terminated pursuant to the written policies of the Company reasonably applicable to an executive employee;

●	misconduct by the applicable executive to the material detriment of the Company;

●	the applicable executive’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony;

●	the applicable executive’s gross negligence in the performance of the applicable executive’s duties and responsibilities to the Company as described in this Agreement; or

●	the applicable executive’s material failure to perform the applicable executive’s duties and responsibilities to the Company as described in the agreement (other than any such failure resulting from the applicable executive’s incapacity due to physical or mental illness or any such failure subsequent to the applicable executive being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company), in either case after written notice from the Board to the applicable executive of the specific nature of such material failure and the applicable executive’s failure to cure such material failure within 10 days following receipt of such notice.

70

For purposes of each agreement, “Good Reason” means:

●	at any time following a Change of Control (as defined below), a material diminution by the Company of compensation and benefits (taken as a whole) provided to the applicable executive immediately prior to a Change of Control;

●	a reduction in base salary or target or maximum bonus, other than as part of an across-the-board reduction in salaries of management personnel;

●	the relocation of the applicable executive’s principal executive office to a location more than 50 miles further from the applicable executive’s principal executive office immediately prior to such relocation; or

●	a material breach by the Company of any of the terms and conditions of the agreement which the Company fails to correct within 10 days after the Company receives written notice from the applicable executive of such violation.

For purposes of each agreement a “Change of Control” of the Company will be deemed to have occurred if, after the effective date of the applicable agreement, (i) the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the Company is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), (ii) the merger or consolidation of the Company with or into another corporation where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Company immediately prior to such merger or consolidation, or (iii) the sale or other disposition of all or substantially all of the Company’s assets to an entity, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by shareholders of the Company, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Company immediately prior to such sale or disposition.

In the event that the Company terminates the term of the applicable agreement or the applicable executive’s employment with Cause, or if the applicable executive terminates their agreement without good reason, then, subject to any other agreements between the Company with respect to other equity grants made to such executive, each of the agreements provides that:

●	the Company will pay to the applicable executive any unpaid base salary and benefits then owed or accrued, and any unreimbursed expenses;

●	any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will immediately be forfeited; and

●	all of the parties’ rights and obligations under the agreement will cease, other than those rights or obligations which arose prior to the termination date or in connection with such termination, and subject to the survival provisions of the agreements.

Each of the agreements provides that, in the event that the Company terminates the term of the applicable agreement or the applicable executive’s employment without Cause, or if the applicable executive terminates their agreement with good reason, then, subject to any other agreements between the Company with respect to other equity grants made to such executive:

●	the Company will pay to the applicable executive any base salary, bonuses, and benefits then owed or accrued, and any unreimbursed expenses;

●	the Company will pay to the applicable executive, in one lump sum, an amount equal to the base salary that would have been paid to the applicable executive for the remainder of the initial term of the applicable agreement (if the termination occurs during the initial term of the applicable agreement) or renewal term of the applicable agreement (if the termination occurs during a renewal term of the applicable agreement);

●	any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will, to the extent not already vested, be deemed automatically vested; and

●	all of the parties’ rights and obligations under the agreement will cease, other than those rights or obligations which arose prior to the termination date or in connection with such termination, and subject to the survival provisions of the agreements.

71

Each of the agreements provides that, in the event of the applicable executive’s death or total disability during the term of the applicable agreement, the term of the applicable agreement and the applicable executive’s employment shall terminate on the date of death or total disability. In the event of such termination, the Company’s sole obligations to the applicable executive (or the applicable executive’s estate) will be for unpaid base salary, accrued but unpaid bonus and benefits (then owed or accrued and owed in the future), a pro-rata bonus for the year of termination based on the applicable executive’s target bonus for such year and the portion of such year in which the applicable executive was employed, and reimbursement of expenses pursuant to the terms hereon through the effective date of termination, and any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will immediately be forfeited as of the termination date.

Each of the agreements provides that in the event that the term of the applicable agreement is not renewed by either party, any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will immediately be forfeited as of the expiration of the term of the applicable agreement without any further action of the parties.

Each of the agreements provides that if it is determined that any payment provided to the applicable executive under the applicable agreement or otherwise, whether or not in connection with a Change of Control (a “Payment”), would constitute an “excess parachute payment” within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), such that the Payment would be subject to an excise tax under section 4999 of the Code (the “Excise Tax”), the Company will pay to the applicable executive an additional amount (the “Gross-Up Payment”) such that the net amount of the Gross-Up Payment retained by the applicable executive after the payment of any Excise Tax and any federal, state and local income and employment tax on the Gross-Up Payment, shall be equal to the Excise Tax due on the Payment and any interest and penalties in respect of such Excise Tax.

During the term of the applicable agreement, each of the agreements provides that the applicable executive will be entitled to fringe benefits consistent with the practices of the Company, and to the extent the Company provides similar benefits to the Company’s executive officers, and is entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred by the applicable executive in connection with the performance of the applicable executive’s duties hereunder and in accordance with the Company’s expense reimbursement policies and procedures.

Each of the agreements provides that, during the term of the applicable agreement, the applicable executive will be entitled to indemnification and insurance coverage for officers’ liability, fiduciary liability and other liabilities arising out of the applicable executive’s position with the Company in any capacity, in an amount not less than the highest amount available to any other executive, and such coverage and protections, with respect to the various liabilities as to which the applicable executive has been customarily indemnified prior to termination of employment, shall continue for at least six years following the end of the term of the applicable agreement. Any indemnification agreement entered into between the Company and the applicable executive shall continue in full force and effect in accordance with its terms following the termination of the applicable.

Each of the agreements contains customary confidentiality provisions, and customary provisions related to Company ownership of intellectual property conceived or made by the applicable executive in connection with the performance of their duties under the applicable agreement (i.e., a “work-made-for-hire” provision).

Each of the agreements contains a customary non-solicitation provision, in which the applicable executive agrees that, for the term of the applicable agreement and for a period of 3 years thereafter, the applicable executive will not, directly or indirectly solicit or discuss with any employee of Company the employment of such Company employee by any other commercial enterprise other than Company, nor recruit, attempt to recruit, hire or attempt to hire any such Company employee on behalf of any commercial enterprise other than Company, provided that this provision does not prohibit the applicable executive from undertaking a general recruitment advertisement provided that the foregoing is not targeted towards any person or entity identified above, or from hiring, employing or engaging any such person or entity who responds to such general recruitment advertisement.

Due to the application of various jurisdiction’s laws, there is no assurance that any of the non-solicitation provisions as set forth in each of the agreements will be enforced. Each of the agreements contains a “blue pencil” provision that, in the event that a court determines that any of these restrictions are unenforceable, the parties to the agreement agreed that it is their desire that the court substitute an enforceable restriction in place of any restriction deemed unenforceable, and that the substitute restriction be deemed incorporated in the agreement and enforceable against the applicable executive.

Each of the agreements contains customary representations and warranties by the applicable executive, relating to the agreement, and any securities of the Company that may be issued to the executive, and contains other customary miscellaneous provisions relating to waivers, assignments, third party rights, survival of provisions following termination, severability, notices, waiver of jury trials and other provisions.

Each of the agreements is governed by and construed and enforced in accordance with the internal laws of the State of Delaware, and for all purposes shall be construed in accordance with the laws of such state, without giving effect to the choice of law provisions of such state. Each of the agreements provide that all legal proceedings concerning the applicable agreement will be in the state and federal courts sitting in Pinellas County, Florida, provided that each agreement also includes a provision relating to any disputes being settled by arbitration in Largo, Florida.

72

Director Compensation

We did not pay any compensation or make any equity awards or non-equity awards to any of our directors during fiscal years ended 2023 and 2022. Directors may be reimbursed for travel and other expenses directly related to their activities as directors.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we did not have a formal policy to compensate our non-employee directors. Immediately prior to the effectiveness of the registration statement of which this prospectus forms a part, we intend to implement a formal policy pursuant to which our non-employee directors will be eligible to receive the following cash retainers and equity awards.

Our policy will provide that each non-employee director elected to our board of directors after the effectiveness of this registration statement of which this prospectus forms a part, upon initial election to our board of directors, will be compensated as follows:

●

Each director will be paid the sum of $25,000 in common stock, annually for director’s service as a director of the Company, to be paid $7,500 each calendar quarter, payable within 5 business days of the end of each calendar quarter, and with such amount for any partial calendar quarter being appropriately prorated.

●	Each director shall be paid $0 stock, annually for service as a member of the Audit Committee and an additional sum of $2,500, annually for service as the Chairman of the Audit Committee, with each of these payments to be paid quarterly in equal portions, within 5 business days of the end of each calendar quarter, and with any amount for any partial calendar quarter being appropriately prorated.

The Company will reimburse the applicable director for all reasonable out-of-pocket expenses incurred by the applicable director in attending any in-person meetings, provided that the applicable director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. Any reimbursements for allocated expenses (as compared to out-of-pocket expenses of the applicable director in excess of $500.00) must be approved in advance by the Company.

Equity Incentive Plans

Docola, Inc. 2022 Equity Incentive Plan

On December 22, 2022, our board of directors approved the Docola, Inc. 2022 Equity Incentive Plan (the “Plan”). Stockholders of the Corporation holding a majority of the voting power of the Corporation undertook an action by written consent in lieu of a meeting of stockholders to approve the Plan.

Our board of directors decided to adopt the Plan to provide the Corporation with additional flexibility to issue stock compensation in various forms to employees and advisors and consultants of the Corporation in an effort to attract and retain such persons as the Corporation grows, for the benefit of all stockholders.

73

Authorized Shares

The Plan reserves 502,000 shares of common stock for issuance under the Plan, via stock options, restricted stock, restricted stock units and other forms of awards. The shares may be authorized but unissued, or required common stock. If an award expires or becomes un-exercisable without having been exercised in full, is surrendered pursuant to an exchange program, or is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased shares which were subject thereto will generally become available for future grant or sale under this Plan, unless this Plan has terminated.

Plan Administration

The Plan will be administered by the board of directors or, upon the board’s delegation, a committee thereof.

Merger or Change in Control

The Plan will provide that in the event of a merger or change in control, as defined under our Plan, each outstanding award will be treated as the administrator determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels and such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time. If the service of an outside director is terminated on or following a change of control, other than pursuant to a voluntary resignation, his or her awards will vest fully and become immediately exercisable and all performance goals or other vesting requirements will be deemed achieved at 100% of target levels.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth the number of shares of and percent of the Company’s common stock beneficially owned as of May 13, 2024, by all directors, our named executive officers, our directors and executive officers as a group, and persons or groups known by us to own beneficially 5% or more of our common stock, immediately prior to this Offering, and immediately after the closing of this offering, as adjusted to reflect (i) the assumed sale of 1,060,870 units (which includes shares of our common stock and immediately exercisable warrants to purchase shares of our common stock) in this Offering, (ii) the assumed exercise of the Representative’s over-allotment option in full to purchase additional shares of common stock and warrants to purchase shares of common stock, (iii) the assumed automatic conversion upon the closing of the initial public offering of the outstanding convertible promissory notes in the principal amount of $125,000 into an aggregate of 28,986 shares of common stock, but (iv) assumes the warrants forming part of the units and over-allotment option are not exercised.

The business address of each of the beneficial owners listed below is c/o Docola, Inc. 801 W. Bay Drive, Suite 506, Largo, Florida 33770.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Pre- Closing Percentage of Class (1)	Post- Closing Amount and Nature of Beneficial Ownership	Post- Closing Percentage of Class (1)
Directors and Executive Officers
Eran Kabakov, Chief Executive Officer	1,042,190	27.30%	1,042,190	21.36%
Itay Tsabari, Chief Financial Officer	-	-%	-	-%
Tomer Kabakov, Chief Operating Officer	816,300	21.38%	816,300	16.73%
Jonathan Ascher, Chief Medical Officer	223,880	5.86%	223,880	4.59%
Alexander Ellis, Chief Technology Officer	31,388	* %	31,388	* %
Virginia Smith, Independent Director Nominee	-	-%	-	-%
Jean Anne Booth, Independent Director Nominee	-	-%	-	-%
Prasad Tare, Independent Director Nominee	-	-%	-	-%

All directors and officers as a group (8 persons)	2,113,758	55.36%	2,113,758	43.32%
Principal Shareholders (more than 5%):
Roger and Joelle Burnell	384,097	10.06%	384,097	7.87%
Fred Kaplan	229,904	6.02%	229,904	4.71%

*	less than 1%.

74

(1)

The pre-closing percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on May 13, 2024. The post-closing percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on May 13, 2024, plus (i) the assumed sale of 1,060,870 units (which includes shares of our common stock and immediately exercisable warrants to purchase shares of our common stock) in this Offering, (ii) the assumed exercise of the Representative’s over-allotment option in full to purchase shares of common stock and warrants to purchase shares of common stock, and (iii) the assumed automatic conversion upon the closing of the initial public offering of the outstanding convertible promissory notes in the principal amount of $125,000 into an aggregate of 28,986 shares of common stock but (iv) assumes the warrants forming part of the units and over-allotment option are not exercised. On May 13, 2024, there were 3,818,180 shares of our common stock outstanding.  To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator the common stock outstanding and all shares of our common stock issuable to that person in the event of the exercise of outstanding options and other derivative securities owned by that person which are exercisable within 60 days of May 13, 2024. Common stock options and derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Once our audit committee is established, our audit committee will review and approve any related person transaction we propose to enter into. Our audit committee charter will detail the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of our company and our stockholders. A summary of such policies and procedures is set forth below.

Any potential related party transaction that is brought to the audit committee’s attention will be analyzed by the audit committee, in consultation with outside counsel or members of management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction. At its meetings, the audit committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction and the benefits to us and to the relevant related party.

In determining whether to approve a related party transaction, the audit committee must consider, among other factors, the following factors to the extent relevant:

●	whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;

●	whether there are business reasons for us to enter into the transaction;

●	whether the transaction would impair the independence of an outside director; and

●	whether the transaction would present an improper conflict of interest for any director or executive officer.

75

Any member of the audit committee who has an interest in the transaction under discussion must abstain from any voting regarding the transaction, but may, if so, requested by the chairman of the audit committee, participate in some or all of the audit committee’s discussions of the transaction. Upon completion of its review of the transaction, the audit committee may determine to permit or to prohibit the transaction.

The CEO, Eran Kabakov, and COO, Tomer Kabakov have loaned the Company funds from time-to-time. The loans bear no interest and have no specific repayment terms and have an aggregate balance due of $185,550 and $97,047 as of December 31, 2023 and 2022, respectively.

Alexander Ellis who has served as our Chief Technology Officer since January 11, 2019, owns Pineapple-Lab, which has program developers that perform technological work for the Company such as exporting software services abroad and invoices the Company for such services. During the year ended December 31, 2023, invoices for such services totaled $108,100. During the fiscal year ended December 31, 2022 and to date invoices for such services totaled $15,000.

On July 8, 2022, the Company issued a convertible promissory note in the principal amount of $50,000 to Jonathan Ascher, the Chief Medical Officer, in exchange for $50,000. The promissory note bears 6% interest per year and matures on July 7, 2023. The promissory note automatically converts to common stock at a 25% discount to the initial public offering price. On July 18, 2023, the Company and Jonathan Ascher, the Chief Medical Officer, entered into an amendment to the convertible promissory note, extending the maturity date to December 31, 2023.

On October 7, 2023, the Company issued a promissory note in the principal amount of $100,000 to Tomer Yazamot, LLC, a company solely owned and controlled by Tomer Kabakov, our Chief Operating Officer, in exchange for $100,000. The promissory note bears 8% interest per year and matures on January 6, 2024.

Director Independence

For a description of director independence of our board members under Nasdaq Capital Market standards, see “Management— Board Committees and Director Independence” on page 62 of this prospectus.

UNDERWRITING

WallachBeth Capital LLC (the “Representatives”) are acting as book-running manager of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has severally and not jointly agreed to purchase, and we have agreed to sell to that underwriter, the number of units, consisting of shares of common stock and warrants set forth opposite the underwriter’s name.

Underwriter	Number of Units
WallachBeth Capital LLC	[●]

Total:	[●]

The underwriting agreement provides that the obligations of the underwriters to purchase the shares of common stock and warrants included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares of common stock and warrants (other than those covered by the over-allotment option described below) if they purchase any of the shares of common stock and warrants.

Over-Allotment Option

We have granted the Representative an option, exercisable on or more times in whole or in part within 45-days after the closing of this offering to purchase up to an additional 159,130 shares of our common stock at a price of $5.73 per share and/or 159,130 Tradeable Warrants at a price of $0.01 per Tradeable Warrant, and/or 159,130 Non-Tradeable Warrants at price of $0.01 per Non-Tradeable Warrant, in each case, less the underwriting discount, solely for the purpose of cover over-allotments. If this option is exercised in full, the total offering price to the public will be $7,015,003 and the total net proceeds, before expenses, to us will be $6,453,803.

Underwriting discounts and commissions

Shares of common stock and warrants sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares of common stock and warrants sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $[●] per share and warrant. If all the shares of common stock and warrants are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

76

The following table shows the public offering price, underwriting discounts and proceeds before expenses to us. The information assumes either no exercise or full exercise of the over-allotment option we granted to the Representatives.

	Per Unit		Total Without Over-Allotment Option		Total With Full Over-Allotment Option
Public offering price	$	[●]	$	[●]	$	[●]
Underwriting discount (1)	$	[●]	$	[●]	$	[●]
Proceeds, before expenses, to us	$	[●]	$	[●]	$	[●]

(1) The underwriters will receive an underwriting discount equal to 8.0% of the gross proceeds from the sale of securities in this offering.

We have also agreed to reimburse the representative of the underwriters for non-accountable expenses of up to 1.5% of the gross offering proceeds. In addition, we have agreed to reimburse the representative of the underwriters for up to $145,000 for all of its agreed-upon, actual and out-of-pocket expenses, including but not limited to reasonable and documented travel, legal fees and other expenses, incurred in connection with the offering.

We estimate the total expenses of this offering which will be payable by us, excluding the underwriting discount and the underwriter’s expenses payable by us, will be approximately $203,764.

We have paid an expense deposit of $20,000 to the Representative, which will be applied against the accountable expenses that will be paid by us to the Representative in connection with this offering. The $20,000 expense deposit will be returned to us to the extent not actually incurred. The underwriting agreement also provides that in the event the offering is terminated, the $20,000 expense deposit paid to the Representative will be returned to us to the extent that offering expenses are not actually incurred by the Representative in accordance with Financial Industry Regulation Authority (“FINRA”) Rule 5110.

Representative’s Warrant

As additional compensation to the underwriters, upon consummation of this offering, we will issue to the Representative or its designees a non-redeemable Representative’s Warrant to purchase an aggregate number of shares of our common stock equal to six and a half (6.5%) of the number of shares of common stock underlying the units issued in this offering, and the terms of the Representative’s Warrant will be identical to the terms of the warrants being offered in this offering as part of the units. The Representative’s Warrant and the underlying shares of common stock shall not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of six months immediately following the commencement of the sale of the public securities in accordance with FINRA Rule 5110(e)(1).

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Right of First Refusal

According to the terms of the underwriting agreement, the Representative shall have the right of first refusal for a period of twelve (12) months after the closing of this Offering to participate in each and every future public and private equity and debt offerings of the Company, or any successor to or any subsidiary of the Company. The right of first refusal granted hereunder may be terminated by us for “cause,” in accordance with FINRA Rule 5110(g)(5)(B), which shall mean a material breach by the Representative of the underwriting agreement or a material failure by the Representative to provide the services as contemplated by the underwriting agreement in which case we will not be obligated to honor the right of first refusal.

77

Tail Rights

If the Company, within twelve (12) months after the termination of the engagement agreement with the Representative, effects a sale of any securities with a party introduced by the Representative, the Company shall pay to the Representative the cash discount and warrants set forth above upon the completion of such transaction, provided that such tail financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation. In compliance with FINRA Rule 5110(g)(5)(B), the “tail fee” will not be payable for greater than one year and our entire underwriting agreement with the Representative is terminable if the Representative materially breaches the engagement agreement or fails to materially perform the underwriting services contemplated in the underwriting agreement. The termination of such agreement will eliminate the obligation of the Company to pay the tail fee.

Lock-up Agreements

We, our executive officers and directors, and holders of 5% or more of our common stock have agreed to enter into lock-up agreements in connection with this offering. Under the lock-up agreements, subject to certain exceptions, we and each of these persons may not, without the prior written approval of the Underwriter, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, or hedge our common stock or securities convertible into or exchangeable or exercisable for our common stock. These restrictions remain in effect and will generally terminate on the six-month anniversary after the closing date (“Lock-Up Period”).

The exceptions to the lock-up agreements are that our executive officers and directors, and holders of 5% or more of our common stock (each a “Lock-Up Party”) may transfer our common stock or securities convertible into or exchangeable or exercisable for our common stock (the “Lock-Up Securities”) without the prior written consent of the Representative in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Offering; provided that no filing under Section 13 or Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement is required or voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust of a Lock-Up Party (c) transfers of Lock-Up Securities to a charity or educational institution (d) if the Lock-Up Party is a corporation, partnership, limited liability company or other business entity, (i) any transfers of Lock-Up Securities to another corporation, partnership or other business entity that controls, is controlled by or is under common control with the Lock-Up Party or (ii) distributions of Lock-Up Securities to members, partners, stockholders, subsidiaries of the Lock-Up Party or (e) if the Lock-Up Party is a trust, to a trustee or beneficiary of the trust. In the case of any transfer pursuant to (b), (c) (d) or (e) above any such transfer (i) may not involve a disposition for value, (ii) each transferee must sign and deliver to the Representative a lock-up agreement substantially in the form of the lock-up agreement signed by the Lock-Up Party and (iii) no filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement is required or voluntarily made during the Lock-Up Period.

Additionally, the exceptions to the lock-up agreements are that a Lock-Up Party (a) may receive from the Company common stock upon the vesting of restricted stock awards or stock units or upon the exercise of options to purchase the Company’s common stock issued under an equity incentive plan of the Company or an employment arrangement described in this Registration Statement; (b) may transfer Lock-Up Securities pursuant to agreements described in this Registration Statement under which the Company has the option to repurchase such securities or a right of first refusal with respect to the transfer of such securities; (c) may transfer Lock-Up Securities pursuant to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities so long as that plan does not provide for the transfer of Lock-Up Securities during the lock-up; (d) the transfer of Lock-Up Securities that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee agrees to sign and deliver a lock-up agreement substantially in the form of the lock-up agreement signed by the Lock-Up or (e) the transfer of Lock- Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the common stock involving a change of control of the Company after the closing of the Offering and approved by the Company’s board of directors.

In connection with this offering, we agreed that, without the prior written consent of the Representative, we and any successors will not, during the period ending one hundred and eighty (180) days after the date hereof: (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company other than in a transaction pursuant to which such securities will be restricted under Rule 144 of the Securities Act and that no registration statement shall be filed as to such securities to remove such restriction prior to a six month holding period; or (b) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (c) enter into any swap or other arrangement that transfers to another in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (a), (b) or (c) above is to be settled by delivery of shares of capital stock of the Company or any successors or such other securities, in cash or otherwise.

The restrictions contained in the preceding sentence shall not apply to (i) the shares of common stock to be sold hereunder, (ii) the issuance by the Company of shares of common stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, which is disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the terms of which option, warrant or other outstanding convertible security are not thereafter amended, (iii) the issuance by the Company of shares of common stock upon the vesting of outstanding stock grants, (iv) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of common stock or securities convertible into or exercisable or exchangeable for common stock (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the registration statement of which this prospectus forms a part, provided that if the grantee of any such equity award set forth in this Section is an executive officer or director of the Company, such person enters into a lock-up agreement in connection with any such grant, provided further that such securities issued to advisors or consultants of the Company are issued as “restricted securities” (as defined in Rule 144 of the Securities Act) and carry no registration rights that require or permit the filing of any registration statement which this prospectus forms a part in connection therewith during the Lock-Up Period; and (v) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to an equity compensation plan described in the registration statement of which this prospectus forms a part.

From the date hereof until eighteen (18) months after the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or any securities of the Company or any subsidiary which would entitle the holder thereof to acquire at any time common stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, common stock (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (A) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of common stock either (I) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities or (II) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock or (B) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. Any Underwriter shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

78

Offering Price Determination

Prior to this offering, there has been no public market for our common stock or warrants (forming part of the units). In determining the initial public offering price, we and the underwriters have considered a number of factors including:

●	the information set forth in this prospectus and otherwise available to the underwriters;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by the underwriters and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for shares of our common stock or warrants (forming part of the units), or that the shares will trade in the public market at or above the initial public offering price.

The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

Stabilization, Short Positions and Penalty Bids

The representatives may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

●	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be affected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

79

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Listing on The Nasdaq Capital Market

Our common stock is not currently listed on any national securities exchange market or quoted on the OTC Markets. We have applied to list our common stock and Tradeable Warrants (forming part of the units offered hereby) on the Nasdaq Capital Market under the symbols “DOCO” and “DOCOW,” respectively. There is no assurance that our listing application will be approved by the Nasdaq Capital Market. The approval of our listing on the Nasdaq Capital Market is a condition of closing this offering.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of common stock offered hereby. Any such credit default swaps, or short positions could adversely affect future trading prices of the shares of common stock offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of common stock or possession or distribution of this prospectus or any other offering or publicity material relating to the shares of common stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares of common stock or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares of common stock by it will be made on the same terms.

80

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the prospectus Directive (each, a “Relevant Member State”) an offer to the public of any common stock which are the subject of the offering contemplated herein may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any common stock may be made at any time under the following exemptions under the prospectus Directive, if they have been implemented in that Relevant Member State:

●	to legal entities which are qualified investors as defined under the prospectus Directive;

●	by the underwriters to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the prospectus Directive), as permitted under the prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

●	in any other circumstances falling within Article 3(2) of the prospectus Directive, provided that no such offer of common stock shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the prospectus Directive or supplement a prospectus pursuant to Article 16 of the prospectus Directive.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any common stock under, the offers contemplated here in this prospectus will be deemed to have represented, warranted and agreed to and with each underwriter and us that:

●	it is a qualified investor as defined under the prospectus Directive; and

●	in the case of any common stock acquired by it as a financial intermediary, as that term is used in Article 3(2) of the prospectus Directive, (i) the common stock acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the prospectus Directive, or in the circumstances in which the prior consent of the representatives of the underwriters has been given to the offer or resale or (ii) where common stock have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of such common stock to it is not treated under the prospectus Directive as having been made to such persons.

For the purposes of this representation and the provision above, the expression an “offer of common stock to the public” in relation to any common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any common stock to be offered so as to enable an investor to decide to purchase or subscribe for the common stock, as the same may be varied in that Relevant Member State by any measure implementing the prospectus Directive in that Relevant Member State, the expression “prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

81

United Kingdom

This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) as received in connection with the issue or sale of the common stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to the common stock in, from or otherwise involving the United Kingdom.

Notice to Residents of Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1, et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs non-qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

82

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societá e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree No. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 11971”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”), pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

83

New Zealand

The securities offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

●	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money;

●	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public;

●	to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or

●	in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or reenactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

84

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by our Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

DESCRIPTION OF SECURITIES

The following description of our capital stock is based upon our certificate of incorporation, as amended, our bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, as amended, and our bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

As of May 13, 2024, our authorized capital stock consists of (i) 250,000,000 shares of common stock, par value $0.0001per share, and (ii) 20,000,000 shares of preferred stock, par value $0.0001 per share. At May 13, 2024, we had 3,818,180 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

As of May 13, 2024, there were 23 holders of record of our common stock and no holders of record of our preferred stock.

On December 13, 2022, the Company amended its Certificate of Incorporation to increase its authorized common stock to 250,000,000 and simultaneously effected a forward split of the existing common stock (on a ratio of 1:1,199.298126) resulting in 1,798,947  common shares outstanding on a post-stock split basis. The par value of the common stock was changed to $0.0001.

Units Offered Hereby

We are offering 1,060,870 units at a fixed price of $5.75 per unit (based on an assumed public offering price per unit of $5.75, which is the low-end of the price range set forth on the cover page of this prospectus). Each unit shall consist of (i) one share of our common stock, (ii) one Tradeable Warrant to purchase one share of our common stock, with an assumed exercise price of $6.6125 per share (115% of the assumed public offering price of one unit), and (iii) one Non-Tradeable Warrant to purchase one share of common stock, with an exercise price of $6.6125 per share (115% of the assumed public offering price of one unit).

Common Stock

Voting

The holders of our common stock are entitled to one vote for each share held on all matters to be voted on by the Company’s stockholders. There shall be no cumulative voting.

Dividends

The holders of shares of our common stock are entitled to dividends when and as declared by the Board from funds legally available therefor if, as and when determined by the Board of Directors of the Company in their sole discretion, subject to provisions of law, and any provision of the Company’s Certificate of Incorporation, as amended from time to time. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the common stock.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities.

Fully Paid and Non-assessable

All outstanding shares of common stock are, and the common stock to be outstanding upon completion of this offering will be, duly authorized, validly issued, fully paid and non-assessable.

Warrants Offered Hereby

Overview. The following summary of certain terms and provisions of the Warrants included in the Units offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant Agent Agreement between us and Vstock Transfer, LLC, as Warrant Agent, and the forms of Tradeable Warrant and Non-Tradeable Warrant, all of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the Warrant Agent Agreement, including the annexes thereto, and forms of Warrant. The Tradeable Warrant and the Non-Tradeable Warrant have identical terms except that (i) unlike the Non-Tradeable Warrant, the Tradeable Warrant will be Tradeable and will be listed on the Nasdaq Capital Market, and (ii) the exercise price per share of common stock is $6.6125 for the Tradeable Warrant and $6.6125 for the Non-Tradeable Warrant.

85

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder of a Warrant may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Warrant.

Exercise Limitation. A holder of a Warrant will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates and any other person or entity acting as a group) would beneficially own more than 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following delivery of such notice from the holder to us.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of (i) the Tradeable Warrants is $6.6125 per share, which is 115% of the assumed offering price of the Units and (ii) the Non-Tradeable Warrant is $6.6125 per share, which is 115% of the assumed offering price of the Units. The exercise price of both the Tradeable Warrants and Non-Tradeable Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional shares of common stock will be issued upon exercise of the Warrants. If, upon exercise of a Warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the next whole share.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We have applied for listing of our common stock and the Tradeable Warrants on The Nasdaq Capital Market under the symbols “DOCO” and “DOCOW,” respectively. No assurance can be given that our listing application will be approved.

Warrant Agent; Global Certificates. The Warrants will be issued in registered form under a Warrant Agent Agreement between the Warrant Agent and us. The Tradeable Warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. The Non-Tradeable Warrants will be evidenced by a global certificate, which shall be deposited on behalf of the Company with the Warrant Agent.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, or the acquisition of more than 50% of our outstanding common stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant.

Cashless Exercise. If at the time of exercise there is no effective registration statement registering the issuance of the shares of common stock underlying the Warrants (the “Warrant Shares”), then the holder of a Warrant may, in its sole discretion, exercise in whole or in part, and in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, elect instead to exercise the Warrant on a cashless basis. Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments or net cash settlement to the Warrant holder in lieu of delivery of the Warrant Shares. Upon a “cashless exercise,” the Warrant holder shall be entitled to receive the number of Warrant Shares equal to the quotient obtained by dividing (A-B) (X) by (A), where:

(A) = the last VWAP immediately preceding the date of exercise giving rise to the applicable “cashless exercise,” as set forth in the applicable Election to Purchase (as defined in the Warrant Agent Agreement) (to clarify, the “last VWAP” will be the last VWAP as calculated over an entire trading day such that, in the event that the Warrant is exercised at a time that the trading market is open, the prior trading day’s VWAP shall be used in this calculation);

(B) = the Exercise Price then in effect for the applicable Warrant Shares at the time of the exercise of the Warrant, as adjusted as set forth herein; and

(X) = the number of Warrant Shares that would be issuable upon exercise of the Warrant in accordance with the terms of the Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Governing Law; and Exclusive Forum. The Warrants and the Warrant Agent Agreement are governed by New York law. The warrant certificates governing the Tradeable Warrants and Non-Tradeable Warrants provide that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by the warrant certificate (whether brought against a party to the warrant certificate or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. The warrant certificates further provide that we and the Warrant holders irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute under the warrant certificate or in connection with it or with any transaction contemplated by it or discussed in it. Furthermore, we and the Warrant holders irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that we or they are not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. With respect to any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder, we note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision in the Warrant certificates expressly does not apply to suits brought to enforce any duty or liability created by the Exchange Act. We irrevocably waive any right we may have to, and agree not to request, a jury trial for the adjudication of any dispute under, in connection with, or arising out of the Warrant or any transaction contemplated by the Warrant.

86

Preferred Stock

We are authorized to issue up to 20,000,000 shares of preferred stock. This preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by stockholders. The terms of any series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. The issuance of any preferred stock could materially adversely affect the rights of the holders of our common stock, and therefore, reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party and thereby preserve control by the present management.

Exclusive Forum Provision

Section 21 of our amended and restated certificate of incorporation, as amended, and Section 7.4 of our amended and restated bylaws provide that “[u]nless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located in the county in which the principal office of the corporation in the State of Delaware is established, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange of 1934, as amended, the Securities Act of 1933, as amended, or any claim for which the federal courts have exclusive or concurrent jurisdiction.”

This choice of forum provision may limit a bondholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court could find these provisions of our certificate of incorporation and our bylaws to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Fee Shifting Provision

Section 7.4 of our amended and restated bylaws provides that “if any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action, provided that the provisions of this sentence shall not apply with respect to “internal corporate claims” as defined in Section 109(b) of the DGCL.”

Our amended and restated bylaws provide that for this section, the term “attorneys’ fees” or “attorneys’ fees and costs” means the fees and expenses of counsel to the Company and any other parties asserting a claim subject to Section 7.4 of the amended and restated bylaws, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.

We adopted the fee-shifting provision to eliminate or decrease nuisance and frivolous litigation. We intend to apply the fee-shifting provision broadly to all actions except for claims brought under the Exchange Act and Securities Act.

There is no set level of recovery required to be met by a plaintiff to avoid payment under this provision. Instead, whoever is the prevailing party is entitled to recover the reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. Any party who brings an action, and the party against whom such action is brought under Section 7.4 of our amended and restated bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses, and other parties, are subject to this provision. Additionally, any party who brings an action, and the party against whom such action is brought under Section 7.4 of our amended and restated bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses, and other parties, would be able to recover fees under this provision.

In the event you initiate or assert a claim against us, in accordance with the dispute resolution provisions contained in our amended and restated bylaws, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. Additionally, this provision in Section 7.4 of our amended and restated bylaws could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

THE FEE SHIFTING PROVISION CONTAINED IN THE AMENDED AND RESTATED BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF COMMON STOCK OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE AMENDED AND RESTATED BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation, as Amended, and Bylaws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

87

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Special Meeting of Stockholders

Our bylaws provide that special meeting of our stockholders other than a special meeting for the election of directors, may be called only by the Board of Directors.

No Classified Board of Directors

Our Board of Directors is not currently divided into classes, and each director is elected to a one-year term, and therefore all directors will be subject to reelection at each annual meeting of stockholders.

Each director’s term will continue until the election and qualification of his successor, or his earlier death, resignation or removal.

Removal of Directors

Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote, at a special meeting of the stockholders called for that purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the majority affirmative vote of the holders of all of the voting power of the issued and outstanding stock entitled to vote.

Our Transfer Agent and Warrant Agent

The transfer agent and registrar for our Common Stock and warrant agent for our Warrants is Vstock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598. and its telephone number is (212) 828-8436.

We have agreed to indemnify Vstock Transfer, LLC in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR COMMON STOCK AND WARRANTS

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock and warrants acquired in this Offering. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service, or IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our common stock and warrants, or that any such contrary position would not be sustained by a court.

88

We assume in this discussion that the shares of our common stock and warrants will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax on net investment income or the alternative minimum tax and does not deal with state or local taxes, U.S. federal gift and estate tax laws, except as specifically provided below with respect to non-U.S. holders, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular holders, such as

●	financial institutions;

●	brokers or dealers in securities or currencies, or traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	tax-exempt organizations;

●	pension plans;

●	regulated investment companies, real estate investment trusts;

●	owners that hold our common stock or warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

●	insurance companies;

●	persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);

●	entities or arrangements treated as partnerships for U.S. federal income tax purposes and other pass-through entities (and partners or other investors therein);

●	controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock or warrants being taken into account in an applicable financial statement;

●	persons deemed to sell our common stock or warrants under the constructive sale provisions of the Code; and

●	certain U.S. expatriates and certain former citizens or long-term residents of the United States.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold our common stock or warrants through partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our common stock or warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock or warrants through a partnership or other pass-through entity, as applicable.

This discussion of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our common stock and warrants.

89

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of our common stock or warrants that is, for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock or warrants that is not a U.S. Holder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Allocation of Purchase Price

For U.S. federal income tax purposes, the shares of common stock and warrants acquired in this Offering will be treated as an “investment unit” consisting of one share of common stock and a warrant to acquire   of our common stock. The purchase price for each investment unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of common stock and the warrant included in each unit. The separation of the share of common stock and the warrant included in each unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price for a unit.

Tax Considerations Applicable to U.S. Holders

Exercise and Expiration of Warrants

In general, a U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a warrant. The U.S. Holder will take a tax basis in the shares acquired on the exercise of a warrant equal to the exercise price of the warrant, increased by the U.S. Holder’s adjusted tax basis in the warrant exercised (as determined pursuant to the rules discussed above). The U.S. Holder’s holding period in the shares of our common stock acquired on exercise of the warrant will begin on the date of exercise of the warrant, and will not include any period for which the U.S. Holder held the warrant.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of warrants into our common stock. The U.S. federal income tax treatment of a cashless exercise of warrants into our common stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

The lapse or expiration of a warrant will be treated as if the U.S. Holder sold or exchanged the warrant and recognized a capital loss equal to the U.S. Holder’s tax basis in the warrant. The deductibility of capital losses is subject to limitations.

Certain Adjustments to and Distributions on Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock issued on the exercise of the warrants or an adjustment to the exercise price of the warrants may be treated as a constructive distribution to a U.S. Holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). An adjustment made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property to the holders of warrants. In certain circumstances, if we were to make a distribution in cash or other property with respect to our common stock after the issuance of the warrants, then we may make a corresponding distribution to the holders of the warrants. The taxation of a distribution received with respect to a warrant is unclear. It is possible such a distribution would be treated as a distribution (or constructive distribution), although other treatments are possible. For more information regarding the U.S. federal income tax considerations related to distributions, see the discussion below regarding “—Distributions.” U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the warrants and any distributions with respect to the warrants.

90

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of our common stock in the foreseeable future. In the event that we do make distributions on our common stock to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of our common stock as described below under the section titled “– Disposition of Our Common Stock or Warrants.” Under current law, if certain requirements are met, a preferential U.S. federal income tax rate will apply to any dividends paid to the beneficial owner of our common stock who is an individual U.S. Holder and meets certain holding period requirements.

Distributions constituting dividends for U.S. federal income tax purposes that are made to U.S. Holders that are corporate shareholders may qualify for the dividends received deduction, or DRD, which is generally available to corporate shareholders. No assurance can be given that we will have sufficient earnings and profits (as determined for U.S. federal income tax purposes) to cause any distributions to be eligible for a DRD. In addition, a DRD is available only if certain holding periods and other taxable income requirements are satisfied.

Disposition of Our Common Stock or Warrants

Upon a sale or other taxable disposition of our common stock or warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the common stock or warrants. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the common stock or warrants exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our common stock or warrants should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the common stock and warrants and to the proceeds of a sale or other disposition of common stock and warrants paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Tax Considerations Applicable to Non-U.S. Holders

Exercise and Expiration of Warrants

91

In general, a Non-U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of warrants into shares of common stock. The U.S. federal income tax treatment of a cashless exercise of warrants into our common stock is unclear. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

The expiration of a warrant will be treated as if the Non-U.S. Holder sold or exchanged the warrant and recognized a capital loss equal to the Non-U.S. Holder’s tax basis in the warrant. However, a Non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a warrant against the Non-U.S. Holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the Non-U.S. Holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to and Distributions on Warrants

As described under “—U.S. Holders –Certain Adjustments to and Distributions on Warrants,” an adjustment to the warrants could result in a constructive distribution to a Non-U.S. Holder, which would be treated as described under “—Distributions” below, and the tax treatment of distributions on the warrants is unclear. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the warrants.

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of our common stock in the foreseeable future. In the event that we do make distributions on our common stock to a Non-U.S. Holder, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as described in “—U.S. Holders – Distributions.”

Any distribution (including constructive distributions) on our common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

92

See also the sections below titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Disposition of our Common Stock or Warrants

Subject to the discussions below under the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other disposition of our common stock or warrants unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

●	the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any; or

●	our common stock constitutes a U.S. real property interest because we are, or have been at any time during the five-year period preceding such disposition (or the Non-U.S. Holder’s holding period for the common stock or warrants, if shorter), a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market and the Non-U.S. Holder held no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held our common stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of a warrant. Non-U.S. Holders are urged to consult their own tax advisors regarding the effect of holding our warrants on the calculation of such 5% threshold. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” (as defined in the Code and applicable regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax considerations that could result if we are, or become, a “U.S. real property holding corporation.”

Federal Estate Tax

Common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise. The foregoing may also apply to warrants. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal estate tax consequences of the ownership or disposition of shares of our common stock and warrants.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on our common stock or warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends (or constructive dividends) on our common stock or warrants. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E (or other applicable IRS Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading “—Dividends,” will generally be exempt from U.S. backup withholding.

93

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock or warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends (including constructive dividends) on, and gross proceeds from the sale or other disposition of, our common stock and warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is a “non-financial foreign entity,” the entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding direct and indirect U.S. owners of the entity, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally (1) applies to payments of dividends (including constructive dividends) on our common stock and warrants and (2) will apply to payments of gross proceeds from a sale or other disposition of our common stock and warrants made after December 31, 2018. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock or warrants.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock or warrants, including the consequences of any proposed changes in applicable laws.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Anthony, Linder & Cacomanolis, PLLC, 1700 Palm Beach Lakes Blvd., Suite 820, West Palm Beach, Florida 33401. Sichenzia Ross Ference Carmel LLP, New York, New York, is acting as counsel to the underwriters.

EXPERTS

Our balance sheets as of December 31, 2023 and December 31, 2022 and the related statement of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 20221 and December 31, 2021 included in this registration statement and prospectus have been audited by Sadler, Gibb & Associates, LLC, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

94

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Delaware law, our second amended and restated certificate of incorporation, and our second amended and restated bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

The registration statement on Form S-1, of which this prospectus forms a part, including exhibits, is available at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with, or furnish to, the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

95

Docola, Inc.

96

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Docola, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Docola, Inc. (“the Company”) as of December 31, 2023 and 2022, the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2022.

Draper, UT
May 13, 2024

F-1

DOCOLA INC

BALANCE SHEETS

	December 31,	December 31,
	2023	2022

ASSETS
Current assets
Cash and cash equivalents	$18,644	$16,373
Account receivable, net	46,230	56,500
Other current assets	214	6

Total current assets	65,088	72,879

Property and equipment, net	-	-

Total assets	$65,088	$72,879

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued expenses	$253,137	$61,812
Convertible notes	125,000	100,000
Fair value of derivative liability	33,333	26,666
Notes payable - related parties	382,574	97,047

Total current liabilities	794,044	285,525

Stockholders' deficit
Preferred stock, $$0.0001 par value; 20,000,000 shares
authorized, no shares issued and outstanding	-	-
Common stock ($0.0001 par value, 250,000,000 shares authorized, 3,818,180 shares issued and outstanding as of December 31, 2023 and December 31, 2022.)	382	382
Additional paid-in capital	3,412,302	3,412,302
Accumulated deficit	(4,141,640)	(3,625,330)
Total stockholders' deficit	(728,956)	(212,646)

Total liabilities and stockholders' deficit	$65,088	$72,879

See accompanying notes to consolidated financial statements

F-2

DOCOLA INC

STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2023	2022

Revenue	$60,262	$53,167
Cost of revenue	33,995	70,333

Gross profit (loss)	26,267	(17,166)

Operating expenses
Sales and marketing	3,054	10,159
General and administrative	404,820	1,241,983
Research and development	124,065	-
Total operating expenses	531,939	1,252,142

Operating loss	(505,672)	(1,269,308)

Other income (expense)
Change in fair value of SAFE	-	(229,708)
Interest expense	(3,970)	(2,422)
Loss on conversion of SAFE	-	(910,789)
Change in fair value of convertible notes	(6,668)	(26,666)
Total other income (expense)	(10,638)	(1,169,585)

Loss before benefit for income taxes	(516,310)	(2,438,893)

Provision for income taxes	-	-

Net loss	$(516,310)	$(2,438,893)

Net loss per share of common stock:
Basic	$(0.14)	$(1.21)
Fully diluted	$(0.14)	$(1.21)
Weighted average number of shares outstanding
Basic	3,818,180	2,009,183
Fully diluted	3,818,180	2,009,183

See accompanying notes to consolidated financial statements

F-3

DOCOLA INC

STATEMENT OF STOCKHOLDERS' DEFICIT

	Common Stock		Additional
	Shares	Amount	Paid-in Capital	Accumulated Deficit	Total
Balance, December 31, 2021 (Restated)	1,798,947	$180	$-	$(1,186,437)	$(1,186,257)

Stock issued for SAFE conversion	1,379,377	138	2,331,009	-	2,331,147
Stock issued for services	639,856	64	1,081,293	-	1,081,357
Net loss for the year ended December 31, 2022				(2,438,893)	(2,438,893)

Balance, December 31, 2022	3,818,180	$382	$3,412,302	$(3,625,330)	$(212,646)

Balance, December 31, 2022	3,818,180	$382	$3,412,302	$(3,625,330)	$(212,646)

Net loss for the year ended December 31, 2023				(516,310)	(516,310)

Balance, December 31, 2023	3,818,180	$382	$3,412,302	$(4,141,640)	$(728,956)

See accompanying notes to consolidated financial statements

F-4

DOCOLA INC

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2023	2022
Cash flows from operating activities
Net loss	$(516,310)	$(2,438,893)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of SAFE agreements	-	229,708
Stock issued for services	-	1,081,357
Change in fair value of derivative liability	6,667	26,666
Loss on conversion of SAFE agreements	-	910,789
Depreciation	-	1,230
Changes in operating assets and liabilities:
Accounts receivable	10,270	7,970
Prepaids and other current assets	(208)	(6)
Accounts payable and accrued expenses	191,325	46,889
Other liabilities	-	1,486
Net cash used in operating activities	(308,256)	(132,804)

Cash flows from financing activities
Proceeds from convertible notes	25,000	100,000
Proceeds from issuance of notes payable - related party	285,550	71,000
Repayments on notes payable — related party	(23)	(31,350)
Net cash provided by financing activities	310,527	139,650

Net change in cash and cash equivalents	2,271	6,846

Cash and cash equivalents at the beginning of period	16,373	9,527

Cash and cash equivalents at the end of period	$18,644	$16,373

Supplemental disclosures of cash flow information:
Cash paid for interest	$3,970	$2,422
Cash paid for taxes	$-	$-

See accompanying notes to consolidated financial statements

F-5

DOCOLA, INC.

NOTES TO FINANCIAL STATEMENTS

1.	Nature of the business

Docola, Inc. (“the Company”) was incorporated in the state of Delaware on September 5, 2013. Docola aims to be a social good organization offering a free care communication platform that seeks to consolidate thousands of free and low-cost patient education resources from the leading nonprofit, government, and commercial organizations in one online marketplace called Docola at the following websites: Https://www.doco.la and Https://www.docola.com (the “Platform”). Additionally, our Platform allows users to easily create and upload their own resources. With the use of our Platform, clinicians and patient-facing professionals can ePrescribe personalized information to an individual patient or groups of patients. Patients can review the information and ask questions in the comfort of their own homes before, between, or after in-person or virtual visits. We aim to proactively meet people’s informational needs, so they understand why it’s important, possible, and safe to participate in their own medical care. We aim to save time both for the patient and provider and improve patient satisfaction and patient outcomes.

Liquidity and Going Concern

As of December 31, 2023, the Company had $18,644 of cash and cash equivalents. To date, the Company has primarily financed its operations through executing SAFE agreements (Simple Agreement for Future Equity) and loans from its founders. The Company has experienced significant negative cash flows from operations since inception, including net losses of $516,310 and $2,438,893 for the years ended December 31, 2023, and 2022, respectively. In addition, as of December 31, 2023, the Company had an accumulated deficit of $4,141,640. The Company expects to incur substantial operating losses and negative cash flows from operations for the foreseeable future.

The Company will need to obtain additional funding beyond the period that is 12 months from the date these financial statements were available to be issued in order to maintain operations. As a result, in the absence of such funding, substantial doubt exists about the Company’s ability to operate as a going concern.

F-6

2.	Summary of Significant Accounting Policies

Basis of presentation and forward stock split.

The accompanying financial statements were prepared using generally accepted accounting principles in the United States of America (“GAAP”).

Any reference in these notes to applicable guidance is meant to refer to the authoritative accounting principles found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

In December of 2022, the Company effected a forward stock split at the ratio of 1199.298126:1 and its 1,500 shares of common stock were split into 1,798,947 shares of common stock. The financial statements presented herein, are presented as if the forward split occurred on the first day of the reporting period, or January 1, 2021.

Segment information

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s CODM is its Chief Executive Officer (“CEO”). The Company has determined that it operates as a single operating segment and has one reportable segment.

Use of estimates

The preparation of financial statements in accordance with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Significant estimates contained within these financial statements include, but are not limited to, the estimated fair value of the Company’s common stock and convertible notes payable, simple agreements for future equity, warrant liabilities, stock-based compensation, income tax valuation allowance and the accruals of research and development expenses. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates, as there are changes in facts and circumstances. Actual results may differ materially from those estimates or assumptions.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the time of initial purchase to be cash equivalents. The Company maintains its cash and cash equivalents with financial institutions, in which balances from time to time may exceed the U.S. federally insured limits. The objectives of the Company’s cash management policy are to safeguard and preserve funds to maintain liquidity sufficient to meet the Company’s cash flow requirements, and to attain a market rate of return.

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents. Cash equivalents are occasionally invested in certificates of deposit. The Company maintains each of its cash balances with high-quality and accredited financial institutions and accordingly, such funds are not exposed to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

F-7

For the years ended December 31, 2023 and 2022, one customer accounted for 85%, and 87% of revenue, respectively. At December 31, 2023 and 2022, one customer accounted for 100% of accounts receivable.

Accounts receivable

The Company’s trade accounts receivable consist of amounts due from customers. The Company reserves against trade accounts receivable for estimated losses that may arise from a customer’s inability to pay, and any amounts determined to be uncollectible are written off against the reserve when it is probable that the receivable will not be collected. As of December 31, 2023 and 2022, the Company has recorded an allowance for bad debts against the trade accounts receivable of $0 and $0, respectively.

Property and equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on the straight-line basis over the estimated useful life of the assets.

The estimated useful life of property and equipment is as follows:

Estimated Useful Life
Furniture & equipment	3 years

Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in loss from operations. Expenditures for repairs and maintenance are charged to expense as incurred.

Impairment of long-lived assets

Long-lived assets, comprised of property and equipment, are tested for recoverability whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset to its carrying value. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset over its fair value, determined based on discounted cash flows. To date, the Company has not recorded any impairment losses or disposals on long-lived assets.

Fair value measurements

Certain assets and liabilities are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

F-8

Level 1—Quoted prices in active markets that are identical assets or liabilities.

Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The Company’s Simple Agreement for Future Equity (“SAFE”) are carried at fair value and are classified as Level 3 liabilities.

Debt issuance costs

The Company records debt issuance costs as a reduction to the carrying value of the debt. The debt discounts are amortized over the term of the debt using the effective interest method and recognized as interest expense in the accompanying statement of operations. The Company did not incur any debt issuance costs for the years ended December 31, 2023 and 2022.

Simple Agreement for Future Equity

The Company accounts for SAFEs at fair value in accordance with ASC 480. The SAFEs are subject to revaluation at the end of each reporting period, with changes in fair value recognized in the accompanying statements of operations. The SAFEs were canceled on November 15, 2022.

Revenue recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts With Customers (“ASC 606”). Under ASC 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the entity expects to be entitled to in exchange for those goods or services. The Company applies ASC 606 to contracts with customers only when it is probable that the entity will collect the consideration to which it is entitled in exchange for the goods or services it transfers to the customer.

The Company assesses the services promised within each contract and determines those that are performance obligations by evaluating whether each promised service is distinct. This assessment involves subjective determinations and requires management to make judgments about the individual promised services, the intended benefit of the contract and whether each service is separately identifiable from the other aspects of the contractual relationship. If a promised service is not distinct, an entity is required to combine that service with other promised services until it identifies a bundle of services that is distinct.

The Company recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) each performance obligation is satisfied, either at a point in time or over time, and, if over time, recognition is based on the use of an output or input method.

In accordance with ASC 606-10-50-17, the Company must make judgments that significantly affect the determination of the amount and timing of revenue from contracts with customers.

•	Contracts: For contracts the company must first adjudicate whether the contracts are for periodic usage or would classify as a “development project” For contracts for periodic usage, the input is the length of time stated on the contract. The output is the continued provision of and access to the software service over time. In such a case, the Company will recognize the revenue ratably over the life of the contract.

•	For development projects, the Company must judge whether the project is for specific performance of a finite deliverable. If so, then revenue would be recognized upon delivery of the requested deliverable. The input is the specific request and the output is the produced deliverable. Once the deliverable is provided to the customer and the customer agrees it is complete, the Company would consider the performance obligation has been met and would record the revenue.

F-9

Income taxes

The Company accounts for income taxes according to the ASC 740, Income Taxes (“ASC 740”) using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or in the Company’s tax returns. Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. The Company assesses the likelihood that its deferred tax assets will be and, to the extent it believes, based upon the weight of available evidence, that it is more likely than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense. In evaluating its ability to recover its deferred tax assets, the Company considers all available positive and negative evidence, including projected future taxable income, prudent and feasible tax planning strategies and recent financial operations.

The Company accounts for uncertainty in income taxes recognized in the financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. To the extent the Company determines that such tax provisions will not be sustained, the provision for income taxes would include the effects of any resulting income tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.

Net loss per share

Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding for the period. Diluted net loss is computed by adjusting net loss to reallocate undistributed earnings based on the potential impact of dilutive securities. Diluted net loss per share is computed by dividing the diluted net loss by the weighted average number of common shares outstanding for the period, including potential dilutive common stock. For purpose of this calculation, outstanding options, unvested restricted stock and convertible preferred stock are considered potential dilutive common stock and are excluded from the computation of net loss per share as their effect is anti-dilutive.

Recent Accounting Pronouncements

Accounting Standards Update No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments The update adds a new impairment model, known as the current expected credit loss ("CECL") model, that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes an allowance for its estimate of expected credit losses at the initial recognition of an in-scope financial instrument. The CECL model does not have a minimum threshold for recognition of impairment losses and entities will need to measure expected credit losses on assets that have a low risk of loss. Since the Company is a smaller reporting company, as defined by the U.S. Securities and Exchange Commission (the "SEC"), the new guidance became effective on January 1, 2023. The Company adopted ASU 2016-13 effective January 1, 2023, but the adoption of ASU 2016-13 did not have a material impact on the Company's consolidated financial statements.

Accounting Standards Update No. 2023-07 —Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures The update is intended to improve reportable segment disclosure requirements through enhanced disclosures about significant segment expenses. The amendments require disclosure of significant segment expenses regularly provided to the chief operating decision maker (CODM) as well as other segment items, extend certain annual disclosures to interim periods, clarify the applicability to single reportable segment entities, permit more than one measure of profit or loss to be reported under certain conditions, and require disclosure of the title and position of the CODM. We expect to adopt the new disclosures as required for the year ended December 31, 2024. We are currently evaluating the impact on the related disclosures.

Accounting Standards Update No. 2023-09 —Income Taxes (Topic 740): Improvements to Income Tax Disclosures The update requires the annual financial statements to include consistent categories and greater disaggregation of information in the rate reconciliation, and income taxes paid disaggregated by jurisdiction. ASU 2023-09 is effective for the Company’s annual reporting periods beginning after December 15, 2024, with early adoption permitted, and should be applied on a prospective basis, with a retrospective option. We are currently evaluating the effect that adoption of ASU 2023-09 will have on our disclosures.

The Company has evaluated all other recent accounting pronouncements and determined that the adoption of other pronouncements applicable to the Company has not had, nor is expected to have, a material impact on the Company's financial position, results of operations, or cash flows.

F-10

3.	Fair Value Measurements

The following tables present information about the Company’s financial instruments measured at fair value on a recurring basis and indicate the level of the fair value hierarchy used to determine such fair values:

December 31, 2022	Level 1	Level 2	Level 3	Total
SAFEs	$—	$—	$—	$—
Derivative liability	—	—	26,666	26,666
	$—	$—	$26,666	$26,666
December 31, 2023	Level 1	Level 2	Level 3	Total
SAFEs	$—	$—	$—	$—
Derivative liability	—	—	33,333	33,333
	$—	$—	$33,333	$33,333

The value for the SAFE liability balances are based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy.

As of December 31, 2022and November 15, 2022 (date of SAFE cancellation) the SAFEs were fair valued by first determining an enterprise value using a discounted cash flow model and a Monte Carlo simulation to derive a price per share of the company’s outstanding common stock. Once the price per common share was determined, the price was applied to the shares eligible to be converted in exchange for the SAFEs to determine the fair value of the SAFEs themselves.

The convertible notes were fair valued using expected value theory.

During the years ended December 31, 2023 and 2022, there were no transfers between Level 1, Level 2 and Level 3.

Simple agreement for future equity—SAFE

During the years ended December 31, 2021 and 2020, the Company executed SAFE arrangements. The fair value of the SAFEs on the date of issuance was determined to equal the proceeds received by the Company.

F-11

The following table sets forth a summary of the activities of the SAFE arrangements which represents a recurring measurement of the derivative liability that is classified within Level 3 of the fair value hierarchy wherein fair value is estimated using significant unobservable inputs:

Amount
Balance at December 31, 2021 (AS RESTATED)	$1,190,650
Change in fair value	439,025
Extinguishment of SAFEs on November 15, 2022	(1,420,358)
Balance at December 31, 2022	$0

The following table sets forth a summary of the activities of the convertible note arrangements which represents a recurring measurement of the derivative liability that is classified within Level 3 of the fair value hierarchy wherein fair value is estimated using significant unobservable inputs:

Amount
Balance at December 31, 2022	$26,666

Change in fair value of derivative liability	6,667
Balance at December 31, 2022	$33,333

4.	Property and Equipment

Property and equipment, net consisted of the following:

	December 31,
	2023	2022
Furniture and equipment	$4,687	$4,687
Less: accumulated depreciation	(4,687)	(4,687)
Property and equipment, net	$-	$-

Depreciation expense for the years ended December 31, 2023 and 2022 was $0 and $1,230, respectively.

5.	Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following:

	December 31,
	2023	2022
Credit card payable	$56,148	$14,924
Deferred revenue	2,917	-
	$59,065	$14,924

6.	Notes Payable with Related Parties

The principals of the Company have loaned the Company funds from time-to-time. The loans have no specific repayment terms and carried a balance due of $282,574 and $97,047 as of December 31, 2023 and 2022, respectively.

On October 7, 2023, the Company issued a promissory note in the principal amount of $100,000 to Tomer Yazamot, LLC, a company solely owned and controlled by Tomer Kabakov, our Chief Operating Officer, in exchange for $100,000. The promissory note bears 8% interest per year and matures on January 6, 2024.

7.	Simple Agreement for Future Equity—SAFEs

From 2014 through 2019, the Company executed 15 SAFE Agreements for proceeds of $1,158,000. During the years ended December 31, 2021 the Company executed incremental SAFE Agreements for cash proceeds totaling $246,500, and services totaling $75,125 ($321,625 total), The SAFEs are not mandatorily redeemable, nor do they require the Company to repurchase a fixed number of shares. The Company determined that the SAFEs contain a liquidity event provision that embodies an obligation indexed to the fair value of the Company’s equity shares and could require the Company to settle the SAFE obligation by transferring assets or cash. For this reason, the Company records the SAFEs as a liability under ASC 480 and re-measures the fair value at the end of each reporting period, with changes in fair value reported in earnings. Upon conversion into common shares, the preferred shares are classified as temporary equity.

F-12

In 2022, the Company canceled all SAFEs and converted the SAFEs for 1,379,377 common shares of stock valued at $1.69 per share, using a discounted cash flow model, and recorded a loss on conversion of SAFE agreements of $910,789.

8.	Common Stock

The Company has authorized 250,000,000 shares of common stock with par value of $0.0001. As of December 31, 2023 and 2022 the Company had 3,818,180 and 3,818,180 shares of common stock issued and outstanding, respectively. In 2022, 1,379,377 shares were issued in the SAFE cancellation and 639,856 shares issued for services. The stock was valued at $1.69/share using a discounted cash flow model and corresponding Monte Carlo simulation.

The holders of the Company’s common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.

9.	Income Taxes

The Company is subject to U.S. federal income tax as well as income tax in Florida for financial reporting purposes. Loss before income taxes includes the following components:

Years Ended December 31,
	2023	2022
United States	$-	$-
Florida	-
Total	$-	$-

The income tax expense from continuing operations for the years ended December 31, 2023 and 2022 are as follows (in thousands):

Years Ended December 31,
	2023	2022
Current and deferred tax expense
United States	$—	$—
Florida	—	—

Total income tax expense	$—	$—

A reconciliation of income taxes computed using the statutory federal tax rate to that reflected in the statements of operations is as follows:

	Years Ended December 31,
	2023	2022
U.S. federal statutory income tax rate	21.0%	21.0%
State and local taxes, net of federal benefit	4.458%	4.458%
Change in valuation allowance	(25.458%)	(25.458%)
Effective income tax rate	0.0%	0.0%

F-13

The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets were as follows:

	December 31,
	2023	2022

Deferred tax assets and (liabilities):
Net operating loss carryforwards	$283,280	$532,847
Other temporary differences	-	-)
Gross deferred tax assets	283,280	532,847
Valuation allowance	(283,280)	(532,847)
Net deferred tax assets	$—	$—

The Company has federal net operating loss carryforwards of approximately $1,348,951 and $2,172,951 as of December 31, 2023 and 2022, respectively, which were generated from tax years beginning after January 1, 2018, and thus have no expiration date and can be carried forward indefinitely.

In assessing the realizability of the net deferred tax assets, the Company considers all relevant positive and negative evidence in determining whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The realization of the gross deferred tax assets is dependent on several factors, including the generation of sufficient taxable income prior to the expiration of the net operating loss carryforwards. Management has recorded a full valuation allowance against the net deferred tax assets as of December 31, 2023 and 2022.

Utilization of the NOL carry forwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code Sections 382 and 383 (the “Code”), as amended, and similar state provisions. The Company has not completed a study to assess whether an ownership change has occurred or whether there have been multiple ownership changes since the Company’s formation due to the complexity and cost associated with such a study, and the fact that there may be additional ownership changes in the future. If the Company experienced an ownership change at any time since its formation, utilization of the NOL or tax credit carry forwards to offset future taxable income and taxes, respectively, would be subject to annual limitation under the Code. The annual limitation may result in the expiration of the NOL and credits before utilization. If impaired, the NOL and credit carry forwards would be removed from the deferred tax asset schedule with a corresponding reduction in the valuation allowance.

On March 27, 2020, the President of the United States signed into law the CARES Act, which, along with earlier issued IRS guidance, contains numerous provisions that may benefit the Company, including the deferral of certain taxes. There is no material impact to the Company. The Company will continue to assess the effect of the CARES Act and ongoing government guidance related to COVID-19 as it is issued.

The Consolidated Appropriations Act, 2021, which was enacted on December 27, 2020, has expanded, extended, and clarified selected CARES Act provisions, specifically on Paycheck Protection Program loan and ththe Employee Retention Tax Credit, 100% deductibility of business meals as well as other tax extenders. The Consolidated Appropriations Act did not have a material impact on the Company’s tax provision for the years ended December 31, 2023 and December 31, 2022.

Generally, the statute of limitations for examination of the Company’s U.S. federal and foreign income tax filings are open for the years ended December 31, 2020 and future periods.

F-14

10.	Commitments and Contingencies

Contractual Obligations

Lease agreements

The Company has multiple operating lease agreements for office space that extend through March 2022. On January 1, 2019, the Company adopted a new accounting standard issued by the Financial Accounting Standards Board (“FASB”) on accounting for leases using the modified retrospective method. This new accounting standard requires a lessee to recognize an asset and liability for most leases on its balance sheet. The Company elected the optional transition method that allowed for a cumulative-effect adjustment to the opening balance of retained earnings recorded on January 1, 2019 and did not restate previously reported results in the comparative periods. The Company also elected the package of practical expedients, which among other things, allowed it to carry forward its historical lease classification. The new standard provides a number of optional practical expedients in transition. We elected the ‘package of practical expedients', which permits us not to reassess under the new standard our prior conclusions about lease identification, lease classification and initial direct costs. We elected all of the new standard's available transition practical expedients that are applicable. The new standard also provides practical expedients for an entity's ongoing accounting. We elected the short-term lease recognition exemption for all leases that qualify. This means, for those leases that qualify, we will not recognize ROU assets or lease liabilities, and this includes not recognizing ROU assets or lease liabilities for existing short-term leases of those assets in transition. As all of the Company’s leases were for less than 12 months, adoption of the lease standard did not have a material impact on the Company’s financial statements or results of operations.

Rent expense for the years ended December 31, 2023 and 2022 was $8,857 and $8,754, respectively.

Minimum annual rent payments under this lease for the remaining term, excluding operating expenses and taxes which are not fixed for future periods as of December 31, 2023, are as follows:

Year Ended December 31,	Amount
2023	$-
2024 and thereafter	-
$-

Indemnification agreements

In the ordinary course of business, the Company may provide indemnification of varying scope and terms to employees, consultants, vendors, lessors, business partners and other parties with respect to certain matters including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. In addition, the Company has entered into indemnification agreements with members of its board of directors and executive officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is, in many cases, unlimited. To date, the Company has not incurred any material costs as a result of such indemnifications. The Company is not aware of any indemnification arrangements that could have a material effect on its financial position, results of operations or cash flows, and it has not accrued any liabilities related to such obligations in its financial statements as of December 31, 2023 or 2022.

F-15

Legal proceedings

From time to time, the Company may become involved in legal proceedings arising in the ordinary course of business. As of December 31, 2023 and 2022, the Company was not a party to any material legal matters or claims.

11.	Subsequent events

On February 23, 2024 the Company issued one convertible note for $175,000 to one investor. The note is automatically convertible into shares of our common stock at a conversion price at a 25% discount to the IPO price and have a maturity date one year from the date of issuance.

F-16

1,060,870 Units

Each Unit Consisting of

One Share of Common Stock,

One Tradeable Warrant to Purchase One Share of Common Stock, and

One Non-Tradeable Warrant to Purchase One Share of Common Stock

and the 2,121,740 Shares of Common Stock underlying such Warrants

Docola, Inc.

PROSPECTUS

Book-Running Manager

WallachBeth Capital LLC

__________, 2024

Through and including, __________, 2024 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts, in connection with our public offering. All amounts shown are estimates except for the SEC registration fee, the Nasdaq Capital Market listing fee and the FINRA filing fee:

Type	Amount
SEC Registration Fee	$4,099
FINRA Filing Fee	4,665
Nasdaq Capital Market Listing Fee	50,000
Legal Fees and Expenses	100,000
Accounting Fees and Expenses	35,000
Underwriter’s Accountable Expenses	145,000
Non-Accountable Expenses	91,500
Transfer agent and registrar’s fees and expenses	2,500
Printing and engraving expenses	5,000
Miscellaneous expense	2,500
Total Expenses	$440,264

Item 14.	Indemnification of Directors and Officers.

Our second amended and restated certificate of incorporation provides that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

Our second amended and restated bylaws provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, wherever brought, whether civil, criminal, administrative, or investigative (including an action by or in the right of the Company), by reason of such person’s being or having been a Director, officer, member of a committee, employee, or agent of the Company, or by reason of such person’s serving or having served at the request of the Company as a Director, officer, member of a committee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding to the fullest extent allowable pursuant to and in accordance with the provisions of the Delaware General Corporation Law, as amended from time to time; provided, however, that in the event said Law shall be amended to increase or expand the permitted indemnification of persons provided for therein, the Company shall be deemed to have adopted such amendment as of its effective date and, provided further, that such indemnification shall be limited by other applicable law.

The effect of this provision of our second and amended certificate of incorporation is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our second amended and restated bylaws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-1

Item 15.	Recent Sales of Unregistered Securities.

In June of 2023, we completed a convertible note offering, in which we sold $125,000 of unsecured convertible notes (the “Notes”) to 3 investors, in exchange for proceeds of $125,000. The Notes are automatically convertible into shares of our common stock at a conversion price at a 25% discount to the IPO price and have a maturity date one year from the date of issuance.

From November 2014 through July 2021, the Company issued 22 Simple Agreement for Future Equity (“SAFE”) to 15 investors for a total aggregate amount of $1,629,625. The SAFE granted each investor rights to receive certain preferred shares of the Company upon the consummation by the Company of an equity financing. On November 20, 2022, the Company cancelled its previously issued SAFES in exchange for 1,379,377 shares and as a result the SAFES are no longer outstanding.

In December of 2022 the Company issued, per its pre-existing contractual arrangement, 150,663 shares to a New York City-based start-up accelerator.

On December 14, 2022, the Company issued 464,008 shares of common stock to professionals for services rendered.

On December 23, 2022, the Company issued 25,185 shares of common stock to a professional for services rendered.

Other than the issuances made pursuant to the cancellation of the SAFES, which were made pursuant to the exemption from registration provided in Section 3(a)(9) of the Securities Act, the remainder of the above issuances/sales were made pursuant to an exemption from registration as set forth in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits. The list of exhibits preceding the signature page of this registration statement is incorporated herein by reference.
(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act “may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)	Rule 415 Offering. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(i)	The undersigned Registrant hereby undertakes that it will:

a.	for determining any liability under the Securities Act of 1933, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the Commission declared it effective.

b.	for determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-2

EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Form of Underwriting Agreement**

3.1	Second Amended and Restated Certificate of Incorporation dated October 9, 2023**

3.2	Second Amended and Restated Bylaws**

4.1	Form of Tradeable Warrant**

4.2	Form of Non-Tradeable Warrant**

4.3	Form of Warrant Agent Agreement by and between the Company and Vstock Transfer, LLC**

4.4	Form of Representative’s Warrant (Exhibit E to the Form of Underwriting Agreement attached as Exhibit 1.1)**

5.1	Opinion of Anthony, Linder & Cacomanolis, PLLC**

10.1	The Docola, Inc. 2022 Equity Incentive Plan **†

10.2	License Agreement with Visual Health Solutions, Inc. dated September 1, 2019.**

10.3	License Agreement with Merck & Co. dated September 30, 2020.**

10.4	License Agreement with the Regents of the University of California acting on behalf of the University of California San Francisco and through the Office of Technology Management & Advancement dated August 16, 2021.**

10.5	Memorandum of Understanding with Patients for Patient Safety US dated July 17, 2023.**

10.6	Master Services Agreement with AbbVie Corporation dated December 9, 2021.**#

10.7	Amendment dated March 4, 2022, to Master Services Agreement with AbbVie Corporation dated December 9, 2021.**

10.8	Collaborative Agreement with Sano Genetics Limited dated August 2, 2022.**

10.9	Master Services Agreement dated January 1, 2020 with Geri Lynn Baumblatt.**†

10.10	Form of Executive Employment Agreement between the Company and Eran Kabakov.** †

10.11	Form of Executive Employment Agreement between the Company and Tomer Kabakov.** †

10.12	Form of Executive Employment Agreement between the Company and Itay Tsabari.** †

23.1	Consent of Sadler, Gibb & Associates, LLC.*

23.2	Consent of Anthony, Linder & Cacomanolis, PLLC (included on Exhibit 5.1) **

24.1	Power of Attorney (included on the signature page of the Form S-1)**

99.1	Consent of Independent Director Nominee Virginia Smith**

99.2	Consent of Independent Director Nominee Jean Anne Booth**

99.3	Consent of Independent Director Nominee Prasad Tare **

107	Filing Fee Table **

*	Filed herewith
**	Previously filed
†	Includes management contracts and compensation plans and arrangements
#	Certain confidential portions (indicated by brackets and asterisks) of this exhibit have been omitted from this exhibit

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Largo, Florida, on May 13, 2024.

DOCOLA, INC.

By:	/s/ Eran Kabakov
Eran Kabakov
Chief Executive Officer and President (Principal executive officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on May 13, 2024.

Name	Position	Date

/s/ Eran Kabakov	Chief Executive Officer, President and	May 13, 2024.
Eran Kabakov	Director (Principal Executive Officer)

*	Chief Financial Officer	May 13, 2024.
Itay Tsabari	(Principal Financial and Accounting Officer)

*	Chief Operating Officer and Director	May 13, 2024.
Tomer Kabakov

By:	/s/ Eran Kabakov
Eran Kabakov
Attorney-in-fact*

II-4